Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

890 5th Avenue Partners, inc.,

BOLT MERGER SUB I, INC.,

BOLT MERGER SUB II, INC.,

and

buzzfeed, inc.,

DATED AS OF june 24, 2021

ii

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of June 24, 2021, by and among 890 5th Avenue Partners, Inc., a Delaware corporation (“Parent”), Bolt Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), Bolt Merger Sub II, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub II”), and BuzzFeed, Inc., a Delaware corporation (the “Company”). Each of the Company, Parent, Merger Sub I and Merger Sub II shall individually be referred to herein as a “Party” and, collectively, the “Parties”. The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, Parent is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and other applicable Legal Requirements (collectively, as applicable based on context, the “Applicable Legal Requirements”), the Parties intend to enter into a business combination transaction whereby Merger Sub I will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the Company, in its capacity as the surviving company of the Merger, is referred to as the “Surviving Entity”), in exchange for the Company’s stockholders receiving the Closing Number of Securities as provided in this Agreement.

WHEREAS, as promptly as practicable following the Closing, the Surviving Entity will merge with and into Merger Sub II (the “Second Merger”, and, together with the Merger, the “Two-Step Merger”), with Merger Sub II being the surviving company of the Second Merger (Merger Sub II, in its capacity as the surviving company of the Second Merger, is referred to as the “Surviving Company”).

WHEREAS, the parties intend that, for U.S. federal income tax purposes, the Two-Step Merger shall be treated as a single integrated transaction and together shall constitute a single “reorganization” within the meaning of Section 368(a) of the Code to which Parent and the Company are parties under Section 368(b) of the Code and any comparable provision of state or local tax Applicable Legal Requirements (the “Intended Tax Treatment”).

WHEREAS, in order to implement the Intended Tax Treatment, the parties are hereby adopting this Agreement as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a).

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the stockholders of the Company to enter into this Agreement providing for the Merger; (b) approved and declared advisable this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of this Agreement; (c) resolved to recommend that this Agreement be adopted by the stockholders of the Company and (d) directed that this Agreement be submitted to the stockholders of the Company for adoption.

WHEREAS, it is expected that, promptly following the execution and delivery of this Agreement, the Company, Parent and the Key Company Stockholders (as defined herein), will enter into the Stockholder Support Agreement substantially in the form attached hereto as Exhibit A (the “Stockholder Support Agreement”), providing that, among other things, the Key Company Stockholders will vote, or execute a consent in respect of, their shares of Company Common Stock and Company Preferred Stock in favor of the adoption this Agreement, the Merger and the other transactions contemplated by this Agreement.

WHEREAS, in connection with the consummation of the Merger Parent, the Company, certain of the Key Company Stockholders and certain other Company Stockholders (as determined by the Company) shall enter into an Amended and Restated Investor Rights’ Agreement (the “A&R IRA”), pursuant to which such Company Stockholder party thereto agrees, among other things, to certain restrictions on its ability to sell or otherwise dispose any of the shares of Parent Class A Stock, Parent Class B Stock and Parent Class C Stock such Company Stockholder may receive pursuant to the Merger.

WHEREAS, the board of directors of Parent has, unanimously with respect to the disinterested members of the board of directors of Parent (with the interested members having recused themselves): (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Merger; (b) determined that the fair market value of the Company (including, for the avoidance of doubt, after giving effect to the C Acquisition) is equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (c) approved this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of this Agreement; (d) adopted a resolution recommending that the Parent Stockholder Matters (as defined herein) be approved by the stockholders of Parent (the “Parent Recommendation”) and (e) directed that the Parent Stockholder Matters be submitted to the stockholders of the Company for approval.

WHEREAS, prior to the Closing, Parent shall: (a) subject to obtaining the Parent Stockholder Approval, adopt the Second Amended and Restated Certificate of Incorporation of Parent (as such form may be modified in accordance with Section 6.1(a)(iii), the “Parent A&R Charter”) in the form attached hereto as Exhibit B; (b) amend and restate the existing amended and restated bylaws of Parent (as such form may be modified in accordance with Section 6.1(a)(iii), the “Parent A&R Bylaws”) in the form attached hereto as Exhibit C, (c) subject to obtaining the Parent Stockholder Approval, adopt an equity incentive plan substantially in the form attached hereto as Exhibit D (as such form may be modified in accordance with Section 6.17) (the “2021 EIP”) and (d) subject to obtaining the Parent Stockholder Approval, adopt an employee stock purchase plan substantially in the form attached hereto as Exhibit E (as such form may be modified in accordance with Section 6.17) (the “ESPP”).

WHEREAS, on or about the date hereof, Parent has obtained commitments from the Convertible Financing Investors for convertible note financing pursuant to certain Convertible Financing Agreements, with such Convertible Financing to be consummated immediately prior to the consummation of the Merger.

WHEREAS, in connection with the consummation of the Merger, the Key Company Stockholders, Parent, Sponsor and the other existing parties thereto will enter into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) substantially in the form attached hereto as Exhibit F.

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor has executed and delivered to the Company the Sponsor Support Agreement (as defined below) pursuant to which the Sponsor has agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
THE CLOSING TRANSACTIONS

Section 1.1      Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the Transactions (the “Closing”), other than the filing of the Certificate of Merger (as defined below), shall take place by electronic exchange of documents and signatures at a time and date to be specified in writing by the Parties, which shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the Parties agree in writing (the date on which the Closing occurs, the “Closing Date”). The Parties agree that the Closing signatures may be transmitted by email pdf files.

Section 1.2      Financing Certificates.

(a)            Parent Financing Certificate. Not more than three Business Days prior to the Closing, Parent shall deliver to the Company written notice (the “Parent Financing Certificate”) setting forth: (a) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions; (b) the amount of Parent Cash and Parent Transaction Costs as of the Closing; (c) the aggregate amount of the convertible note financing committed to Parent by the Convertible Financing Agreements and (d) the number of shares of Parent Class A Stock (after giving effect to the automatic conversion on the closing of the initial Business Combination (as defined in the Parent Charter) of Parent Class F Stock to Parent Class A Stock under the Parent Charter) to be outstanding as of the Closing after giving effect to the Parent Stockholder Redemptions.

(b)            Company Financing Certificate. Not more than three Business Days prior to the Closing, the Company shall deliver to Parent written notice setting forth the amount of Company Transaction Costs and the payees as of the Closing, and the schedule referred to in Section 1.3(b)(v).

Section 1.3      Closing Documents.

(a)            At the Closing, Parent, Merger Sub I or Merger Sub II, as applicable, shall deliver to the Company:

(i)            a certified copy of the Parent A&R Charter and the Parent A&R Bylaws;

(ii)            a copy of the A&R Registration Rights Agreement, duly executed by Parent, Sponsor and the other existing parties thereto;

(iii)            copies of resolutions and actions taken by Parent’s, Merger Sub I’s and Merger Sub II’s board of directors and stockholders in connection with the approval of this Agreement and the Transactions;

(iv)            written resignations in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing executed by the officers and directors of Merger Sub I, the officers and directors of Merger Sub II and the officers and directors of Parent who will not retain such positions upon the Closing, as mutually agreed by Parent and the Company;

(v)            the Indemnification Agreements, duly executed by Parent;

(vi)            a copy of a signed writing in a form reasonably satisfactory to the Company evidencing Parent’s irrevocable election to voluntarily convert all shares of Parent Class B Stock held by Parent into Parent Class A Stock effective as of no later than immediately prior to the Effective Time; and

(vii)            all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 7.2.

(b)            At the Closing, the Company shall deliver to Parent:

(i)            a copy of the Certificate of Merger, duly executed by the Company;

(ii)            a copy of the A&R Registration Rights Agreement, duly executed by the Key Company Stockholders;

(iii)            a copy of the Sponsor Support Agreement, duly executed by the Company;

(iv)            copies of resolutions and actions taken by the Company’s board of directors and the Company Stockholders in connection with the approval of this Agreement and the Transactions;

(v)            a schedule reflecting: (A) the calculation of the Closing Number of Securities (including the portions of the Closing Number of Securities that are Parent Class A Stock, Parent Class B Stock and Parent Class C Stock), in each case, based upon the amounts contained in the Parent Financing Certificate; (B) the calculation, as of the Closing, of the Closing Merger Consideration, the Aggregate Adjusted Company Share Amount (and the components thereof), the Series F/G Per Share Amount and the Remaining Per Share Amount; (C) the portion of the Closing Number of Securities issuable to each Company Stockholder at Closing pursuant to Section 2.7(a) (including for each Company Stockholder the number of shares of Parent Class A Stock, the number of shares of Parent Class B Stock and the number of shares of Parent Class C Stock); (D) the number of Parent Options, Parent Restricted Stock Awards and Parent RSUs issuable to each holder of Company Options, Company Restricted Stock Awards and Company RSUs, respectively, at Closing pursuant to Section 2.13 (including, for each Company Option, Company Restricted Stock Award and Company RSU, the number of shares of Parent Class A Stock, the number of shares of Parent Class B Stock and the number of shares of Parent Class C Stock); and (E) the aggregate amount and portions of the Closing Cash Consideration and the Stock Consideration (each as defined in the C Acquisition Purchase Agreement) to be paid and issued, respectively, pursuant to Section 1.4(d) and Section 1.4(e);

(vi)            a copy of the Voting Agreement duly executed by the Chief Executive Officer of the Company as of the date hereof and each of his Permitted Transferees (as defined in the Company Charter) that holds any shares of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time, or that will hold any shares of Parent Class A Stock, Parent Class B Stock and Parent Class C Stock as of immediately following the Closing (collectively with the Chief Executive Officer of the Company as of the date hereof, the “Voting Agreement Parties”); and

(vii)            all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 7.3.

Section 1.4      Closing Transactions. At the Closing and on the Closing Date, the Parties shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

(a)            Parent shall make any payments in the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions.

(b)            Parent shall pay, or cause to be paid, all Parent Transaction Costs to the applicable payees, to the extent not paid prior to the Closing.

(c)            Company shall pay, or cause to be paid, all Company Transaction Costs to the applicable payees, to the extent not paid prior to the Closing.

(d)            Parent shall pay, or cause to be paid, the Closing Cash Consideration (as defined in the C Acquisition Purchase Agreement) to Verizon and Hearst, in accordance with the terms of the C Acquisition Purchase Agreement.

(e)            Parent shall issue, or cause to be issued, the Stock Consideration (as defined in the C Acquisition Purchase Agreement) to Verizon and Hearst on a pro rata basis in accordance with their respective Membership Interests (as defined in the C Acquisition Purchase Agreement) in accordance with the terms of the C Acquisition Purchase Agreement, which Stock Consideration shall, for the avoidance of doubt, consist of the number of shares of Parent Class A Stock set forth in the C Acquisition Purchase Agreement.

(f)            Parent shall issue instructions to the Exchange Agent regarding the distribution of the Closing Number of Securities in accordance with the terms of this Agreement.

(g)            A certificate of merger with respect to the Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) and filed with the Secretary of State of the State of Delaware.

Article II
THE MERGER

Section 2.1      Effective Time. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Parent, the Company and Merger Sub I shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL.

Section 2.2      The Mergers.

(a)            First Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, with the Merger becoming effective upon the effectiveness of the filing of the Certificate of Merger or at such later time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger (the “Effective Time”). At the Merger Effective Time, Merger Sub I shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub I shall cease and the Company shall continue as the Surviving Entity (and references herein to the Company for periods after the Effective Time shall include the Surviving Entity).

(b)            Second Merger. Promptly following the Closing, Parent shall or shall cause the Second Merger to be consummated in accordance with the terms of this Agreement by filing the certificate of merger between Merger Sub II and the Surviving Entity (the “Second Certificate of Merger”) with the Secretary of State of the State of Delaware, with the Second Merger becoming effective upon the effectiveness of the filing of the Second Certificate of Merger or at such later time as may be agreed by Parent and the Company in writing and specified in the Second Certificate of Merger (the “Second Merger Effective Time”). At the Second Merger Effective Time, the Surviving Entity shall be merged with and into Merger Sub II. As a result of the Second Merger, the separate corporate existence of the Surviving Entity shall cease and Merger Sub II shall continue as the Surviving Company (and references herein to the Company for periods after the Second Merger Effective Time shall include the Surviving Company).

Section 2.3      Effect of the Mergers.

(a)            First Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub I shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub I shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

(b)            Second Merger. At the Second Merger Effective Time, the effect of the Second Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of Merger Sub II and the Surviving Entity shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Merger Sub II and the Surviving Entity shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

Section 2.4      Governing Documents. Subject to Section 6.12, at the Effective Time by virtue of the Merger, the certificate of incorporation and bylaws of Company, as in effect immediately prior to the Effective Time, shall continue to be the certificate of incorporation and bylaws of the Surviving Entity, until thereafter supplemented or amended in accordance with their respective terms and as provided by the DGCL. At the Second Merger Effective Time by virtue of the Second Merger, the certificate of incorporation and bylaws of Merger Sub II, as in effect immediately prior to the Second Merger Effective Time, shall continue to be the certificate of incorporation and bylaws of the Surviving Company, until thereafter supplemented or amended in accordance with their respective terms and as provided by the DGCL.

Section 2.5      Directors and Officers of the Surviving Entity. Immediately after the Effective Time, the board of directors and executive officers of the Surviving Entity shall be the board of directors and executive officers of the Company as of immediately prior to the Effective Time. Immediately after the Second Merger Effective Time, the board of directors and executive officers of the Surviving Company shall be the board of directors and executive officers of the Surviving Entity as of immediately prior to the Second Merger Effective Time.

Section 2.6      Merger Consideration.

(a)            Upon the terms and subject to the conditions of this Agreement, the aggregate consideration to be paid to the Company Stockholders shall be the Closing Merger Consideration.

(b)            The Closing Merger Consideration shall be issued in the form of the Closing Number of Securities.

Section 2.7      Effect of the Merger on the Company Common Stock and Company Preferred Stock; Effect of Second Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub I, Merger Sub II, the Company, the Company Stockholders or the holders of any of the securities of Parent, the following shall occur:

(a)            Each share of Company Common Stock and Company Preferred Stock (other than Company Restricted Stock Awards, Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive a portion of the Closing Merger Consideration as follows:

(i)            each share of Series F Preferred Stock and Series G Preferred Stock (other than Excluded Shares and Dissenting Shares) shall be converted into a number of shares of Parent Class A Stock equal to the Series F/G Per Share Amount;

(ii)            each share of Class A Common Stock and Company Preferred Stock (other than Series F Preferred Stock, Series G Preferred Stock, Company Restricted Stock Awards, Excluded Shares and Dissenting Shares) shall be converted into the right to receive a number of shares of Parent Class A Stock equal to the quotient of: (A) the Remaining Per Share Amount, divided by (B) the Parent Stock Price;

(iii)            each share of Class B Common Stock (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive a number of shares of Parent Class B Stock equal to the quotient of: (A) the Remaining Per Share Amount, divided by (B) the Parent Stock Price; and

(iv)            each share of Class C Common Stock (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive a number of shares of Parent Class C Stock equal to the quotient of: (A) the Remaining Per Share Amount, divided by (B) the Parent Stock Price;

in each case, without interest, upon surrender of stock certificates representing all of such Company Stockholder’s Company Common Stock and Company Preferred Stock (each, a “Certificate”) and delivery of the other documents required pursuant to Section 2.8. As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or Surviving Entity, and each Certificate relating to the ownership of shares of Company Common Stock and Company Preferred Stock (other than Excluded Shares) shall thereafter represent only the right to receive the applicable portion of the Closing Merger Consideration.

(b)            Notwithstanding anything in this Agreement to the contrary, no fraction of a share of Parent Class A Stock, Parent Class B Stock or Parent Class C Stock will be issued by virtue of the Merger. Any fractional shares that would otherwise be issued will be aggregated on a holder-by-holder basis and then rounded down to the nearest whole share of Parent Class A Stock, Parent Class B Stock or Parent Class C Stock, respectively, and the value of any such fractional shares will be paid in cash to the applicable holder on the basis of the Remaining Per Share Amount or Series F/G Per Share Amount, as applicable.

(c)            At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub I, the Company, or any holder thereof, each issued and outstanding share of common stock of Merger Sub I immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Entity, which shall constitute the only outstanding shares of capital stock of the Surviving Entity. From and after the Effective Time, all certificates representing the common stock of Merger Sub I shall be deemed for all purposes to represent the number of shares of Common Stock of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.

(d)            At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub I, the Company, or any holder thereof each share of Company Common Stock and Company Preferred Stock held in the Company’s treasury or owned by Parent, Merger Sub I or the Company immediately prior to the Effective Time (each an “Excluded Share”), shall be cancelled and no consideration shall be paid or payable with respect thereto.

(e)            At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of Parent, the Surviving Entity, the Company, or any holder thereof, each issued and outstanding share of Common Stock of the Surviving Entity immediately prior to the Second Merger Effective Time shall be converted into common shares of the Surviving Company, which shall constitute the only outstanding capital stock of the Surviving Company. From and after the Second Merger Effective Time, all certificates representing the Common Stock of the Surviving Entity shall be deemed for all purposes to represent common shares the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

(f)            At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of Parent, the Surviving Entity, the Company, or any holder thereof each share of Common Stock held in the Surviving Entity’s treasury or owned by any stockholder immediately prior to the Second Merger Effective Time, shall be cancelled and no consideration shall be paid or payable with respect thereto.

(g)            The numbers of shares of Parent Class A Stock, Parent Class B Stock and Parent Class C Stock that the Company Stockholders are entitled to receive as a result of the Merger, and each other amount contained herein which is based upon the number of shares of Parent Class A Stock, Parent Class B Stock or Parent Class C Stock, and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock, Parent Class B Stock or Parent Class C Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock, Parent Class B Stock or Parent Class C Stock occurring on or after the date hereof and prior to the Closing.

Section 2.8      Surrender of Company Certificates and Disbursement of Closing Consideration.

(a)            At the Effective Time, Parent shall deliver, or cause to be delivered to each Company Stockholder the portion of the Closing Merger Consideration to which such Company Stockholder is entitled pursuant to Section 2.7(a) (collectively, the “Closing Consideration”) in the manner prescribed by this Section 2.8.

(b)            Prior to the Effective Time, unless otherwise agreed by the Parties, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging Certificates for each Company Stockholder’s portion of the Closing Consideration.

(c)            Prior to the Effective Time, Parent shall deposit with the Exchange Agent an aggregate amount of cash sufficient for the Exchange Agent to deliver the payments contemplated by Section 2.7(b) and make available to the Exchange Agent the aggregate amount of the equity portion of the Closing Consideration. Such cash and equity deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”. At the Effective Time, Parent shall deliver irrevocable instructions to the Exchange Agent to deliver the Closing Consideration out of the Exchange Fund in the manner it is contemplated to be issued or paid pursuant to this Article II.

(d)            Promptly after the Effective Time (and in any event within five Business Days thereafter), the Exchange Agent shall mail to each Company Stockholder who has not already received the Surrender Documentation (other than holders of Excluded Shares and Dissenting Shares): (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.8(g)) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree; and (ii) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.8(g)) to the Exchange Agent (collectively, the “Surrender Documentation”); provided, however, that the Exchange Agent shall not be required to deliver the Surrender Documentation to any Company Stockholder that has delivered its Surrender Documentation with respect to such Company Stockholder’s Certificates to the Exchange Agent at least two Business Days prior to the Closing Date. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.8(g)) to the Exchange Agent in accordance with the terms of the Surrender Documentation, the Exchange Agent will deliver to the holder of such Certificate in exchange therefor such holder’s portion of the Closing Consideration in accordance with Section 2.8(a) hereof, with: (A) any cash in lieu of fractional shares pursuant to Section 2.7(b) being delivered via wire transfer of immediately available funds in accordance with instructions provided by such Company Stockholder in the letter of transmittal; and (B) the equity portion of the Closing Consideration being delivered via book-entry issuance (or at the written election of any Company Stockholder, in certificated form), in each case, less any required Tax withholdings as provided in Section 2.10; provided, however, that if the holder of such Certificate delivers to the Exchange Agent the Surrender Documentation with respect to such Company Stockholder’s Certificates at least two Business Days prior to the Closing Date, the Exchange Agent shall deliver to the holder of such Certificate in exchange therefor such holder’s portion of the Closing Consideration covered by such Surrender Documentation in accordance with clauses (A) and (B) of this sentence on the Closing Date or as promptly as practicable thereafter. Any Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate shall represent after the Effective Time for all purposes only the right to receive the applicable portion of the Closing Consideration attributable to such Certificate, any cash in lieu of fractional shares pursuant to Section 2.7(b), and any dividends or other distributions pursuant to Section 2.9. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company, the applicable portion of the Closing Consideration to be delivered upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such shares of Company Common Stock or Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(e)            From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Entity, Surviving Company, Parent or the Exchange Agent for transfer, it shall be cancelled and deemed exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 2.10) the portion of the Closing Consideration represented by such Certificate.

(f)            Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the Company Stockholders for 180 days after the Effective Time shall be delivered to the Surviving Company. Any Company Stockholder who has not theretofore complied with this Article II shall thereafter look only to the Surviving Company for payment of their respective portion of the Closing Consideration (after giving effect to any required Tax withholdings as provided in Section 2.10) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.8(g)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Entity, Surviving Company, Parent, the Exchange Agent or any other Person shall be liable to any former Company Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Applicable Legal Requirements.

(g)            In the event any Certificate shall have been lost, stolen or destroyed: (i) upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed; and (ii) if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the Surviving Entity or the Surviving Company with respect to such Certificate, the Exchange Agent will issue the portion of the Closing Consideration attributable to such Certificate (after giving effect to any required Tax withholdings as provided in Section 2.10).

(h)            To the extent that the number of shares of Parent Class A Stock, Parent Class B Stock, or Parent Class C Stock or the amount of cash previously deposited is not sufficient for the Exchange Agent to make prompt payment and delivery of the Closing Consideration for any reason, including Dissenting Shares losing their status as such, then upon demand of the Exchange Agent, Parent shall deposit the number of shares of Parent Class A Stock, Parent Class B Stock, or Parent Class C Stock or such amount of cash, as applicable, sufficient for the Exchange Agent to deliver the Closing Consideration as contemplated by this Agreement.

Section 2.9      Distributions with Respect to Unexchanged Shares of Parent Stock. No dividends or other distributions declared or paid with a record date after the Effective Time with respect to the Parent Class A Stock, Parent Class B Stock, or Parent Class C Stock shall be paid to any holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate in accordance with Section 2.8. Subject to escheat, Tax or other Applicable Legal Requirements, following the surrender of any such Certificates, there shall be paid to such holder of whole shares of Parent Class A Stock, Parent Class B Stock, or Parent Class C Stock issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Class A Stock, Parent Class B Stock, or Parent Class C Stock, as applicable, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Class A Stock, Parent Class B Stock, or Parent Class C Stock, as applicable. For purposes of dividends or other distributions in respect of shares of Parent Class A Stock, Parent Class B Stock, or Parent Class C Stock, all whole shares of Parent Class A Stock, Parent Class B Stock, or Parent Class C Stock, as applicable, to be issued pursuant to the Merger shall be entitled to dividends or other distributions pursuant to the immediately preceding sentence as if such whole shares of Parent Class A Stock, Parent Class B Stock, or Parent Class C Stock, as applicable, were issued and outstanding as of the Effective Time.

Section 2.10      Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, Merger Sub I, Merger Sub II, the Company, the Surviving Entity, the Surviving Company, the Exchange Agent and their Affiliates shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under Applicable Legal Requirements; provided, that if Parent, Merger Sub I, Merger Sub II, any of their respective Affiliates, or any party acting on their behalf determines that any payment to the Company Stockholders hereunder is subject to deduction and/or withholding, then Parent shall use commercially reasonable efforts to provide notice to the Company as soon as reasonably practicable after such determination and shall use commercially reasonable efforts to cooperate with the Company to minimize any such deduction and/or withholding to the extent permitted by applicable law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.11      Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Merger Sub I and Merger Sub II, the officers and directors or members, as applicable, (or their designees) of the Company, Merger Sub I and Merger Sub II are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 2.12      Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), each party will prepare and file all Tax Returns consistent with the Intended Tax Treatment (including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Two-Step Merger), and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, in each case, unless otherwise required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each Party shall promptly notify the other party in writing if, before the Closing Date, such Party knows or has reason to believe that the Two-Step Merger may not qualify for the Intended Tax Treatment, in which case the Parties shall work together in good faith to revise the transaction structure in a manner that does qualify for the Intended Tax Treatment.

Section 2.13      Effect on Company Options, Company Restricted Stock Awards and Company RSUs.

(a)            Each Company Option that is outstanding as of immediately prior to the Effective Time shall, without any further action on the part of any holder of such Company Option, be substituted by Parent and converted into an option to purchase shares of Parent Class A Stock granted in accordance with the 2021 EIP (each, a “Parent Option”) except that (i) such Parent Option shall provide the right to purchase that whole number of shares of Parent Class A Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by the Option Exchange Ratio applicable to such Company Option, and (ii) the exercise price per share for each such Parent Option shall be equal to the exercise price per share of such Company Option in effect immediately prior to the Effective Time, divided by the Option Exchange Ratio applicable to such Company Option (the exercise price per share, as so determined on an aggregate basis, being rounded to the nearest full cent); provided, however, that the conversion of the Company Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that such conversion will not constitute a “modification” of such Company Options for purposes of Section 409A or Section 424 of the Code. The Parent Options will vest on the same schedule as the vesting schedule set forth in the respective Company Options, and continuous employment with or services provided to the Company or any of its subsidiaries will be credited to the option holder for purposes of determining the vesting of the number of shares of Parent Class A Stock subject to exercise under such holder’s Parent Option after the Effective Time. Aside from the vesting schedule described above in this Section 2.13(a), the Parent Options will be subject to all of the terms and conditions of the 2021 EIP (including exercisability and termination related provisions) and stock option grant agreements for the Parent Options (rather than the terms and conditions of the applicable Company Incentive Plan and stock option grant agreements under which the Company Options were originally granted).

(b)            Each Company Restricted Stock Award that is outstanding as of immediately prior to the Effective Time shall, without any further action on the part of any holder of such Company Restricted Stock Award be substituted by Parent and converted into the right to receive shares of Parent Class A Stock granted in accordance with the 2021 EIP (each, a “Parent Restricted Stock Award”) except that such Parent Restricted Stock Award shall provide opportunity to be issued that whole number of shares of Parent Class A Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Restricted Stock Award as of immediately prior to the Effective Time, multiplied by the Restricted Stock Award Exchange Ratio; provided, however, that the conversion of the Company Restricted Stock Awards will be made a manner consistent with the requirements of Section 409A of the Code and the applicable regulations promulgated thereunder and any other Applicable Legal Requirements. The Parent Restricted Stock Award will vest on the same schedule as the vesting schedule set forth in the respective Company Restricted Stock Award, and continuous employment with or services provided to the Company or any of its subsidiaries will be credited to the option holder for purposes of determining the vesting of the number of shares of Parent Class A Stock subject to such holder’s Parent Restricted Stock Award after the Effective Time. Aside from the vesting schedule described above in this Section 2.13(b), the Parent Restricted Stock Award will be subject to all of the terms and conditions of the 2021 EIP and agreements (including repurchase provisions) for the Parent Restricted Stock Award (rather than the terms and conditions of the applicable Company Incentive Plan and agreements under which the Company Restricted Stock Award were originally issued).

(c)            Each Company RSU that is outstanding as of immediately prior to the Effective Time shall, without any further action on the part of any holder of such Company RSU be substituted by Parent and converted into a restricted stock unit representing the opportunity to be issued shares of Parent Class A Stock granted in accordance with the 2021 EIP (each, a “Parent RSU”) except that such Parent RSU shall provide opportunity to be issued that whole number of shares of Parent Class A Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time, multiplied by the RSU Exchange Ratio; provided, however, that the conversion of the Company RSUs will be made in a manner consistent with the requirements of Section 409A of the Code and the applicable regulations promulgated thereunder. The Parent RSUs will vest on the same schedule as the vesting schedule set forth in the respective Company RSUs, and continuous employment with or services provided to the Company or any of its subsidiaries will be credited to the option holder for purposes of determining the vesting of the number of shares of Parent Class A Stock subject to issuance under such holder’s Parent RSU after the Effective Time. Aside from the vesting schedule described above in this Section 2.13(c), the Parent RSUs will be subject to all of the terms and conditions of the 2021 EIP (including settlement related provisions) and agreements for the Parent RSUs (rather than the terms and conditions of the applicable Company Incentive Plan and agreements under which the Company RSUs were originally granted).

(d)            The Company shall take all necessary actions to effect the treatment of Company Options, Company Restricted Stock Awards and Company RSUs pursuant to Sections 2.13(a), 2.13(b) and 2.13(c) in accordance with the applicable Company Incentive Plan and the applicable award agreements and to ensure that no Parent Option may be exercised prior to the effective date of an applicable Form S-8 (or other applicable form, including Form S-1 or Form S-3 or Form S-4) of Parent. The board of directors of the Company shall amend the Company Incentive Plans and take all other necessary actions, effective as of immediately prior to the Closing, in order to (i) provide that the unallocated share reserve remaining under the 2015 Plan as of the Closing Date (including any shares subsequently returned to such share reserve as a result of the termination of awards issued under the 2015 Plan) shall be included in the share reserve under the 2021 EIP, in accordance with the terms thereof, and (ii) provide that no new Company Options, Company Restricted Stock Awards or Company RSUs or any other form of award will be granted or issued under any Company Incentive Plan following the Closing. Prior to the Effective Time, the Company shall deliver to each holder of a Company Option, Company Restricted Stock Awards or Company RSU a notice, in a form reasonably acceptable to Parent, setting forth the effect of the Merger on such holder’s Company Options, Company Restricted Stock Awards and Company RSUs and describing the treatment of such Company Options, Company Restricted Stock Awards and Company RSUs in accordance with this Section 2.13. The Company shall provide Parent with drafts of, and a reasonable opportunity to review and comment upon, all notices, resolutions and other written actions or communications as may be required to give effect to the provisions of this Section 2.13.

(e)            Parent shall take all actions that are necessary for the substitution and conversion of the Company Options, Company Restricted Stock Awards and Company RSUs pursuant to Sections 2.13(a), 2.13(b) and 2.13(c). If registration of the Parent Options, Parent Restricted Stock Awards or Parent RSUs is required under the Securities Act, Parent shall file, as promptly as practicable after the date that is sixty (60) days after the Form 8-K announcing the Closing is filed (or any such earlier date permitted by Applicable Legal Requirements), a registration statement on Form S-8 with respect to such Parent Options, Parent Restricted Stock Awards and Parent RSUs, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as the applicable Parent Options, Parent Restricted Stock Awards and Parent RSUs remain outstanding and such registration of the shares of Parent Class A Stock issuable thereunder continues to be required.

(f)            For the avoidance of doubt, the aggregate number of Parent Options, Parent Restricted Stock Awards or Parent RSUs to be issued in substitution of equity awards contemplated by Sections 2.13(a), 2.13(b) and 2.13(c) shall be in addition to and will not reduce the post-Closing equity pool under the 2021 EIP.

Section 2.14      Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and held by a Company Stockholder who has not voted in favor of the Merger or consented thereto in writing or by electronic transmission and has properly demanded appraisal for such shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, “Dissenting Shares”), shall not be converted into the right to receive the Closing Consideration and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. At the Effective Time, (i) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (ii) the holders of Dissenting Shares shall be entitled to only such rights as may be granted to him, her or it under the DGCL. If any such Company Stockholder fails to perfect or otherwise waives, withdraws or loses such Company Stockholder’s right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such Dissenting Shares under Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall only represent the right to receive the Closing Consideration upon the surrender of such shares in accordance with this Article II. The Company shall give Parent reasonably prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock or Company Preferred Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, or agree or commit to do any of the foregoing.

Article III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to Parent, Merger Sub I and Merger Sub II prior to or in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent, Merger Sub I and Merger Sub II as of the date hereof and as of the Closing Date as follows:

Section 3.1      Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Applicable Legal Requirements of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to the Group Companies, taken as a whole. The Company is duly licensed or qualified to do business in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions or have a Company Material Adverse Effect. Complete and correct copies of the certificate of incorporation and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company as amended and currently in effect, have been made available to Parent or its representatives.

Section 3.2      Company Subsidiaries.

(a)            The Company’s direct and indirect Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 3.2(a) of the Company Disclosure Letter (the “Company Subsidiaries”). Each Company Subsidiary has been duly formed or organized and is validly existing under the Applicable Legal Requirements of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted, except where the failure to be so formed, organized or existing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. The Company has previously provided to Parent or its representatives true and complete copies of the Charter Documents of the Company Subsidiaries, as amended and currently in effect.

(b)            Except as set forth on Schedule 3.2(b) of the Company Disclosure Letter, each Company Subsidiary is duly licensed or qualified to do business and, where applicable, is in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which it is conducting business, or the operation, ownership or leasing of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions or have a Company Material Adverse Effect.

Section 3.3      Capitalization.

(a)            As of May 31, 2021, the authorized capital stock of the Company consists of: (i) 500,000,000 shares of Class A Common Stock, of which 5,074,841 shares are issued and outstanding as of the date of this Agreement; (ii) 500,000,000 shares of Class B Common Stock, of which 34,397,609 shares are issued and outstanding as of the date of this Agreement; (iii) 25,000,000 shares of Class C Common Stock, of which 21,170,037 shares are issued and outstanding as of the date of this Agreement; (iv) 3,800,515 shares of Series A-1 Preferred Stock, par value $0.001, of the Company (“Series A-1 Preferred Stock”), of which 3,800,515 shares are issued and outstanding as of the date of this Agreement; (v) 3,500,000 shares of Series A Preferred Stock, par value $0.001, of the Company (“Series A Preferred Stock”), of which 3,500,000 shares are issued and outstanding as of the date of this Agreement; (vi) 4,401,242 shares of Series B Preferred Stock, par value $0.001, of the Company (“Series B Preferred Stock”), of which 4,401,242 shares are issued and outstanding as of the date of this Agreement; and (vii) 5,024,637 shares of Series C Preferred Stock, par value $0.001, of the Company (“Series C Preferred Stock”), of which 5,024,637 shares are issued and outstanding as of the date of this Agreement; (viii) 2,412,718 shares of Series D Preferred Stock, par value $0.001, of the Company (“Series D Preferred Stock”), of which 2,412,718 shares are issued and outstanding as of the date of this Agreement; (ix) 1,605,982 shares of Series E Preferred Stock, par value $0.001, of the Company (“Series E Preferred Stock”), of which 1,605,982 shares are issued and outstanding as of the date of this Agreement; (x) 4,440,498 shares of Series F Preferred Stock, par value $0.001, of the Company (“Series F Preferred Stock”), of which 4,440,498 shares are issued and outstanding as of the date of this Agreement; (xi) 4,440,498 shares of Series F-1 Preferred Stock, par value $0.001, of the Company (“Series F-1 Preferred Stock”), of which 0 shares are issued and outstanding as of the date of this Agreement; (xii) 4,440,498 shares of Series G Preferred Stock, par value $0.001, of the Company (“Series G Preferred Stock”), of which 4,440,498 shares are issued and outstanding as of the date of this Agreement; and(vi) 4,440,498 shares of Series G-1 Preferred Stock, par value $0.001, of the Company (“Series G-1 Preferred Stock” and, together with the Series A-1 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, and Series G Preferred Stock, the “Company Preferred Stock”), of which 0 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Each share of Company Common Stock and Company Preferred Stock has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; (B) the Company’s Charter Documents; and (C) if applicable, the applicable Company Incentive Plan. Schedule 3.3(a) of the Company Disclosure Letter contains a true, complete and correct list of all Company Common Stock and Company Preferred Stock owned by each Company Stockholder, and the respective class(es) thereof. No direct or indirect subsidiary of Company owns any Company Common Stock or Company Preferred Stock.

(b)            Schedule 3.3(b)(i) of the Company Disclosure Letter contains a true, complete and correct list as of May 31, 2021 of each outstanding Company Option, Company Restricted Stock Award and Company RSU, including the name of each holder of any Company Option, Company Restricted Stock Award and Company RSU granted under any Company Incentive Plan, the Company Incentive Plan which the award granted, the number of Company Options, Company Restricted Stock Awards and Company RSUs held by each holder, the date of grant, the type of award (including an indication as to whether a Company Option is a nonqualified stock option or an incentive stock option), the expiration date or term, the number of vested and unvested shares underlying the award, the class of shares underlying such Company Options, Company Restricted Stock Awards and Company RSUs, the vesting schedule of any Company Options, Company Restricted Stock Award and Company RSUs (including any acceleration provisions and the vesting commencement date), the details on any special acceleration or lapse rights (including specifically noting the number of shares subject to the award that are expected to accelerate in connection with the Transactions) and any special post-termination exercise periods, and, with respect to each Company Option, the applicable exercise price, whether or not it has an “early exercise” feature and the number and class of unvested shares of restricted stock subject of each exercised Company Option which are Company Restricted Stock Awards. Each Company Option, Company Restricted Stock Award and Company RSU (i) was granted in compliance in all material respects with all Applicable Legal Requirements and all of the terms and conditions of the applicable Company Incentive Plan pursuant to which it was issued and has been properly accounted for in all material respects in accordance with GAAP, (ii) has a grant date identical to the date on which the board of directors of the Company approved such Company Option, Company Restricted Stock Award or Company RSU, as applicable, and (iii) was granted pursuant to terms of the relevant award agreement, as set forth in the list referenced in the first sentence of this Section 3.3(b), a standard form of which the Company has made available to Parent. Each Company Option has an exercise price at least equal to the fair market value of a share of Class A Common Stock or Class B Common Stock, as applicable, on the date of grant. No Company Option has had its exercise date or grant date “back-dated” or materially delayed. Each Company Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies. Each Company Option or Company RSU is in compliance with Section 409A of the Code. Other than the Company Options, Company Restricted Stock Awards and the Company RSUs granted under one of the Company Incentive Plans, there are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company and there are no securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock of, or other securities or ownership interests in the Company. Except as set forth on Schedule 3.3(b)(ii), the Company has not granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of the Company Common Stock or Company Preferred Stock, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or for the repurchase or redemption of shares of Company Common Stock or Company Preferred Stock, and there are no agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock. Except for this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings with respect to the shares of Company Common Stock or Company Preferred Stock.

(c)            The outstanding shares of capital stock (or other equity interests) of each of the Company Subsidiaries have been duly authorized and validly issued and (if applicable) are fully paid and nonassessable (where such concepts are applicable) and have not been issued in violation of any preemptive or similar rights. The Company or one or more of its wholly owned Subsidiaries own of record and beneficially all the issued and outstanding shares of capital stock (or other equity interests) of such Company Subsidiaries free and clear of any Liens other than (i) as may be set forth on Schedule 3.3(c); (ii) for any restrictions on sales of securities under applicable securities laws; and (iii) Permitted Liens. There are no outstanding options, warrants, rights or other securities convertible into or exercisable or exchangeable for any shares of capital stock (or other equity interests) of such Company Subsidiaries, any other commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of such Company Subsidiaries’ shares of capital stock (or other equity interests), or any agreements of any kind which may obligate any Company Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its shares of capital stock (or other equity interests). Except for the equity interests of the Company Subsidiaries set forth on Schedule 3.2(a) of the Company Disclosure Letter and as otherwise set forth on Schedule 3.3(c) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(d)            Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(e)            Neither the Company nor any Company Subsidiary is party to any Contract limiting the ability of the Company or any Company Subsidiaries to make any payments, directly or indirectly, by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or any other Contract that restricts the ability of the Company or any Company Subsidiary to make any payment, directly or indirectly, to its stockholders.

Section 3.4      Due Authorization. The Company has all requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party; and (b) carry out the Company’s obligations hereunder and thereunder and to consummate the Transactions (including the Merger), in each case, subject to receipt of the Company Stockholder Approval and the consents, approvals, authorizations and other requirements described in Section 3.5. Subject to receipt of the Company Stockholder Approval, the execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions (including the Merger) have been, or in the case of any Transaction Agreements to be executed at or in connection with the Closing, will be duly and validly authorized by all requisite action, including approval by the board of directors of the Company and, following receipt of the Company Stockholder Approval, the Company Stockholders as required by the DGCL, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a legal, valid and binding obligation of each of Parent, Merger Sub I and Merger Sub II) constitute or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Remedies Exception”).

Section 3.5      No Conflict; Governmental Consents and Filings.

(a)            Except as set forth on Schedule 3.5(a) of the Company Disclosure Letter, subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.5(b), the execution, delivery and performance of this Agreement (including the consummation by the Company of the Transactions) and the other Transaction Agreements to which the Company is a party by the Company do not and will not: (i) violate any provision of, or result in the breach of, any Applicable Legal Requirement to which any of the Group Companies is subject or by which any property or asset of any of the Group Companies is bound; (ii) conflict with or violate the Charter Documents of any of the Group Companies; (iii) violate any provision of or result in a breach, default or acceleration of, require a consent under, or create any right to payment under any Company Material Contract, or terminate or result in the cancellation or termination of (or the right of termination of) any Company Material Contract, or result in the creation of any Lien under any Company Material Contract upon any of the properties or assets of any of the Group Companies, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien; or (iv) result in a violation or revocation of any required Approvals, except to the extent that the occurrence of any of the foregoing items set forth in clauses (iii) or (iv) would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions or have a Company Material Adverse Effect.

(b)            Assuming the truth and completeness of the representations and warranties of Parent contained in this Agreement, no consent, notice, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of this Agreement, any of the other Transaction Agreements to which it is a party or the consummation by the Company of the Transactions (including the Merger), except for: (i) applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any similar foreign Applicable Legal Requirements; (ii) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a Company Material Adverse Effect; (iii) compliance with any applicable requirements of the securities laws; (iv) as otherwise disclosed on Schedule 3.5(b); and (v) the filing of the Certificate of Merger in accordance with the DGCL.

Section 3.6      Legal Compliance; Approvals.

(a)            Other than as disclosed in Schedule 3.6 of the Company Disclosure Letter, each of the Group Companies has during the past three years complied with, and is not currently in violation of, any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Group Companies, taken as a whole. To the Knowledge of the Company, no written or oral notice of non-compliance with any Applicable Legal Requirements has been received during the past three years by any of the Group Companies, except for such notices which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Group Companies, taken as a whole.

(b)            Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

Section 3.7      Financial Statements.

(a)            The Company has previously provided to Parent: (i) the audited balance sheets and statements of operations and comprehensive loss, changes in equity and cash flows of the Company for the twelve- month periods ended December 31, 2020 and 2019 together with the auditor’s reports thereon (the “Audited Financial Statements”); and (ii) an unaudited balance sheet and statements of operations and comprehensive loss and cash flows of the Company as of and for the 4-month period ended April 30, 2021 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements present fairly, in all material respects, the financial position and results of operations of the Company as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except in the case of the Interim Financial Statements for the absence of footnotes and other presentation items and for normal year-end adjustments).

(b)            The Company has established and maintained a system of internal controls. To the Knowledge of the Company, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Other than as disclosed in Schedule 3.7(b) of the Company Disclosure Letter, within the past three years, the Company (including the Company’s personnel and independent accountants who participated in the preparation or review of financial statements or the internal accounting controls employed by the Company) has not identified nor been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves management of the Company or any personnel involved in financial reporting or (iii) any written claim or allegation regarding any of the foregoing. The financial statements of the Company, when delivered by the Company for inclusion in the Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 6.1(a)(ii), will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and the Securities Act in effect as of such date.

(c)            There are no outstanding loans or other extensions of credit made by any Group Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the any Group Companies.

Section 3.8      No Undisclosed Liabilities. Other than as disclosed in Schedule 3.8 of the Company Disclosure Letter, there is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of any of the Group Companies of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on the Financial Statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of the operation of business of the Group Companies; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, be material to the Group Companies, taken as a whole.

Section 3.9      Absence of Certain Changes or Events. Other than as disclosed in Schedule 3.9 of the Company Disclosure Letter, and except as contemplated by this Agreement, since December 31, 2020 through the date of this Agreement, except as required to respond to Pandemic Measures, each of the Group Companies has conducted its business in the ordinary course consistent with past practice and there has not been: (a) any Company Material Adverse Effect; (b) any purchase, redemption or other acquisition by the Company of any of the shares of Company Common Stock, Company Preferred Stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such Company Common Stock, Company Preferred Stock or other securities, other than pursuant to the terms of a Company Option, Company Restricted Stock Award or Company RSU; (c) any split, combination or reclassification of any of the shares of Company Common Stock or Company Preferred Stock; (d) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or Applicable Legal Requirements; (e) any change in the auditors of the Company; (f) any issuance of shares of Company Common Stock or Company Preferred Stock, other than in connection with the exercise of a Company Option or settlement of a Company RSU; (g) any revaluation by the Company of any of its assets, including any sale of assets of the Company other than with respect to sales in the ordinary course of business; (h) incurred, created or assumed any Indebtedness other than as expressly permitted hereunder or (i) any action taken or agreed upon by any of the Group Companies that would be prohibited by Section 5.1 (other than clauses (a), (c), (d), (i) and, to the extent related to the foregoing clauses, (q) thereof) if such action were taken on or after the date hereof without the consent of Parent.

Section 3.10      Litigation. Except as set forth on Schedule 3.10 of the Company Disclosure Letter or as would not be material to the Group Companies, taken as a whole, as of the date hereof, there are: (a) no pending or, to the Knowledge of the Company, threatened in writing, Legal Proceedings against any of the Group Companies or any of its properties or assets, or any of the directors or officers of any of the Group Companies with regard to their actions as such; (b) no pending or, to the Knowledge of the Company, threatened in writing, audits, examinations or investigations by any Governmental Entity against any of the Group Companies with regard to their actions as such; (c) no pending or threatened in writing Legal Proceedings by any of the Group Companies against any third party; (d) no settlements or similar agreements that imposes any material ongoing obligations or restrictions on any of the Group Companies; and (e) no Orders imposed or, to the Knowledge of the Company, threatened to be imposed upon any of the Group Companies or any of their respective properties or assets, or any of the directors or officers of any of the Group Companies with regard to their actions as such.

Section 3.11      Company Benefit Plans.

(a)            Schedule 3.11(a)(i) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan, including all employment agreements, contracts or offer letters unless any such arrangement is in a form substantially similar to a form of employment agreement, contract or offer letter identified on Schedule 3.11(a) of the Company Disclosure Letter (which schedule includes a general description of groups of employees that have entered into agreements on such forms). “Company Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and each other retirement, supplemental retirement, deferred compensation, employment, consulting, bonus, incentive, compensation, equity purchase, employee stock ownership, equity, equity-based, phantom-equity, profit-sharing, severance, pension, termination protection, change in control, retention, employee loan, post-employment welfare, retiree medical or life insurance, educational, employee assistance, fringe benefit and each other employee benefit plan, policy, practice, agreement, program or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, (i) which any Group Company has entered into, sponsors, maintains or contributes to (or has an obligation to contribute to), (ii) under which any current or former employees individual who provides services and is compensated as an individual independent contractor or director of any Group Company has any present or future rights to benefits, or (iii) with respect to which any Group Company has any direct or indirect present or future liability (including on account of its affiliation with an ERISA Affiliate). Schedule 3.11(a)(ii) of the Company Disclosure Letter separately identifies each such Company Benefit Plan that is not subject to United States laws maintained primarily in respect of any current or former employee, individual who provides services and is compensated as an individual independent contractor or director of any Group Company who are located outside of the United States (a “Foreign Benefit Plan”) and the non-U.S. jurisdiction applicable to each Foreign Benefit Plan.

(b)            With respect to each such Company Benefit Plan set forth on Schedule 3.11(a) of the Company Disclosure Letter, the Company has made available to Parent or its representatives copies of (or, to the extent no such copy exists, an accurate description of), as applicable: (i) such Company Benefit Plan, or the applicable form listed on Schedule 3.11(a) of the Company Disclosure Letter, and any trust agreement or other funding vehicle relating to such plan; (ii) the most recent summary plan description for such Company Benefit Plan for which such summary plan description is required and any summary of material modification; (iii) the most recent annual report on Form 5500 and all attachments thereto filed with the U.S. Department of Labor with respect to such Company Benefit Plan (if applicable); (iv) the most recent audited financial statements, and actuarial or other valuation reports (if applicable); (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to such Company Benefit Plan; and (vi) any material non-routine correspondence with any Governmental Entity regarding any Company Benefit Plan during the past three years.

(c)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole:

(i)            each Company Benefit Plan has been established, administered, funded, maintained, operated and/or terminated in accordance with its terms and all Applicable Legal Requirements, including ERISA and the Code;

(ii)            all benefits, contributions, premiums, and payments required to be made with respect to any Company Benefit Plan have been timely made or paid in full or, to the extent not required to be made or paid in full, have been accrued and reflected on the Company’s financial statements to the extent required by GAAP;

(iii)            no non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Company Benefit Plan and there has been no breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan and no such breach is reasonably expected to occur;

(iv)            no event has occurred, and to the Knowledge of the Company, no condition exists that would subject any Group Company, either directly or indirectly, to any tax, fine, lien, penalty or other liability or obligation imposed by ERISA, the Code or other Applicable Legal Requirements; and

(v)            the Group Companies have complied with the Patient Protection and Affordable Care Act with respect to the Company Benefit Plans.

(d)            Each such Company Benefit Plan which is intended to be tax qualified under Section 401(a) of the Code is so qualified and: (i) (A) has received a favorable determination or opinion letter as to its qualification; or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and (ii) the related trust and any trusts intended to be exempt from federal taxation under the Code are so exempt. Nothing has occurred and no facts, conditions or circumstances exist that would reasonably be expected to result in the loss of such qualification or exemption under Applicable Legal Requirements.

(e)            No Group Company nor any of their respective ERISA Affiliates has, within the past six years, sponsored, contributed to, been obligated to contribute to, or has any current or contingent liability in respect of (i) a multiemployer plan (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code), (ii) any benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code or (in each case) equivalent local law, (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (v) a non-US pension plan.

(f)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, with respect to any Company Benefit Plan or their administrators or fiduciaries: (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course), audits, inquiries, investigations, proceedings are pending or, to the Knowledge of the Company, threatened relating to or otherwise in connection with any Company Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Company Benefit Plan with respect to the operation thereof; and (ii) no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits, claims, audits, inquiries, investigations, or proceedings.

(g)            None of the Company Benefit Plans provides for, and the Group Companies have no liability in respect of, in each case, post-retiree or post-employment health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Applicable Legal Requirements and at the sole expense of such participant or the participant’s beneficiary.

(h)            Neither the execution and delivery of this Agreement, shareholder approval of this Agreement, nor the consummation of the Transactions will or could reasonably be expected to, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of any Group Company under any Company Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of any Group Company under any Company Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any payments, amounts and/or benefits to any current or former employee, contractor or director of any Group Company under any Company Benefit Plan; or (iv) result in any limit on the right to merge, amend or terminate or receive a reversion of assets from any Company Benefit Plan or related trust.

(i)            Neither the execution and delivery of this Agreement, shareholder approval of this Agreement nor the consummation of the Transactions shall result in a change in ownership or control of the Company as defined in Section 280G(b)(1) of the Code.

(j)            No Group Company has any obligation to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A, 105(h) or 4999 of the Code or otherwise.

(k)            Each Company Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

(l)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Foreign Benefit Plan has been established, maintained, and administered in all material respects in accordance with its terms and all Applicable Legal Requirements, and, if intended to qualify for special tax treatment, meets all the requirements for such treatment and there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect such special tax treatment; (ii) all employer and employee contributions to each Foreign Benefit Plan required by its terms or any Applicable Legal Requirements have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction and any other payments (including insurance premiums) otherwise due in respect of a Foreign Benefit Plan have been timely paid in full; (iii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions for such Foreign Benefit Plan, and no transactions contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iv) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 3.12      Labor Relations.

(a)            The Company has made available to the Parent a complete list of all employees of the Group Companies as of the date of this Agreement and, as applicable, their classification as exempt or non-exempt under the Fair Labor Standards Act, employer, title and/or job description, job location (city and state) and base compensation and any bonuses paid with respect to the 2020 fiscal year; provided that, to the extent applicable privacy or data protection Applicable Legal Requirements would prohibit the disclosure of certain personally identifiable information without an individual’s consent, the Company Disclosure Letter shall provide such information in de-identified form in compliance with Applicable Legal Requirements. As of the date of this Agreement, to the Knowledge of the Company upon due inquiry, all employees of the Group Companies are legally permitted to be employed by the Group Companies in the jurisdiction in which such employees are employed in their current job capacities.

(b)            Except as set forth on Schedule 3.12(b) of the Company Disclosure Letter, no Group Company is a party to or negotiating any collective bargaining agreement with respect to employees of any Group Company. Except as set forth on Schedule 3.12(b) of the Company Disclosure Letter, during the past three years, (i) no labor union or other labor organization, or group of employees of any Group Company, has made a written demand for recognition or certification with respect to any employees of any Group Company, (ii) there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority and (iii) to the Knowledge of the Company, there have been no pending or threatened union organizing activities with respect to employees of any Group Company.

(c)            Except as set forth on Schedule 3.12(c) of the Company Disclosure Letter and as would not reasonably be expected to result in material liabilities to the Group Companies, taken as a whole, during the past three years, there have been no strikes, work stoppages, slowdowns, lockouts, picketing, handbilling, or concerted refusals to work, or any arbitrations, or material grievances or other labor disruptions or disputes (including unfair labor practice charges, grievances, or complaints) pending, or, to the Knowledge of the Company, threatened against or involving any Group Company or any of their respective employees.

(d)            As of the date hereof, there are no, and in the past three years, there have been no, complaints, charges or claims against any of the Group Companies pending or, to Knowledge of the Company, threatened before any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment, terms and conditions of employment, termination of employment or failure to employ by any Group Company, of any individual or group or class of individuals, except for those complaints, charges or claims which would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

(e)            The Group Companies are, and in the past three years, have been, in compliance in all material respects with all Applicable Legal Requirements relating to the employment of labor, including all such Applicable Legal Requirements relating to wages and hours (including wage payment, minimum wage and overtime), hours of work, child labor, discrimination, harassment, and retaliation, civil rights, withholdings and deductions, classification and payment of employees, independent contractors, and consultants, fair employment practices, employment equity and equal employment opportunity, the federal Worker Adjustment and Retraining Notification Act and any similar state, local, or foreign “mass layoff” or “plant closing” Applicable Legal Requirement (collectively, “WARN”), collective bargaining, unfair labor practices, occupational health and safety, disability, employee benefits, workers’ compensation, background checks, paid and unpaid leave, and immigration, except for instances of noncompliance which would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. With respect to the Group Companies, (i) there has been no “mass layoff” or “plant closing” (as defined by WARN) within the six months prior to the date of this Agreement and no such events are reasonably expected to occur within the next six (6) months, (ii) there have been no employee furloughs or other work reductions that may be subject to WARN if such furlough or work reduction remains in place for a time period set by WARN and (iii) no Group Company has caused any of its employees to suffer an “employment loss” (as defined by WARN) during the 90-day period prior to the date of this Agreement. No Group Company has incurred any material liability or obligation under WARN, nor will they incur any material liability under WARN prior to closing.

(f)            Except as set forth on Schedule 3.12(f) of the Company Disclosure Letter and as would not reasonably be expected to result in material liabilities to the Group Companies, taken as a whole, during the past three years, (i) each of the Group Companies has withheld all amounts required by Applicable Legal Requirements or by agreement to be withheld from the wages, salaries and other payments that have become due and payable to employees; (ii) no Group Company has been liable for any arrears of wages, compensation or related Taxes, penalties, or other sums with respect to its employees; (iii) each of the Group Companies has paid in full to all employees and individual independent contractors all wages, salaries, fees, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such individual independent contractors; and (iv) to the Knowledge of the Company, each individual who, in the past three years, has provided or is providing services to any Group Company, has been properly classified under all Applicable Legal Requirements related to wages and hours and Tax as (x) an independent contractor, consultant, leased employee, or other non-employee service provider, (y) a non-exempt employee or (z) an exempt employee.

(g)            Except as have not, or would not reasonably be expected to, result in material liabilities to the Group Companies, taken as a whole, during the past three years, (i) there have been no employment discrimination, harassment (including sexual harassment) or retaliation allegations raised, brought, threatened, or settled relating to any officer or director of any Group Company involving or relating to his or her services provided to the Group Companies, and (ii) no officer or director has been or is being investigated, or is subject to any disciplinary action, in connection with any misconduct, or cover-up of misconduct, related to discrimination, harassment or retaliation. The policies and practices of the Group Companies comply in all material respects with all federal, state, and local Applicable Legal Requirements concerning employment discrimination, harassment and retaliation, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. The Group Companies have investigated all written allegations of sexual harassment or other discrimination, harassment, retaliation or policy violation by employees of the Company in the past three years. With respect to each such written allegation with potential merit, the Group Companies have taken prompt corrective action that is reasonably calculated to prevent further improper conduct. None of the Group Companies reasonably expects any material liability with respect to any such written allegations and to the Knowledge of the Company, is not aware as of the Agreement Date of any allegations relating to officers or directors of the Group Companies that, if known to the public, would result in a Company Material Adverse Effect.

(h)            Except as would not reasonably be expected to result in material liabilities to the Group Companies, taken as a whole, during the past three years, (i) no Group Company has been party to any proceeding, order, dispute, claim or settlement involving any joint employer or co-employer causes of action by any individual who was employed or engaged by a third party and providing services to any Group Company; and (ii) no Group Company has been deemed to be, or to the Knowledge of the Company alleged to be, in a joint-employment, co-employment, or similar relationship with any third party, with respect to any of the Group Company’s employees or individual independent contractors.

(i)            The execution and delivery of this Agreement and the other Transaction Agreements and the performance of this Agreement and the Transactions do not require the Company to seek or obtain any consent, engage in consultation with, or issue any notice to any unions or labor organizations.

(j)            Other than as disclosed in Schedule 3.12(j) of the Company Disclosure Letter, no employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Group Companies has occurred since March 1, 2020, or is currently contemplated, planned or announced, including as a result of COVID-19 or any Applicable Legal Requirement, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19. Except as would not reasonably be expected to result in material liabilities to the Group Companies, taken as a whole, the Group Companies have not otherwise experienced any employment-related liability with respect to or arising out of COVID-19 or any Applicable Legal Requirement, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including, but not limited to, Pandemic Measures. The Group Companies have complied, and remain in compliance with, all Applicable Legal Requirements, Orders, directives, guidelines and recommendations promulgated by any Governmental Entity in connection with or in response to COVID-19, in each case, in all material respects.

Section 3.13      Real Property; Tangible Property.

(a)            Schedule 3.13(a) of the Company Disclosure Letter lists, as of the date of this Agreement, all real property owned by the Group Companies (the “Owned Real Property”). The Company or one of the Company Subsidiaries has good and marketable fee simple title to all Owned Real Property, subject only to any Permitted Liens.

(b)            Schedule 3.13(b) of the Company Disclosure Letter lists, as of the date of this Agreement, all material real property leased by the Group Companies (the “Leased Real Property”). The Company or one of the Company Subsidiaries has a valid, binding and enforceable leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property and each of the leases, lease guarantees, agreements and documents related to any Leased Real Property, including all amendments, terminations and modifications thereof (collectively, the “Company Real Property Leases”), is in full force and effect. The Company has made available to Parent true, correct and complete copies of all material Company Real Property Leases. None of the Group Companies is in breach of or default under any Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a breach or default, except for such breaches or defaults as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. None of the Group Companies has received written notice from, or given any written notice to, any lessor of such Leased Real Property of, nor is there any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee or lessor of such Leased Real Property. No party to any Company Real Property Lease has exercised any termination rights with respect thereto.

(c)            The Company or one of the Company Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens other than: (i) Permitted Liens; and (ii) the rights of lessors under any leases. The material tangible assets or personal property (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) constitute all of the assets, rights and properties that are necessary for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Group Companies, taken as a whole.

Section 3.14      Taxes.

(a)            All income and other material Tax Returns required to be filed by (or with respect to) the Group Companies have been timely filed (after giving effect to any valid extensions) in each jurisdiction in which any Group Company is required to file Tax Returns, and all such Tax Returns are true, correct and complete in all material respects.

(b)            All Taxes with respect to the Group Companies that are due and payable (whether or not shown on any Tax Return) have been duly and timely paid, and all material Taxes incurred but not yet due and payable (i) for periods covered by the Financial Statements have been accrued and adequately disclosed on the Financial Statements of the Group Companies in accordance with GAAP, and (ii) for periods not covered by the Financial Statements have been accrued on the books and records of the Group Companies.

(c)            The Group Companies have complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all Taxes, and all Taxes required by Applicable Legal Requirements to be withheld by the Group Companies have been duly and timely withheld and paid over to the appropriate Governmental Entity.

(d)            No deficiency for any Taxes has been asserted or assessed by any Governmental Entity in writing against any Group Company (nor to the Knowledge of the Company is there any), which deficiency has not been paid, resolved, or being contested in good faith in appropriate Legal Proceedings and for which sufficient reserves have been established on the Financial Statements in accordance with GAAP. No audit or other proceeding by any Governmental Entity is currently pending or threatened in writing against any Group Company with respect to any Taxes due from such entities (and, to the Knowledge of the Company, no such audit is pending or contemplated). No adjustment relating to any Tax Returns filed by any Group Company has been proposed in writing by any Governmental Entity.

(e)            There are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

(f)            There are no agreements or arrangements relating to the sharing, allocation or indemnification of Taxes (each, a “Tax Sharing Agreement”) under which any Group Company could be liable after the Closing Date for the Tax liability of any Person other than one or more of the Group Companies, except for customary agreements or arrangements with customers, vendors, lessors, lenders and the like or other similar agreements, in each case, that do not relate primarily to Taxes. No power of attorney that has been granted by any Group Company with respect to a Tax matter is currently in effect and would remain in effect after the Closing.

(g)            None of the Group Companies has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (ii) in a distribution that otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Merger or the Two-Step Merger.

(h)            None of the Group Companies has entered into a “listed transaction” as defined in Section 6707A of the Code and Treasury Regulation Section 1.6011-4(b) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(i)            No Group Company: (i) has any liability for the Taxes of another Person (other than another Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Legal Requirement) or as a transferee or a successor; or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was and is the Company (or another Group Company).

(j)            No Group Company has consented to waive or extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect, and no written request for any such waiver or extension is currently pending.

(k)            No Group Company has a permanent establishment in any country other than the country of its organization or has been subject to income Tax in a jurisdiction outside the country of its organization, in each case, where it is required to file an income Tax Return and does not file such Tax Return.

(l)            No Group Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing; (ii) any change in method of accounting on or prior to the Closing, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Tax Legal Requirements); (iii) other than in the ordinary course of business a prepaid amount received or deferred revenue recognized on or prior to the Closing; (iv) any intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Tax Legal Requirements) that occurred or existed prior to the Closing; (v) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax Legal Requirements entered into prior to the Closing; (vi) an inclusion under Section 965 of the Code; (vii) election under Section 108(i) of the Code (or any similar or corresponding provision of state, local or non-U.S. Applicable Legal Requirements), or (viii) any Pandemic Measures (including, without limitation, the CARES Act).

(m)            The Company is not, and has not been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(n)            No claim has been made in writing (nor to the Knowledge of the Company is any such claim pending or contemplated) by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction.

(o)            None of the Group Companies is a party to any joint venture, partnership or other arrangement or contract treated as a partnership for U.S. federal income tax purposes.

(p)            None of the Group Companies has deferred the payment of Tax or the recognition of taxable income or gain as result of any Pandemic Measures (including, without limitation, the CARES Act).

(q)            None of the Group Companies and any Key Company Stockholder has taken any action, and, to the Knowledge of the Company, does not know of any circumstance, that would prevent the Two-Step Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 3.15      Environmental Matters. Each of the Group Companies is, and for the past three years, in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to be material to the Group Companies taken as a whole. The Group Companies have obtained, hold, are, and for the past three years have been, in material compliance with all permits required under applicable Environmental Laws to permit the Group Companies to operate their assets in a manner in which they are now operated and maintained and to conduct the business of the Group Companies as currently conducted, except where the absence of, or failure to be in material compliance with, any such permit would not reasonably be expected to be material to the Group Companies, taken as a whole. There are no written claims or notices of violation pending or, to the Knowledge of the Company, threatened in writing against any of the Group Companies alleging violations of or liability under any Environmental Law, except for any such claim or notice that would not reasonably be expected to be material to the Group Companies. Neither the Group Companies nor, to the Knowledge of the Company, any other Person has disposed of or released any Hazardous Material at, on or under the any facility currently or formerly owned or operated by any of the Group Companies or any third- party site, in each case in a manner that would be reasonably likely to give rise to a material liability of the Group Companies for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under any Environmental Laws. None of the Group Companies has agreed to indemnify any Person or assumed by Contract the liability of any third party arising under Environmental Law. The Group Companies have made available to Parent copies of all material written environmental reports, audits, assessments, liability analyses, memoranda and studies in the possession of, or conducted by, the Group Companies with respect to compliance or liabilities under Environmental Law.

Section 3.16      Brokers; Third Party Expenses. No broker, finder, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which Parent or any of the Group Companies would be liable in connection with the transactions contemplated by this Agreement or the Transactions based upon arrangements made by any of the Group Companies or any of their Affiliates.

Section 3.17      Intellectual Property.

(a)            Schedule 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of each (i) issued Patent and Patent application, (ii) registered Trademark and application for Trademark registration, (iii) registered Copyright and application of Copyright Registration, and (iv) internet domain name and social media handles, which any of the Group Companies has (or purports to have) an ownership interest, individually or jointly with others, or an exclusive license or similar exclusive right in any field or territory, whether in the United States or internationally (collectively, “Registered Intellectual Property”) (in each case setting forth the applicable jurisdiction, title, application and registration or serial number and date, and record owner). Each item of Registered Intellectual Property is subsisting, and, to the Knowledge of the Company, valid (or validly applied for) and enforceable. All the necessary filing, renewal, and maintenance fees with respect to Registered Intellectual Property have been timely paid and no such fees are outstanding, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

(b)            The Company or one of the Company Subsidiaries owns, or has the right to use pursuant to a valid and enforceable license, sublicense, or other written agreement all Intellectual Property used in or necessary for the conduct and operation of the business of the Group Companies, as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Other than as disclosed in Schedule 3.17(b) of the Company Disclosure Letter, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property free and clear of all Liens (other than Permitted Liens).

(c)            The Group Companies, the Owned Intellectual Property, and the conduct and operation of the business of the Group Companies as presently conducted (including the creation, licensing, marketing, publication, use, display, importation, offering for sale, sale, or use of the products and services of the business of the Group Companies) have not infringed, misappropriated or otherwise violated in the past three years ending on the date hereof, and are not currently infringing, misappropriating or otherwise violating any Intellectual Property of any Person, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. None of the Group Companies has received from any Person in the past three years ending on the date hereof any written notice, complaint or claim (i) of any infringement, misappropriation or other violation of any Intellectual Property of any Person or (ii) contesting the use, ownership, validity or enforceability of any of the Owned Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. To the Knowledge of the Company, in the past three years ending on the date hereof, no other Person has infringed, misappropriated or violated, or is infringing, misappropriating or violating, any Intellectual Property of any of the Group Companies, and no such claims have been made in writing against any Person by any of the Group Companies in the past three years ending on the date hereof, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. None of the Owned Intellectual Property is subject to any pending or outstanding Order, settlement, consent order or other disposition of dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any Owned Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

(d)            No past or present director, officer or employee of any of the Group Companies owns (or has any ownership interest, in or to) any material Owned Intellectual Property. Each of the present employees, consultants and independent contractors of the Group Companies who are engaged in creating or developing for or on behalf of such Group Company any material Owned Intellectual Property in the course of such Person’s employment or engagement has executed and delivered a written agreement, pursuant to which such Person has: (i) agreed to hold all confidential information of such Group Company in confidence both during and after such Person’s employment or retention, as applicable; and (ii) presently assigned to such Group Company all of such Person’s rights, title and interest in and to all Owned Intellectual Property created or developed for such Group Company in the course of such Person’s employment or retention thereby. To the Knowledge of the Company, there is no material uncured breach by any such Person with respect to material Owned Intellectual Property under any such agreement.

(e)            Each of the Group Companies, as applicable, has taken commercially reasonable steps to maintain the secrecy, confidentiality and value of all material Trade Secrets constituting Owned Intellectual Property and all material Trade Secrets of any Person to whom any Group Company has a contractual confidentiality obligation with respect to such Trade Secrets. No Trade Secret that is material to the business of the Group Companies has been authorized by the Company to be disclosed, or, to the Knowledge of the Company, has been disclosed to any other Person, other than (i) as subject to a written agreement restricting the disclosure and use of such Trade Secret or (ii) as requested by a Governmental Entity in connection with an audit conducted by a Governmental Entity in the ordinary course of business. No source code constituting material Owned Intellectual Property has been delivered, licensed or made available by any Group Company to, or, to the Knowledge of the Company, accessed by, any escrow agent or other Person, other than employees or contractors of such Group Company subject to written agreements restricting the disclosure and use of such source code.

(f)            No open source software is or has been included, incorporated or embedded in, combined, made available or distributed with any mobile applications constituting services or products currently offered by the Group Companies, in each case, in a manner that requires or obligates any Group Company to: (i) disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) any source code constituting material Owned Intellectual Property; (ii) license any computer software constituting material Owned Intellectual Property for making modifications or derivative works; (iii) disclose, contribute, distribute, license or otherwise make available to any Person any computer software constituting material Owned Intellectual Property for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing any of, its Patents. Each Group Company is in material compliance with the terms and conditions of all relevant licenses for material open source software used in the mobile applications constituting services and products currently offered by the Group Companies.

(g)            The Company or one of the Company Subsidiaries owns or has a valid right to access and use pursuant to a written agreement all Company IT Systems. The Company IT Systems: (i) are adequate in all material respects for the operation and conduct of the business of the Group Companies as currently conducted; and (ii) to the Knowledge of the Company, do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effects that (A) materially disrupt or adversely affect the functionality of the Company IT Systems, except as disclosed in their documentation or (B) enable or assist any Person to access without authorization any Company IT Systems. During the past three years, to the Knowledge of the Company, there has been no unauthorized access to or breach or violation of any Company IT Systems, except for any of the foregoing that were resolved without material cost or liability or the duty to notify any Person as required under Privacy Laws. To the Knowledge of the Company, in the last two years, there have been no material failures, material breakdowns, material data loss, material outages, material unscheduled downtime or other material adverse events affecting any such Company IT Systems that have caused or could reasonably be expected to result in the material disruption of or material interruption in or to the use of such Company IT Systems or the conduct and operation of the business of the Group Companies.

(h)            Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in combination with any other event) will result in the: (i) loss or impairment of, or any Lien (other than a Permitted Lien) on, any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) release, disclosure or delivery of any source code constituting material Owned Intellectual Property to any Person; (iii) grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any material Owned Intellectual Property; or (iv) payment of any additional consideration to, or the reduction of any payments from, any Person with respect to any material Owned Intellectual Property or material Licensed Intellectual Property.

Section 3.18      Privacy & Cybersecurity.

(a)            Except as has not had or as would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Group Companies have at all times during the past three years complied with: (i) all applicable Privacy Laws; (ii) all of the Group Companies’ written policies and notices regarding Personal Information (“Group Companies’ Privacy Notices”); (iii) all of the Group Companies’ material contractual obligations regarding the storing, processing or handling of Personal Information; and (iv) all self-regulatory guidelines (including of any applicable foreign jurisdiction) that the Company has accepted in writing relating to data privacy, data protection and data security, including with respect to the collection, processing, receipt, security, storage, transmission, transfer (including cross-border transfers), disclosure, destruction and use of Personal Information. None of the Group Companies has received in the three years prior to the date of this Agreement any written notice of any material claims (including written notice from third parties acting on its or their behalf), investigations, inquiries, actions or been charged with, the material violation of, any Privacy Laws. To the Knowledge of the Company, none of the Group Companies’ Privacy Notices have contained any material omissions or been misleading or deceptive.

(b)            Each of the Group Companies during the past three years has used reasonable efforts to implement and maintain in all material respects commercially reasonable security regarding the Personal Information and other confidential, proprietary business data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification or disclosure.

(c)            To the Knowledge of the Company, during the past three years, there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information and other confidential proprietary business data in the possession or control of any of the Group Companies or collected, used or processed by or on behalf of the Group Companies, except for any of the foregoing that were resolved without material cost or liability or the duty to notify any Person as required under Privacy Laws. To the Knowledge of the Company, none of the Group Companies have provided or been legally or contractually required to provide any notices to any Person in connection with an unauthorized disclosure of Personal Information in the past two years. During the past three years, the Group Companies have taken reasonable measures to safeguard the data and Personal Information in its possession or control. During the past three years, the Company has conducted commercially reasonable data security testing or audits at reasonable and appropriate intervals and has resolved or remediated any material data security issues or vulnerabilities identified. During the past three years, neither the Group Companies nor any third party acting at the direction or authorization of such Group Companies has paid: (i) any perpetrator of any data breach incident or cyber-attack; or (ii) any third party with actual or alleged information about a data breach incident or cyber-attack, pursuant to a request for payment from or on behalf of such perpetrator or other third party other than bug bounty hunters who located bugs for the Company pursuant to a bug bounty program.

(d)            During the past three years, the Group Companies have implemented reasonable disaster recovery and business continuity plans.

Section 3.19      Agreements, Contracts and Commitments.

(a)            Schedule 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean each of the following Contracts to which any of the Group Companies is a party:

(i)            Each Contract continuing over a period of more than 12 months from the date thereof, not terminable by the Company upon 60 days’ or less notice without liability or penalty (other than (A) agreements for the provision of Company’s products or services, (B) purchase orders and insertion orders with suppliers or customers, (C) non-exclusive licenses of Owned Intellectual Property granted to customers and vendors, and (D) non-exclusive licenses for content or assets used in the services and products of the Group Companies, in each case (A), (B), (C) and (D), entered into in the ordinary course of business) that the Company reasonably anticipates will involve annual payments or consideration furnished (1) by any of the Group Companies of more than $500,000; or (2) to any of the Group Companies of more than $1,000,000;

(ii)            Each Contract relating to Indebtedness by any of the Group Companies from a third party, in each case, having an outstanding principal amount, together with any undrawn commitments to fund Indebtedness under such Company Material Contract, in excess of $250,000;

(iii)            Each Contract for the acquisition of any Person or any business division thereof or the disposition of any material assets of any of the Group Companies (other than in the ordinary course of business), in each case, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase or sale of inventory or supplies entered into in the ordinary course of business) occurring in the past five years;

(iv)            Each obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(v)            Each collective bargaining agreement or other agreement with any labor union, works council or similar organization respecting employees of the Group Companies;

(vi)            Each employment or consulting (with respect to an individual, independent contractor) Contract (A) providing for annual base salary or consulting fee payments in excess of $250,000, (B) with respect to officers or employees at or above a SVP level, or (C) providing for any severance, termination, change-in-control, or retention payments, excluding, in the case of (A) and (B) any such employment, consulting, or management Contract that is terminable by the Company or the applicable Company Subsidiary at will;

(vii)            Each lease, rental agreement, installment and conditional sale agreement, or other Contract that, in each case, (A) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any personal property; and (B) involves annual payments in excess of $250,000;

(viii)            Each joint venture Contract, partnership agreement or limited liability company agreement with a third party (in each case, other than with respect to wholly owned Company Subsidiaries);

(ix)            Each Contract that purports to limit or contains covenants expressly limiting in any material respect the freedom of any of the Group Companies to: (A) compete with any Person in a product line or line of business, (B) otherwise develop, market, sell, distribute or otherwise exploit any service or products; or (C) operate in any geographic area;

(x)            Each Contract (other than those made in the ordinary course of business): (A) providing for the grant of any preferential rights to purchase or lease any material asset (other than any services or products) of the Group Companies; or (B) providing for any exclusive right to sell or distribute any material product or service of any of the Group Companies;

(xi)            Each Contract pursuant to which any of the Group Companies licenses material Intellectual Property from a third party, other (A) than click-wrap, shrink-wrap and off-the-shelf, non-customized software licenses, and any other similar software licenses (including software-as-a-service) that are commercially available on standard terms to the public generally with license, maintenance, support and other fees less than $500,000 per year, and open source software licenses, and (B) non-exclusive licenses for content or assets used in the services and products of the Group Companies involving payments of less than $500,000 per year; and

(xii)            Each obligation to register any Company Common Stock, Company Preferred Stock or other securities of the Company with any Governmental Entity.

(b)            All Company Material Contracts are: (i) in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of the Company or one of the Company Subsidiaries party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto. True, correct and complete copies of all Company Material Contracts have been made available to Parent. None of the Group Companies nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of the Company Material Contracts, and no party to any Company Material Contract has given any written or, to the Knowledge of the Company, oral, claim or notice of any such breach, default or event, which individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

Section 3.20      Insurance. Schedule 3.21 of the Company Disclosure Letter contains a list of all material policies of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Group Companies as of the date of this Agreement (collectively, the “Insurance Policies”), which policies are in full force and effect as of the date of this Agreement. True and complete copies of the Insurance Policies (or, to the extent such policies are not available, policy binders) have been made available to Parent or its representatives. As of the date of this Agreement, none of the Group Companies has received any written notice from any insurer under any of the Insurance Policies, canceling, terminating or materially adversely amending any such policy or denying renewal of coverage thereunder and all premiums on such insurance policies due and payable as of the date of this Agreement have been paid. As of the date of this Agreement, there is no pending material claim by any Group Company against any insurance carrier for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

Section 3.21      Affiliate Matters. Except: (a) the Company Benefit Plans; (b) Contracts relating to labor and employment matters set forth on Schedule 3.12 of the Company Disclosure Letter; and (c) Contracts between or among the Group Companies, none of the Group Companies is party to any Contract with any (the foregoing, a “Company Affiliate Contract”): (i) present or former officer, director, employee or Company Stockholder or a member of his or her immediate family of any of the Group Companies; or (ii) Affiliate of the Company (other than commercial contracts on arms-length terms). To the Knowledge of the Company, no present or former officer, director, employee, Company Stockholder or holder of derivative securities of the Company (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, interested in any Contract with any of the Group Companies (other than such Contracts as relate to any such Person’s ownership of Company Common Stock, Company Preferred Stock or other securities of the Company or such Person’s employment or consulting arrangements with the Group Companies or commercial contracts on arms-length terms).

Section 3.22      Registration Statement and Proxy Statement. None of the information supplied by the Company, or by any other Person acting on behalf of the Company, in either case relating to the Company and provided in writing specifically for inclusion in or incorporation by reference in the Registration Statement or the Proxy Statement will, as of the time the Registration Statement becomes effective under the Securities Act or the date on which the Proxy Statement is first mailed to the stockholders of Parent, or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 3.22, no representation or warranty is made by the Company with respect to information or statements made in or incorporated by reference in the Registration Statement or the Proxy Statement that were not supplied by or on behalf of the Company or that do not relate to the Company for use therein.

Section 3.23      Absence of Certain Business Practices.

(a)            For the past three years: (i) the Group Companies and their respective directors and officers (in their capacities as such) and, to the Knowledge of the Company, their respective employees or agents (in their capacities as such) have been in material compliance with all applicable Specified Business Conduct Laws; and (ii) none of the Group Companies has: (A) received written notice, inquiry or internal or external allegation of or made a voluntary, mandatory or directed disclosure to any Governmental Entity relating to any actual or potential violation of any Specified Business Conduct Law; or (B) been a party to or the subject of any pending or, to the Knowledge of the Company, threatened in writing Legal Proceeding or, to the Knowledge of the Company, investigation by or before any Governmental Entity related to any actual or potential violation of any Specified Business Conduct Law.

(b)            None of the Group Companies, nor any of their respective directors or officers, nor to the Knowledge of the Company, any of their respective employees or agents is the subject or target of any sanctions or the target of restrictive export controls administered by the U.S. government, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, or the European Union.

(c)            None of the Group Companies, their respective directors or officers, or, to the Knowledge of the Company, their respective employees or agents is a person who is, or is owned or controlled by a person who is, the subject or target of any economic or financial sanctions or is located, organized or resident in a country or territory that is the subject of sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, including currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria. None of the Group Companies’ products are identified or described on the Commerce Control List of the EAR or otherwise controlled for export.

(d)            None of the Group Companies, their respective directors or officers (in their capacities as such), or, to the Knowledge of the Company, their respective employees or agents (in their capacities as such) is subject to any pending Legal Proceeding by any Governmental Entity, and, to the Knowledge of the Company, no such Legal Proceeding is threatened in writing, alleging that any of the Group Companies or such Person has offered, made or received on behalf of any of the Group Companies any illegal payment of any kind, directly or indirectly, including payments, gifts or gratuities, to any Person, including any United States federal, state, local or foreign government officeholder, official, employee or agent or any candidate therefor.

Section 3.24      C Acquisition. Schedule 3.24 of the Company Disclosure Letter sets forth a true, accurate and complete list of each of the C Acquisition Transaction Documents, each of which has been made available to Parent, pursuant to which, among other things, Company will acquire CM Partners, LLC concurrently with the Closing. To the Knowledge of the Company, as of the date hereof, the C Acquisition Transaction Documents are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any material respect, and no withdrawal, termination, amendment or modification is contemplated by Company. Each C Acquisition Transaction Document to which a Group Company is party is a legal, valid and binding obligation of such Group Company; to the Knowledge of the Company, each C Acquisition Transaction Document is a legal, valid and binding obligation of each other party thereto. As of the date hereof, Company does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any C Acquisition Transaction Document not being satisfied on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of a Group Company under any material term or condition of any C Acquisition Transaction Document and, as of the date hereof, Company has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any C Acquisition Transaction Document. Notwithstanding anything to the contrary herein, no C Acquisition Transaction Document shall constitute a “Company Material Contract”. The C Acquisition Transaction Documents contain all of the conditions precedent to the obligations of CM Partners, LLC to close and effect the C Acquisition on the terms therein.

Section 3.25      Suppliers and Customers.

(a)            Schedule 3.25(a) of the Company Disclosure Letter lists the 20 largest customers (by revenue) of the Group Companies, during the 12-month period ending on December 31, 2020 (each, a “Top Customer”). Since the commencement of such 12-month period until the date of this Agreement, (i) no Top Customer has terminated, or otherwise materially and adversely modified, its relationship with the Group Companies, and (ii) none of the Group Companies has received written notice from any Top Customer notifying any of the Group Companies that such Top Customer intends to terminate, or otherwise materially and adversely modify its relationship with the Group Companies.

(b)            Schedule 3.25(b) of the Company Disclosure Letter lists the 20 largest suppliers (by amounts paid/payable to such suppliers) of the Group Companies, during the 12-month period ending on December 31, 2020 (each, a “Top Supplier”). Since the commencement of such 12-month period until the date of this Agreement, (i) no such Top Supplier has terminated, or otherwise materially and adversely modified, its relationship with the Group Companies and (ii) none of the Group Companies has received written notice from any such Top Supplier notifying any of the Group Companies that such Top Supplier intends to terminate, or otherwise materially and adversely modify, its relationship with the Group Companies.

Section 3.26      Acquisitions and Acquisition Contracts. Since the date of the Interim Financial Statements through the date hereof, no written dispute, demand, claim (including any claim for indemnification) or other Legal Proceeding has been made in writing or initiated in writing or threatened in writing by or against the Company or any of its Subsidiaries, under any Contract to which the Company or its Subsidiaries are parties that relates to any acquisition (whether by merger, sale of stock, sale of assets or otherwise) by the Company or any of its Subsidiaries of a business, business unit or Person (each, an “Acquisition”) (an “Acquisition Contract”). As of the date hereof, there are no “earn-outs,” contingent payment obligations or other similar obligations of the Company or any of its Subsidiaries in respect of any Acquisition under any Acquisition Contract.

Section 3.27      Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN Article IV, NONE OF PARENT, MERGER SUB I, MERGER SUB II, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, MERGER SUB I, MERGER SUB II, OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (a) NONE OF PARENT, MERGER SUB I, MERGER SUB II, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY PARENT, MERGER SUB I, AND MERGER SUB II TO THE COMPANY IN Article IV; AND (b) NONE OF PARENT, MERGER SUB I, MERGER SUB II, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (i) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT, MERGER SUB I, OR MERGER SUB II IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (ii) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (iii) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PARENT, MERGER SUB I, MERGER SUB II, OR ANY OF THEIR BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN Article IV OF THIS AGREEMENT. THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT, MERGER SUB I, MERGER SUB II, AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN Article IV OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS Section 3.27, CLAIMS AGAINST PARENT, MERGER SUB I, MERGER SUB II, OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN Article IV BY SUCH PERSON.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I AND MERGER SUB II

Except: (a) as set forth in the letter dated as of the date of this Agreement and delivered by Parent, Merger Sub I and Merger Sub II to the Company on or prior to the date of this Agreement (the “Parent Disclosure Letter”); and (b) as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, Parent, Merger Sub I and Merger Sub II represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

Section 4.1      Organization and Qualification.

(a)            Each of Parent, Merger Sub I and Merger Sub II is duly incorporated or formed, validly existing and in good standing under the laws of the State of Delaware, and as of immediately prior to the Closing, will be a company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware.

(b)            Each of Parent, Merger Sub I and Merger Sub II has the requisite corporate or limited liability power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent, Merger Sub I and Merger Sub II, taken as a whole.

(c)            None of Parent, Merger Sub I or Merger Sub II is in violation of any of the provisions of their respective Charter Documents.

(d)            Each of Parent, Merger Sub I and Merger Sub II is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction in which Parent, Merger Sub I and/or Merger Sub II are so qualified or licensed is listed on Schedule 4.1(d) of the Parent Disclosure Letter.

Section 4.2      Parent Subsidiaries. Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated, other than Merger Sub I and Merger Sub II. Each of Merger Sub I and Merger Sub II has no assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement. Each of Merger Sub I and Merger Sub II is an entity that has been formed solely for the purpose of engaging in the Transactions.

Section 4.3      Capitalization.

(a)            As of the date of this Agreement: (i) 500,000,000 shares of Class A common stock of Parent, par value $0.0001 per share (“Parent Class A Stock”), are authorized and 28,750,000 shares of Parent Class A Stock are issued and outstanding (initially issued as a component of 28,750,000 Parent Units (“Public Units”), certain of which Public Units may not have been voluntarily separated into their components by the holders thereof); (ii) 25,000,000 shares of Class F common stock of Parent, par value $0.0001 per share (“Parent Class F Stock”), are authorized and 7,187,500 shares of Parent Class F Stock are issued and outstanding; (iii) 5,000,000 shares of preferred stock of Parent, par value $0.0001 per share (“Parent Preferred Stock” and, together with the Parent Class A Stock and the Parent Class F Stock, the “Parent Shares”), are authorized and 0 shares of Parent Preferred Stock are issued and outstanding; (iv) 777,500 Parent Units (“Private Placement Units”) including the underlying warrant to purchase one share of Parent Class A Stock (the “Private Placement Warrants”) are outstanding; and (v) 9,583,333 whole Public Warrants underlying the Public Units (the “Public Warrants”, and, collectively with the Private Placement Warrants, the “Parent Warrants”) are outstanding. All outstanding Parent Class A Stock, Public Units, Public Warrants, Parent Class F Stock, Private Placement Units and Private Placement Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights.

(b)            The authorized capital stock of Merger Sub I consists of 100 shares of common stock, par value $0.0001 per share (the “Merger Sub I Common Stock”). As of the date hereof, 100 shares of Merger Sub I Common Stock are issued and outstanding. All outstanding shares of Merger Sub I Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Parent. As of the date hereof, 100 shares of Merger Sub II Common Stock are issued and outstanding. All outstanding shares of Merger Sub II Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Parent.

(c)            Except for the Parent Warrants, Private Placement Units, any unseparated Public Warrants and the Convertible Financing Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent, Merger Sub I or Merger Sub II is a party or by which any of them is bound obligating Parent, Merger Sub I or Merger Sub II to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares, Merger Sub I Common Stock or any other shares of capital stock or other interest or participation in, or any security convertible or exercisable for or exchangeable into Parent Shares, Merger Sub I Common Stock or any other shares of capital stock or other interest or participation in Parent, Merger Sub I or Merger Sub II.

(d)            Each Parent Share, share of Merger Sub I Common Stock, Parent Warrant and Merger Sub II Common Stock: (i) has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) the Charter Documents of Parent, Merger Sub I or Merger Sub II, as applicable; and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Legal Requirements, the Charter Documents of Parent, Merger Sub I or Merger Sub II, as applicable or any Contract to which any of Parent, Merger Sub I or Merger Sub II is a party or otherwise bound by.

(e)            All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all Liens (other than Permitted Liens).

(f)            Subject to receipt of the Parent Stockholder Approval and the filing of the Parent A&R Charter with the Secretary of State of the State of Delaware, the shares of Parent Class A Stock, Parent Class B Stock, and Parent Class C Stock to be issued by Parent in connection with the Transactions, upon issuance in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights of any other stockholder of Parent and will be capable of effectively vesting in the Company Stockholders title to all such securities, free and clear of all Liens (other than Liens arising pursuant to securities Applicable Legal Requirements).

(g)            Each holder of any of Parent Shares initially issued to the Sponsor in connection with Parent’s initial public offering: (i) is obligated to vote all of such Parent Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such Parent pursuant to the Parent Organizational Documents.

(h)            Except as set forth in (i) the Parent Organizational Documents; (ii) that certain Letter Agreement, dated January 11, 2021, among Parent, 200 Park Avenue Partners, LLC, PA 2 Co-Investment LLC, John Lipman and each of the executive officers, directors and initial stockholders of Parent; (iii) that certain Registration Rights Agreement, dated January 11, 2021, among Parent, 200 Park Avenue Partners, LLC and certain securityholders; and (iv) in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any ownership interests of Parent.

(i)            The holders of the Parent Class F Stock have waived any adjustment to the Initial Conversion Ratio (as defined in the Parent Charter).

Section 4.4      Authority Relative to this Agreement.

(a)            Each of Parent, Merger Sub I and Merger Sub II has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and, to consummate the Transactions (including the Merger). The execution and delivery by Parent, Merger Sub I and Merger Sub II of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent, Merger Sub I and Merger Sub II of the Transactions (including the Merger) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of Parent, Merger Sub I and Merger Sub II, and no other proceedings on the part of Parent, Merger Sub I or Merger Sub II are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than receipt of the Parent Stockholder Approvals, and the adoption by Parent, as the sole stockholder of Merger Sub I and Merger Sub II, of this Agreement, which Parent shall provide immediately after execution and delivery of this Agreement. This Agreement and the other Transaction Agreements to which each of them is a party have been, or in the case of any Transaction Agreements to be executed at or in connection with the Closing, will be duly and validly executed and delivered by Parent, Merger Sub I and Merger Sub II and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute or will constitute the legal and binding obligations of Parent, Merger Sub I and Merger Sub II (as applicable), enforceable against Parent, Merger Sub I and Merger Sub II (as applicable) in accordance with their terms, subject to the Remedies Exception.

(b)            The affirmative vote of (i) a majority of the votes cast by the stockholders of Parent present in person or represented by proxy at the Special Meeting and entitled to vote thereon at the Special Meeting shall be required to approve this Agreement under the Parent Charter, (ii) a majority of the votes cast to approve the issuance of shares of Parent Class A Stock pursuant to the Convertible Financing Agreement and the issuance of shares of Parent Class A Stock, Parent Class B Stock and Parent Class C Stock in connection with the Merger, and (iii) holders representing a majority of the outstanding capital stock of Parent entitled to vote thereon at the Special Meeting shall be required to approve the amendment and restatement of the Parent Organizational Documents and the other Parent Stockholder Matters ((i), (ii) and (iii), such approval by the stockholders of Parent, the “Parent Stockholder Approval”). The Parent Stockholder Approval is the only vote of the holders of any class or series of capital stock of Parent required to approve and adopt this Agreement and approve the Transactions.

(c)            At a meeting duly called and held, the board of directors of Parent has unanimously: (i) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Merger; (ii) determined that the fair market value of the Company (including, for the avoidance of doubt, after giving effect to the C Acquisition) is equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and Taxes payable on interest earned) as of the date hereof; (iii) approved this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of this Agreement; (iv) adopted the Parent Recommendation, and (v) directed that the Parent Stockholder Matters be submitted to the stockholders of the Company for approval.

Section 4.5      No Conflict; Required Filings and Consents.

(a)            Neither the execution, delivery nor performance by Parent, Merger Sub I and Merger Sub II of this Agreement or the other Transaction Agreements to which each of them is a party, nor (assuming the Parent Stockholder Approval is obtained) the consummation of the Transactions shall: (i) conflict with or violate their respective Charter Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Parent Material Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)            The execution and delivery by each of Parent, Merger Sub I and Merger Sub II of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of the Certificate of Merger in accordance with the DGCL; (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business; (iii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder; and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent the consummation of the Merger.

Section 4.6      Compliance; Approvals. Since its incorporation or organization, as applicable, each of Parent, Merger Sub I and Merger Sub II has complied in all material respects with and has not been in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation or organization, as applicable, to the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has been pending or threatened. No written, or to the Knowledge of Parent, oral notice of non-compliance with any Applicable Legal Requirements has been received by Parent, Merger Sub I or Merger Sub II. Each of Parent, Merger Sub I and Merger Sub II is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent, Merger Sub I and Merger Sub II, taken as a whole.

Section 4.7      Parent SEC Reports and Financial Statements.

(a)            Except as set forth on Schedule 4.7 of the Parent Disclosure Schedule: Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since the initial registration of Parent Class A Stock to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Parent SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Parent SEC Reports”). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC or Nasdaq (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 806) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction or copies have otherwise been provided to the Company. Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq. None of Parent (including any employee thereof), Merger Sub I, Merger Sub II or Parent’s independent auditors has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent, (B) any fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or (C) any claim or allegation regarding either (A) or (B).

(b)            The financial statements and notes contained or incorporated by reference in the Parent SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present, the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.

Section 4.8      Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2020, there has not been: (a) any Parent Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities; (c) any split, combination or reclassification of any of Parent’s capital stock; (d) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of Parent; (f) any revaluation by Parent of any of its assets, including, without limitation, any sale of assets of Parent other than in the ordinary course of business; or (g) any action taken or agreed upon by Parent or any of its Subsidiaries that would be prohibited by Section 5.2 if such action were taken on or after the date hereof without the consent of the Company.

Section 4.9      Litigation. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity: (a) challenging or seeking to enjoining, alter or materially delay the Transactions; or (b) that would, individually or in the aggregate, reasonably be expected to be material to Parent.

Section 4.10      Business Activities; Liabilities.

(a)            Since their respective incorporation, none of Parent, Merger Sub I, or Merger Sub II has conducted any business activities other than activities: (i) in connection with its organization; or (ii) directed toward the accomplishment of a business combination. Except as set forth in the Parent Organizational Documents, there is no Contract or Order binding upon Parent, Merger Sub I or Merger Sub II or to which any of them is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing). Other than under the Transaction Agreements or pursuant to the performance of its obligations thereunder, none of Parent, Merger Sub I or Merger Sub II has any material liabilities, debts or obligations (absolute, accrued, contingent or otherwise).

(b)            Each of Merger Sub I and Merger Sub II was formed solely for the purpose of effecting the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and has no, and at all times prior to the Effective Time, except as expressly contemplated by this Agreement, the Transaction Agreements and the other documents and transactions contemplated hereby and thereby, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(c)            Except for this Agreement, the Transaction Agreements, the Transactions and the Parent Material Contracts, Parent has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Parent Material Contract (as defined below) or party to any transaction which is, or would reasonably be interpreted as constituting, a Parent Business Combination. Except for the transactions contemplated by this Agreement, the Transaction Agreements, or the Trust Agreement, neither Merger Sub I nor Merger Sub II owns or has a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

Section 4.11      Parent Material Contracts. Schedule 4.11 of the Parent Disclosure Letter sets forth a true, correct and complete list of each Contract to which Parent, Merger Sub I or Merger Sub II is party pursuant to which greater than $50,000 is reasonably expected to be due in any single calendar year (the “Parent Material Contracts”), other than any such Parent Material Contract that is listed as an exhibit to Parent’s Form S-1 Registration Statement, initially filed with the SEC on December 23, 2020. To the extent Parent, Merger Sub I or Merger Sub II is a party to a Contract that is not a Parent Material Contract, Parent, Merger Sub I or Merger Sub II (as applicable) may terminate such other Contract without post-termination liability or obligation beyond payments owing through the date of termination.

Section 4.12      Parent Listing. The issued and outstanding Public Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ENFAU”. The issued and outstanding shares of Parent Class A Stock (excluding those underlying Private Placement Units) are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “ENFA”. The issued and outstanding Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “ENFAW”. Parent is a member in good standing with Nasdaq. There is no action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Units, the shares of Parent Class A Stock or Public Warrants or terminate the listing of Parent on Nasdaq. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Public Units, the Parent Class A Stock or Public Warrants under the Exchange Act.

Section 4.13      Convertible Financing Amount. Section 4.13 of the Parent Disclosure Letter sets forth a true, accurate and complete list of each of the subscription agreements (the “Convertible Financing Agreements”) entered into by Parent with the applicable investors named therein (collectively, the “Convertible Financing Investors”), pursuant to which the Convertible Financing Investors have committed to provide convertible note financing to Parent in the aggregate amount of $150,000,000 (the “Convertible Financing Amount”). The Convertible Financing Amount, together with the amount in the Trust Account at the Closing, are in the aggregate sufficient to enable Parent to: (a) pay all cash amounts required to be paid by Parent or its Subsidiaries under or in connection with this Agreement, including but not limited to the Closing Cash Consideration (as defined in the C Acquisition Purchase Agreement) to Verizon and Hearst, in accordance with terms of the C Acquisition Purchase Agreement; and (b) pay any and all fees and expenses of or payable by Parent with respect to the Transactions. To Parent’s Knowledge with respect, as of the date hereof, the Convertible Financing Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent. Each Convertible Financing Agreement is a legal, valid and binding obligation of Parent and, to Parent’s Knowledge, each Convertible Financing Investor. As of the date hereof, Parent does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Convertible Financing Agreement not being satisfied, or the Convertible Financing Amount not being available to Parent, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any material term or condition of any Convertible Financing Agreement and, as of the date hereof, Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Convertible Financing Agreement. The Convertible Financing Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the Convertible Financing Investor to contribute to Parent the applicable portion of the Convertible Financing Amount set forth in the applicable Convertible Financing Agreement on the terms therein.

Section 4.14      Trust Account.

(a)            As of June 22, 2021, Parent had $287,507,585.58 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) dated as of January 11, 2021, by and between Parent and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting all of the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement and the Convertible Financing Agreements, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b)            The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, Continental. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and Continental that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Class A Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Class A Stock pursuant to Parent’s Charter Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) to redeem Parent Class A Stock in accordance with the provisions of Parent’s Charter Documents. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account. Parent has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, none of Parent, Merger Sub I or Merger Sub II has any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent, Merger Sub I and Merger Sub II on the Closing Date.

Section 4.15      Taxes

(a)            All income and other material Tax Returns required to be filed by (or with respect to) the Parent have been timely filed (after giving effect to any valid extensions) in each jurisdiction in which Parent is required to file Tax Returns, and all such Tax Returns are true, correct and complete in all material respects.

(b)            Parent has paid all Taxes which are due and payable.

(c)            Parent has complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all Taxes, and all Taxes required by Applicable Legal Requirements to be withheld by Parent been duly and timely withheld and paid over to the appropriate Governmental Entity.

(d)            No deficiency for any Taxes has been asserted or assessed by any Governmental Entity in writing against Parent (nor to the Knowledge of the Parent is there any), which deficiency has not been paid, resolved, or being contested in good faith in appropriate Legal Proceedings and for which sufficient reserves have been established on the Financial Statements in accordance with GAAP. No audit or other proceeding by any Governmental Entity is currently pending or threatened in writing against Parent with respect to any Taxes due from such entities (and, to the Knowledge of the Parent, no such audit is pending or contemplated). No adjustment relating to any Tax Return filed by Parent has been proposed in writing by any Governmental Entity.

(e)            There are no liens for Taxes (other than Permitted Liens) upon any of the assets of Parent.

(f)            There are no Tax Sharing Agreements under which Parent could be liable after the Closing Date for the Tax liability of any Person, except for customary agreements or arrangements with customers, vendors, lessors, lenders and the like or other similar agreements, in each case, that do not relate primarily to Taxes.

(g)            Parent has not consented to waive or extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect, and no written request for any such waiver or extension is currently pending.

(h)            Parent has not deferred the payment of Tax or the recognition of taxable income or gain as result of any Pandemic Measures (including, without limitation, the CARES Act).

(i)            Parent has not taken any action, and, to the Knowledge of Parent, does not know of any circumstance, that would prevent the Two-Step Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 4.16      Registration Statement and Proxy Statement. On the effective date of the Registration Statement, the Registration Statement, and when first filed in accordance with Rule 424(b) and/or filed pursuant to Section 14A, the Proxy Statement (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the date of any filing pursuant to Rule 424(b) and/or Section 14A, the date the Proxy Statement, as applicable, is first mailed to the stockholders of Parent, and at the time of the Special Meeting, the Proxy Statement, as applicable (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Parent makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Proxy Statement in reliance upon and in conformity with information furnished in writing to Parent by or on behalf of the Company or another third party specifically for inclusion in the Registration Statement or the Proxy Statement.

Section 4.17      Employees; Benefit Plans. Parent has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee. Parent does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Transaction Agreements nor the consummation of the Transactions will, either alone or in connection with any other event: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Parent; (b) result in the acceleration of the time of payment or vesting of any such benefits; or (c) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code or any excise tax owing under Section 4999 of the Code.

Section 4.18      Board Approval; Stockholder Vote. The board of directors of Parent, Merger Sub I and Merger Sub II (including any required committee or subgroup of the board of directors of Parent, Merger Sub I or Merger Sub II, as applicable), as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements and the consummation of the Transactions (including the Merger); and (b) determined that the consummation of the Transactions (including the Merger) is in the best interest of, as applicable, the stockholders of Parent, Merger Sub I or Merger Sub II (as applicable). Other than receipt of the Parent Stockholder Approval and the adoption by Parent, as the sole stockholder of Merger Sub I and Merger Sub II, of this Agreement, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the Transactions.

Section 4.19      Anti-Takeover Laws. The board of directors of Parent and Merger Sub I (including any required committee or subgroup of the board of directors of Parent, Merger Sub I or Merger Sub II, as applicable) have taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to, or as a result of, the execution of this Agreement or the Transaction Agreements or the consummation of the Transactions without any further action on the part of the stockholders of Parent, the stockholders of Merger Sub I or Merger Sub II, the board of directors of Parent or Merger Sub I or Merger Sub II. No other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other anti-takeover statute or Applicable Legal Requirement (each, together with Section 203 of the DGCL, a “Takeover Law”) is applicable to Parent, Merger Sub I, Merger Sub II, the Transactions or the Transaction Agreements.

Section 4.20      Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and which are material to Parent, free and clear of any Liens (other than Permitted Liens).

Section 4.21      Affiliate Transactions. Except as described in the Parent SEC Reports, no Contract between Parent, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of Parent (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to Parent.

Section 4.22      Brokers. Other than fees or commissions for which Parent will be solely responsible, none of Parent, Merger Sub I, Merger Sub II, or any of their respective Affiliates, including Sponsor, has any liability or obligation to pay, or is entitled to receive, any fees or commissions to any broker, finder or agent with respect to the Transactions.

Section 4.23      Disclaimer of Other Warranties. PARENT, MERGER SUB I AND MERGER SUB II HEREBY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN Article III, NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PARENT, MERGER SUB I, MERGER SUB II, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE COMPANY STOCKHOLDERS (OR ANY HOLDER OF DERIVATIVE SECURITIES OF THE COMPANY), ANY OF THE GROUP COMPANIES OR ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES, BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (a) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT, MERGER SUB I, MERGER SUB II, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY WHATSOEVER OTHER THAN SOLELY IN THE CASE OF THE COMPANY AS EXPRESSLY MADE BY THE COMPANY TO PARENT, MERGER SUB I AND MERGER SUB II IN ARTICLE III; AND (b) NONE OF THE COMPANY NOR ANY OF ITS SUBSIDIARIES, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO PARENT, MERGER SUB I, MERGER SUB II, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (i) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (ii) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (iii) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. EACH OF PARENT, MERGER SUB I AND MERGER SUB II HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE III, OF THIS AGREEMENT. EACH OF PARENT, MERGER SUB I AND MERGER SUB II ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH OF PARENT, MERGER SUB I AND MERGER SUB II HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE III, OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.23, CLAIMS AGAINST THE COMPANY OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING THE OF THE REPRESENTATIONS AND WARRANTIES IN Article III, BY SUCH PERSON.

Article V
CONDUCT PRIOR TO THE CLOSING DATE

Section 5.1      Conduct of Business by the Company and the Company Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall, and shall cause each of the Company Subsidiaries to, use its commercially reasonable efforts to carry on its business in the ordinary course consistent with past practice, except: (a) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); (b) as expressly contemplated by this Agreement or the Company Disclosure Letter; (c) to the extent required to perform its obligations under or contemplated by the C Acquisition Transaction Documents; or (d) as may be required by Applicable Legal Requirements (including Pandemic Measures). Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement, as set forth on Schedule 5.1 of the Company Disclosure Letter, or as required by Applicable Legal Requirements (including Pandemic Measures), without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a)            except as otherwise required by any existing Company Benefit Plan, this Agreement or Applicable Legal Requirements: (i) increase, award or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus or other payment, right or benefit to, any current or former employee, director or independent contractor of any Group Company, except for annual salary or wage increases to any such Person with an annual base salary or wage rate of less than $250,000, in each case in the ordinary course of business consistent with past practice; (ii) award, grant or pay any severance, termination or retention payments or benefits or change in control or transaction bonus pay or benefits to, or otherwise increase the severance, termination, retention payments or benefits or change in control or transaction bonus pay or benefits of, any current or former employee, director or independent contractor of any Group Company; (iii) enter into, amend (other than immaterial amendments) or terminate any Company Benefit Plan or any employee benefit plan, policy, program, practice, agreement, trust or arrangement that would have constituted an Company Benefit Plan if it had been in effect on the date of this Agreement (other than annual renewal of welfare plans in the ordinary course of business that does not result in a material increase in cost to the Group Companies); (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Company Benefit Plan; (v) except as set forth in Schedule 5.1(a), grant any equity or equity-based compensation awards; (vi) loan or advance any money or other property to any present or former employee, director or independent contractor or any Group Company (other than (i) routine expense advances to employees, directors or independent contractors of any Group Company and (ii) employee loans taken against an employee’s 401(k) plan contributions), or (vii) terminate any employee at the SVP level or higher or independent contractor if such terminated independent contractor receives annual fees in excess of $1,000,000 (in each case other than for cause);

(b)            (i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, cancel, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company in any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any of the businesses of the Group Companies; (ii) grant, amend, waive, cancel or modify any material rights in or to any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the Patent applications owned by the Company other than applications the Company, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any Trade Secrets constituting material Owned Intellectual Property or any Trade Secrets of any Person to whom any Group Company has a confidentiality obligation to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets, other than, in each of (i) through (iv), in the ordinary course of business consistent with past practice; provided that the Company shall not license on an exclusive basis or sell any material Owned Intellectual Property other than exclusive licenses or sales (A) resulting from the exercise of options or other rights granted by the Group Companies under a Contract to third parties before the date of this Agreement or (B) in the context of co-production or co-development agreements, in each case of (A) and (B), in the ordinary course of business;

(c)            except for transactions solely among the Group Companies: (i) directly or indirectly declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company, other than pursuant to the terms of a Company Option, Company Restricted Stock Award or Company RSU; (iii) grant, issue, sell or otherwise dispose, or authorize to issue, sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other Contracts for the purchase or acquisition of such capital stock), as applicable, in any Group Company; (iv) directly or indirectly declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(d)            amend its Charter Documents, or form or establish any Subsidiary;

(e)            (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(f)            sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, any material assets (other than Intellectual Property) or material properties, other than any sale, lease or disposition in the ordinary course of business consistent with past practice or as set forth on Schedule 5.1(f) of the Company Disclosure Letter;

(g)            (i) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another Person; (ii) make, incur, create or assume any Indebtedness, loans, advances or capital contributions to, or investments in, or guarantee any Indebtedness of, any Person other than any of the Group Companies except for (A) loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations existing as of the date of this Agreement, in each case set forth on Schedule 5.1(g) of the Company Disclosure Letter; provided, that any such amounts do not exceed $250,000 in the aggregate and remain with the Company for general working capital expenditures in the ordinary course of business and (B) equipment financing arrangements entered into in the ordinary course of business; (iii) except in the ordinary course of business consistent with past practice, create any material Liens on any material property or assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (iv) cancel, forgive or prepay any Indebtedness owed to any of the Group Companies; or (v) make, incur or commit to make or incur any capital expenditures, other than in the ordinary course of business consistent with past practice (but not to exceed in the aggregate $10,000,000);

(h)            (i) release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies, taken as a whole, and not concerning an uninsured amount in excess of $5,000,000 in the aggregate (for clarity, this clause (i) shall not prohibit the settlement of any Legal Proceeding where the uninsured responsibility of the Company is less than or equal to $5,000,000) or (ii) commence any Legal Proceeding material to the Group Companies, taken as a whole;

(i)            (i) enter into any Contract that would have been a Company Affiliate Contract or C Acquisition Transaction Document or, except in the ordinary course of business consistent with past practice, a Company Material Contract, in either case had it been entered into prior to the date of this Agreement or (ii) waive, delay the exercise of, release or assign any material rights or claims under any Company Affiliate Contract or C Acquisition Transaction Document or, except in the ordinary course of business consistent with past practice, a Company Material Contract;

(j)            modify, amend or terminate in a manner that is adverse to the applicable Group Companies, any Company Affiliate Contract, Company Material Contract or C Acquisition Transaction Document, or modify or amend any C Acquisition Transaction Document in a manner that increases the obligations of Parent under Section 1.4(d) or Section 1.4(e) of this Agreement;

(k)            incur or enter into a Contract requiring the Company to make any capital expenditures in excess of $500,000 in any 12-month period;

(l)            except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(m)            (i) make or rescind any material Tax election; (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any amendment to any material Tax Return or any income Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Applicable Legal Requirement) with any Governmental Entity; (viii) incur any liability for Taxes other than in the ordinary course of business; (ix) prepare any Tax Return in a manner inconsistent with past practice; (x) take any action or fail to take any action that would reasonably be expected to prevent, impair or impede Two-Step Merger from qualifying for the Intended Tax Treatment; or (xi) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of the Company or any Company Subsidiary;

(n)            subject to clause (a) above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, in each case requiring the Company to make any expenditures in excess of $250,000 in any 12-month period, other than payments or distributions relating to obligations in respect of arms-length commercial transactions pursuant to the agreements set forth on Schedule 5.1(n) of the Company Disclosure Letter as existing on the date of this Agreement;

(o)            engage in any material new line of business;

(p)            voluntarily fail to maintain, cancel or materially change coverage under, in a manner detrimental to any Group Company, any insurance policy maintained with respect to any Group Company and its assets and properties; or

(q)            agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1(a) through (p) above.

Notwithstanding anything to the contrary herein, the Company may, in connection with COVID-19, take such actions in good faith, as are consistent with the Company’s past practices with respect to COVID-19, and as are reasonably necessary (x) to protect the health and safety of the Company’s employees and other individuals having business dealings with the Company or (y) to respond to third-party supply or service disruptions caused by COVID-19, including, but not limited to, Pandemic Measures, and any such actions taken (or not taken) as a result of, in response to, or otherwise related to COVID-19 shall be deemed to be taken in the “ordinary course of business” for all purposes of this Section 5.1 and not be considered a breach of this Section 5.1; provided that, to the extent that the Company took any actions pursuant to the immediately preceding clause that caused deviations from its business being conducted in the ordinary course of business, the Company shall resume conducting its business in the ordinary course of business in all material respects as soon as reasonably practicable.

Nothing contained in this Agreement shall give Parent, directly or indirectly, any right to control or direct the operations of the Group Companies prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Parent and the Company will work together in good faith to agree upon a plan for any equity and equity-based compensation awards to be granted by the Company on or before the Closing.

Section 5.2      Conduct of Business by Parent, Merger Sub I and Merger Sub II. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to carry on its business in the ordinary course, except to the extent that the Company shall otherwise consent in writing or as contemplated by this Agreement (including as contemplated by the Convertible Financing Agreements). Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement or as required by Applicable Legal Requirements (including Pandemic Measures), without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:(a)      declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

(b)            purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Parent or any of its Subsidiaries;

(c)            other than in connection with the Convertible Financing Agreements or any Parent Working Capital Loans, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d)            amend its Charter Documents or form or establish any Subsidiary;

(e)            (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

(f)            incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business and except with respect to any Parent Working Capital Loans;

(g)            except as required by GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(h)            (i) make or rescind any material Tax election; (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any amendment to any material Tax Return or any income Tax Return; (v) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Applicable Legal Requirement) with any Governmental Entity; (vi) create any material Liens on any material property or assets of Parent, Merger Sub I or Merger Sub II; (vii) incur any liability for Taxes other than in the ordinary course of business; or (viii) take any action or fail to take any action that would reasonably be expected to prevent, impair or impede Two-Step Merger from qualifying for the Intended Tax Treatment;

(i)            liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent, Merger Sub I or Merger Sub II;

(j)            commence, settle or compromise any Legal Proceeding;

(k)            engage in any material new line of business;

(l)            amend the Trust Agreement or any other agreement related to the Trust Account;

(m)            make any expenditures utilizing funds in the Trust Account;

(n)            (i) adopt or amend any employee benefit plan, or enter into any employment contract or collective bargaining agreement, other than the 2021 EIP or the ESPP, or (ii) hire any employee or any other individual to provide services to Parent or its Subsidiaries;

(o)            (i) enter into any Parent Material Contract or other Contract that will not be terminable for convenience on or before Closing without requiring the payment of any amount or any post-Closing liability or obligation in excluding an engagement or services agreement with a proxy solicitor in connection with the Proxy Statement, (ii) modify, amend or terminate any Parent Material Contract in a manner adverse to the Surviving Company, or (iii) waive, delay the exercise of, release or assign any material rights or claims under any Parent Material Contract; or

(p)            agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.2(a) through (o) above.

Article VI
ADDITIONAL AGREEMENTS

Section 6.1      Registration Statement; Special Meeting; Solicitation of Company Stockholder Approvals.

(a)            Registration Statement.

(i)            As promptly as practicable following the execution and delivery of this Agreement and in any event, no later than 30 calendar days following the date of this Agreement, Parent shall, in accordance with this Section 6.1(a), prepare, with the assistance of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”), in connection with the registration under the Securities Act of the Parent Class A Stock to be issued in accordance with Section 2.7 and Section 1.4(e), which Registration Statement will also contain the Proxy Statement. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Promptly after the Registration Statement is declared effective under the Securities Act, Parent will cause the Proxy Statement to be mailed to stockholders of Parent. All filing fees and expenses incurred in connection with the Registration Statement and the receipt of stock exchange approval in connection with the listing of shares of Parent Class A Stock to be issued as Closing Consideration on the Closing Date shall be included in the Parent Transaction Costs.

(ii)            Each of Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Parent or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with Applicable Legal Requirements, then (A) such party shall promptly inform the other party and (B) Parent, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Parent and the Company shall use reasonable best efforts to cause the Registration Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of capital stock of Parent, as applicable, in each case pursuant to Applicable Legal Requirements and subject to the terms and conditions of this Agreement and the Parent Organizational Documents. Each of Parent and the Company shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that Parent receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(iii)            Parent agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, including disseminating the Proxy Statement to the stockholders of Parent in advance of the Special Meeting, for the purpose of, among other things: (A) providing Parent’s stockholders with the opportunity to redeem shares of Parent Class A Stock in accordance with the Parent’s Charter (the “Parent Stockholder Redemption”); and (B) soliciting proxies from holders of Parent Class A Stock to vote at the Special Meeting in favor of: (1) the approval of this Agreement and of the Transactions as a “Business Combination” as defined in Parent’s Charter and pursuant thereto; (2) the issuance of shares of Parent Class A Stock in connection with the Convertible Financing Agreement and Parent Class A Stock, Parent Class B Stock and Parent Class C Stock in connection with Section 2.7; (3) the amendment and restatement of the Parent Organizational Documents in the form of the Parent A&R Charter attached hereto as Exhibit B and the Parent A&R Bylaws in the form attached hereto as Exhibit C; (4) the adoption of the 2021 EIP and ESPP; (5) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals: (6) the election of directors effective as of the Closing as contemplated by Section 6.16; and (7) any other proposals the Parties deem reasonably necessary or desirable to consummate the Transactions or which are required or deemed advisable by the SEC (or its staff members) (collectively, the “Parent Stockholder Matters”). Without the prior written consent of the Company, the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by stockholders of Parent at the Special Meeting.

(iv)            Parent shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder. The Company agrees to promptly provide Parent with such information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, as is reasonably requested by Parent for inclusion in the Registration Statement. The Company shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Parent and its counsel in connection with the drafting of the Registration Statement and responding in a timely manner to comments on the Registration Statement from the SEC.

(b)            Parent shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, establish a record date (which date shall be mutually agreed with the Company) for, duly call and give notice of, the Special Meeting in accordance with the DGCL. Parent shall convene and hold, no later than 45 days after the Proxy Statement is mailed, a meeting of Parent’s stockholders (the “Special Meeting”), for the purpose of obtaining the approval of the Parent Stockholder Matters. Parent shall use its reasonable best efforts to obtain the approval of the Parent Stockholder Matters at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Legal Requirements for the purpose of seeking the approval of the Parent Stockholder Matters. Subject to the proviso in the following sentence, Parent shall include the Parent Recommendation in the Proxy Statement. The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Special Meeting: (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Parent has determined in good faith is required by Applicable Legal Requirements is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to Parent’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Class A Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Parent Stockholder Matters; or (iv) if the holders of Parent Class A Stock have elected to redeem a number of Parent Class A Stock as of such time that would reasonably be expected to result in Parent not satisfying the Company’s Required Funds; provided, that in the event of a postponement or adjournment pursuant to clauses (i), (ii), (iii) or (iv) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved; provided, further, that the Special Meeting, without the prior written consent of the Company, (x) may not be adjourned to a date that is more than ten (10) Business Days after the date for which the Special Meeting was originally scheduled or the most recently adjourned Special Meeting (excluding any adjournments required by Applicable Legal Requirements) and (y) must be held no later than four (4) Business Days prior to the Outside Date.

(c)            Company Stockholder Approval. As promptly as practicable after the Registration Statement becomes effective, the Company shall (i) use its reasonable best efforts to solicit and obtain the Company Stockholder Approval by written consent of each of the Key Company Stockholders (pursuant to the Stockholder Support Agreement) promptly following the time at which the Registration Statement shall have been declared effective under the Securities Act and delivered or otherwise made available to stockholders, or (ii) in the event the Company is not able to obtain the Company Stockholder Approval by written consent, the Company shall duly convene a meeting of the stockholders of the Company for the purpose of voting solely upon the adoption of this Agreement, the other agreements contemplated hereby and the transactions contemplated hereby and thereby, including the Merger, as soon as reasonably practicable after the Registration Statement is declared effective. If such meeting of the stockholders of the Company is convened, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approvals at such meeting of the stockholders of the Company and shall take all other reasonable action necessary or advisable to secure the Company Stockholder Approval as soon as reasonably practicable after the Registration Statement is declared effective.

Section 6.2      Regulatory Approvals. As promptly as practicable after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it under the HSR Act within 10 Business Days after the date hereof in connection with the Transactions and shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission, U.S. Department of Justice or any other Governmental Entity in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will use reasonable best efforts to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act or any other Antitrust Laws and will use reasonable best efforts to cause the expiration or termination of the applicable waiting periods or obtain the applicable approvals as soon as practicable. Each Party will promptly provide the other with copies of all substantive written communications (and memoranda setting forth the substance of all substantive oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, Parent and the Company shall: (i) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Transactions; (ii) permit each other to review in advance any proposed substantive written communication to any such Governmental Entity and incorporate reasonable comments thereto; (iii) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (iv) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (v) keep the other reasonably informed as to the status of any such Legal Proceeding; and (vi) promptly furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. Each of the Company Transaction Costs and Parent Transaction Costs shall include 50% of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under the HSR Act.

Section 6.3      Other Filings; Press Release.

(a)            As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company.

(b)            Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement.

(c)            The Parties shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”). Prior to Closing, Parent and the Company shall prepare a joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

Section 6.4      Confidentiality; Access to Information.

(a)            Each of the Company and the Parent acknowledges that it is a party to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement with respect to the obligations of the Company and the Parent; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company or the Company Stockholders, on the one hand, or Parent, Merger Sub I or Merger Sub II, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents or representatives from a third party who was not bound to an obligation of confidentiality; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) disclosure required by Applicable Legal Requirement or stock exchange rule; or (vi) disclosure consented to in writing by Parent, Merger Sub I or Merger Sub II (in the case of the Company Stockholders and, prior to the Closing, the Company) or the Company (in the case of Parent, Merger Sub I or Merger Sub II).

(b)            Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, any other Transaction Agreement or the Transactions or any matter related to the foregoing, without the prior written consent of the Company, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Company Stockholders or the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Applicable Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) in the case of the Company or the Company Stockholders, Parent and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; (iii) announcements and communications regarding this Agreement and the Transactions to the Group Companies’ stockholders, Affiliates, and its and their respective directors, officers, employees, managers and advisors, in each case subject to an obligation of confidentiality; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 6.3 or this Section 6.4(b); (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement; and (vi) communications to customers and suppliers of the Group Companies for purposes of seeking any consents and approvals required in connection with the Transactions.

(c)            The Company will afford, and will cause the other Group Companies to afford, Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company and the other Group Companies during the period prior to the Closing to obtain all information concerning the business, including the status of the C Acquisition, business development efforts, properties, results of operations and personnel of the Company and the other Group Companies, as Parent may reasonably request in connection with the consummation of the Transactions; provided, however, that (i) any such access shall be conducted in a manner not to interfere with the businesses or operations of the Group Companies, (ii) no Group Company shall be required to provide access to or to disclose information where such access or disclosure would (x) contravene any Applicable Legal Requirement, Order or Contract of any Group Companies or, if determined by the Company in good faith after consulting with counsel, reasonably be expected to result in antitrust risk for the Company, (y) reasonably be expected to violate or result in a loss or impairment of any attorney-client, legal or work product privilege or (z) expose a Group Company to risk of liability for disclosure of sensitive or Personal Information and (iii) no Group Company shall be required to provide such access if the Company in good faith determines, in light of any Pandemic Measures, that such access would reasonably be expected to jeopardize the health and safety of any Group Company personnel or representatives.

(d)            Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that (i) any such access shall be conducted in a manner not to interfere with the businesses or operations of Parent, (ii) the Parent shall not be required to provide access to or to disclose information where such access or disclosure would (x) contravene any Applicable Legal Requirement, Order or Contract of the Parent, (y) reasonably be expected to violate or result in a loss or impairment of any attorney-client, legal or work product privilege or (z) expose the Parent to risk of liability for disclosure of sensitive or Personal Information and (iii) the Parent shall not be required to provide such access if the Parent in good faith determines, in light of any Pandemic Measures, that such access would reasonably be expected to jeopardize the health and safety of the Parent’s personnel or representatives.

Section 6.5      Reasonable Best Efforts.

(a)            Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including using reasonable best efforts to accomplish the following: (i) the taking of commercially reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied; (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iii) the taking of commercially reasonable acts necessary to obtain all consents, approvals or waivers from third parties required as a result of the Transactions, including any other consents, approvals or waivers from third parties referred to on Schedule 3.5(b) of the Company Disclosure Letter, and, in the case of Parent, to terminate any Contracts to which Parent, Merger Sub I or Merger Sub II is a party that are not required for the operation of the Surviving Entity following Closing, if and to the extent reasonably requested by the Company; (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (v) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions. This obligation shall include, on the part of Parent, sending a termination letter to Continental substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”).

(b)            Notwithstanding anything herein to the contrary, nothing in this Section 6.5 shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

(c)            From and after the date of this Agreement until the earlier of the Closing and the valid termination of this Agreement pursuant to its terms, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Legal Proceedings (including derivative claims) relating to this Agreement, any Transaction Agreement or any matters relating thereto other than any appraisal claims contemplated by Section 2.14 (collectively, the “Transaction Litigation”) commenced against, in the case of Parent, Merger Sub I or Merger Sub II, any of Parent, Merger Sub I or Merger Sub II or any of their respective Representatives (in their capacity as a representative of Parent, Merger Sub I or Merger Sub II) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a representative of a Group Company). Parent and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation and (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation; provided, however, that in no event shall Parent, Merger Sub I or Merger Sub II, on one hand, or the Company, any other Group Company, on the other hand, or, in any case, any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of the Company or Parent, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)            Parent will use its reasonable best efforts to cooperate with the Company in its efforts to consummate the C Acquisition, including (i) responding promptly and furnishing information concerning itself and its Affiliates as reasonably requested by the Company and (ii) taking reasonably required actions to assist the Company in its efforts to satisfy the conditions set forth in any C Acquisition Transaction Document.

Section 6.6      No Parent Securities Transactions. Neither the Company nor any of its controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of the Company and the Transactions. The Company shall use its commercially reasonable efforts to require each of its officers, directors and employees to comply with the foregoing requirement.

Section 6.7      No Claim Against Trust Account. For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company, on behalf of itself and its Affiliates agrees that:

(a)            neither the Company nor any of its Affiliates do now or at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including any distributions therefrom), in each case, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or the Transactions or any proposed or actual business relationship between Parent or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims against the Trust Account are collectively referred to hereafter as the “Released Claims”);

(b)            the Company, on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, Contracts or agreements with Parent or its Representatives, including this Agreement or the Transactions, and will not seek recourse against the Trust Account (including any distributions therefrom) in connection therewith (including for an alleged breach of this Agreement or any other agreement with Parent or its Affiliates);

(c)            the irrevocable waiver set forth in the immediately preceding clause (b) is material to this Agreement and specifically relied upon by Parent and its Affiliates to induce Parent to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under Applicable Legal Requirements; and

(d)            to the extent the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Parent or its Representatives, including this Agreement or the Transactions, which proceeding seeks, in whole or in part, monetary relief against Parent or Representatives, the Company hereby acknowledges and agrees that the Company’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and such claim shall not permit the Company or its Affiliates (or any Person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

(e)            For the avoidance of doubt, (i) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies or other assets of Parent held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions or for intentional fraud in the making of the representations and warranties in Article IV; and (ii) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future pursuant to this Agreement against Parent’s assets or funds that are not held in the Trust Account.

Section 6.8      Disclosure of Certain Matters. Each of Parent, Merger Sub I, Merger Sub II and the Company will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that: (a) is reasonably likely to cause any of the conditions set forth in Article VII not to be satisfied; or (b) would require any amendment or supplement to the Proxy Statement.

Section 6.9      Securities Listing; Parent Public Filings.

(a)            Parent will use its reasonable best efforts to cause the shares of Parent Class A Stock issued in connection with the Merger to be approved for listing on Nasdaq at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to (a) ensure Parent remains listed as a public company on Nasdaq, and (b) keep the Parent Class A Stock and Parent Warrants listed for trading on Nasdaq. After the Closing, Parent shall use commercially reasonable efforts to continue the listing for trading of the Parent Class A Stock and Parent Warrants on Nasdaq.

(b)            From the date hereof through the Closing, Parent will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities laws.

Section 6.10      No Solicitation.

(a)            During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, other than with respect to the Merger and the other Transactions, the Company shall not, and shall cause its Subsidiaries not to, and shall direct its stockholders, employees, agents, officers, directors, representatives and advisors (collectively, in each case in their capacity as such, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than Parent and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, the Company shall, and shall cause its Subsidiaries and the Company Stockholders to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination excluding the Merger and the other Transactions. The provisions of this Section 6.10(a) are intended to be for the benefit of, and enforceable by each of Verizon and Hearst, notwithstanding any waiver by Parent of the Company’s obligations pursuant to this Section 6.10(a), and each of Verizon and Hearst shall be a third-party beneficiary of this Section 6.10(a).

(b)            During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, other than with respect to the Merger and the other Transactions, Parent, Merger Sub I and Merger Sub II shall not, and shall direct their respective Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Company Stockholders, CM Partners, LLC and their respective Representatives) concerning any merger, purchase of ownership interests or assets of Parent, recapitalization or similar business combination transaction (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Parent, Merger Sub I and Merger Sub II shall, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Parent Business Combination.

(c)            Each Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties (and in the case of Parent’s receipt of a Parent Business Combination proposal, Parent shall also provide notice to the Company) if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission (and in the case of Parent’s receipt, Parent shall also provide copies to the Company).

Section 6.11      Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be used or released except for the withdrawal of interest to pay any /Tax obligation owed by Parent as a result of assets owned by Parent, including franchise Taxes. Upon satisfaction or waiver of the conditions set forth in Article VII and provision of notice thereof to Continental (which notice Parent shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered, including providing Continental with the Trust Termination Letter; and (ii) shall use reasonable best efforts to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter, including all amounts payable to: (A) to stockholders who elect to have their Parent Class A Stock converted to cash in accordance with the provisions of Parent’s Charter Documents in respect of Parent Stockholder Redemptions; (B) for income Tax or other Tax obligations of Parent prior to Closing; (C) for any Parent Transaction Costs and any Company Transaction Costs; and (D) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of Parent; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.12      Directors’ and Officers’ Liability Insurance.

(a)            Parent agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of any Group Company (each, together with such Person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in their respective Charter Documents or in any indemnification agreement with respect to any Group Company set forth on Schedule 6.12(a) of the Company Disclosure Letter shall survive the Closing and shall continue in full force and effect. For a period of six years from the Closing Date, Parent shall use reasonable best efforts cause the Surviving Entity and the Group Companies to maintain in effect the exculpation, indemnification and advancement of expenses provisions of such Group Company’s Charter Documents as in effect immediately prior to the Closing Date or in any indemnification agreements of each Group Company with any D&O Indemnified Party as in effect immediately prior to the Closing Date, and Parent shall, and shall use reasonable best efforts to cause the Group Companies to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim. From and after the Closing Date, Parent shall use reasonable best efforts to cause the Surviving Entity and the Group Companies to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.12 without limit as to time.

(b)            Parent shall, or shall cause the Surviving Company, to maintain, or cause to be maintained, in effect for six (6) years following the Effective Time, without lapses in coverage, directors’ and officers’ liability insurance that provides coverage for the individual persons who are directors and officers of either the Parent or the Company as of the date of this Agreement. Such insurance shall provide coverage on terms (with respect to coverage and amount afforded to individual directors and officers) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided to individual directors and officers of such Person by such Person’s directors’ and officers’ liability insurance policies as of the date of this Agreement (the “D&O Coverage Obligation”). The D&O Coverage Obligation can be fulfilled in one of two ways at the election of Parent: (i) the annual renewal of a D&O insurance policy providing the aforementioned coverage (the “Annual Policy Option”), or (ii) through the purchase of a “tail” or “runoff” for the directors’ and officers’ liability insurance policies in effect for the directors and officers of such Person before the date of this Agreement (the “Tail Option”). Should Parent choose the Annual Policy Option, and at any time between the Closing Date and the six-year anniversary of the Closing Date, Parent for any reason, does not renew the annually renewing directors’ and officers’ liability insurance policies, then Parent shall purchase a tail policy for this lapsing D&O insurance program, the duration of which shall be no less than the number of years equal to the remaining time period between the six-year anniversary of the Closing Date and the number of years that had elapsed between the Closing Date and the lapsing of the annually renewing directors’ and officers’ liability insurance policies, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 6.12(b).

(c)            The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Charter Documents of any Group Company, any other indemnification arrangement, any Applicable Legal Requirement or otherwise. The obligations of Parent and the Group Companies under this Section 6.12 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 6.12 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 6.12.

(d)            If Parent or, after the Closing, any Group Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or such Group Company, as applicable, assume the obligations set forth in this Section 6.12.

Section 6.13      Tax Matters.

(a)            All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions shall be borne and paid by the Parent. Parent shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Company and Parent shall reasonably cooperate with respect thereto as necessary).

(b)            Prior to the Closing Date, the Company shall provide Parent with a certificate prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code.

(c)            All Tax Sharing Agreements with respect to or involving any Group Company (other than any agreement entered into in the ordinary course of business and not primarily concerning Taxes or any agreement the only parties to which are Group Companies) shall be terminated prior to the Closing Date and, after the Closing Date, none of the Group Companies shall be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date, and there shall be no continuing obligation after the Closing Date to make any payments under any such agreements or arrangements.

Section 6.14      Convertible Financing Agreements.

(a)            Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Convertible Financing Agreements, in each case, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed in respect of any such amendment, modification, waiver or replacement that is not and would not reasonably be expected to be materially adverse to the Company or the Company Stockholders). Parent shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Convertible Financing Agreements on the terms and conditions described therein, including maintaining in effect the Convertible Financing Agreements and: (i) using its reasonable best efforts to satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Convertible Financing Agreements and otherwise comply with its obligations thereunder; and (ii) in the event that all conditions in the Convertible Financing Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Convertible Financing Agreements at or prior to Closing. Parent shall enforce its rights under the Convertible Financing Agreements in the event that all conditions in the Convertible Financing Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable Convertible Financing Investor to contribute to Parent the applicable portion of the Convertible Financing Amount set forth in the applicable Convertible Financing Agreement at or prior to the Closing. Without limiting the generality of the foregoing, Parent shall give the Company prompt (and, in any event within three (3) Business Days) written notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Convertible Financing Agreement known to Parent; (B) of the receipt of any written notice or other written communication from any party to any Convertible Financing Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Convertible Financing Agreement or any provisions of any Convertible Financing Agreement; and (C) if Parent does not expect to receive all or any portion of the Convertible Financing Amount on the terms, in the manner or from the sources contemplated by the Convertible Financing Agreements. The Convertible Financing Agreements contain all of the conditions precedent to the obligations of the Convertible Financing Investors to contribute to Parent the applicable portion of the Convertible Financing Amount set forth in the applicable Convertible Financing Agreement on the terms therein.

(b)            Parent shall use its reasonable best efforts to cause the Convertible Financing Investors to contribute the Convertible Financing Amount at or prior to the Closing if all conditions set forth in the applicable Convertible Financing Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and other than conditions that Parent or any of its Affiliates control the satisfaction of). Parent shall use its reasonable best efforts to take, or cause to be taken, all actions required to obtain the Convertible Financing Amount contemplated by the Convertible Financing Agreements, including enforcing the rights of Parent under the Convertible Financing Agreements.

Section 6.15      Section 16 Matters. Prior to the Effective Time, Parent shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Parent Class A Stock, Parent Class B Stock or the Parent Class C Stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 6.16      Board of Directors.

(a)            Subject to the terms of the Parent’s Charter Documents, Parent shall take all such action within its power as may be necessary or appropriate such that immediately following the Effective Time:

(i)            the board of directors of Parent shall consist of up to seven (7) directors (or such greater number as the Company and Parent may agree), which shall initially include: (i) a designee of Parent; (ii) two director nominees to be designated by the mutual agreement of the Company and the Parent as soon as reasonably practicable following the date of this Agreement and in any event prior to Closing; and (iii) the remaining director nominees to be designated by the Company pursuant to written notice to Parent as soon as reasonably practicable following the date of this Agreement; and

(ii)            the board of directors of Parent shall have a majority of “independent” directors for the purposes of Nasdaq rules, each of whom shall serve in such capacity in accordance with the terms of the Parent’s Organizational Documents following the Effective Time.

(b)            On the Closing Date, Parent shall enter into customary indemnification agreements reasonably satisfactory to the Company with each individual to be appointed to, or serving on, the board of directors of Parent upon the Closing, which indemnification agreements shall continue to be effective following the Closing (the “Indemnification Agreements”).

Section 6.17      Equity Award Matters.

(a)            2021 EIP and ESPP. Effective as of (and contingent on) the Closing, Parent shall adopt, subject to obtaining Parent Stockholder Approval, (a) the 2021 EIP, in substantially the form attached hereto as Exhibit D (as such form may be modified in accordance with this Section 6.17) and (b) the ESPP, in substantially the form attached hereto as Exhibit E (as such form may be modified in accordance with this Section 6.17). The Company may propose further edits to the 2021 EIP and the ESPP based on recommendations from the Company’s compensation consultant (which compensation consultant shall be reasonably acceptable to Parent) and the board of directors of the Company, which, after consideration and approval by Parent, not to be unreasonably withheld or delayed, shall be incorporated into the 2021 EIP and the ESPP in advance of the Special Meeting.

(b)            C Acquisition Equity Awards. Following the Closing, Parent shall grant and issue Parent RSUs (after application of the RSU Exchange Ratio) in respect of stock options, stock grants, restricted stock units or other direct or indirect rights to acquire such securities that were approved by the board of directors of the Company prior to the Closing in connection with the C Acquisition (the “Approved C Acquisition Equity Awards”).

Article VII
CONDITIONS TO THE TRANSACTION

Section 7.1      Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)            The Parent Stockholder Approval shall have been obtained.

(b)            All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated.

(c)            No provision of any Applicable Legal Requirement prohibiting, enjoining or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order prohibiting, enjoining or making illegal the consummation of the Transactions will be in effect.

(d)            The concurrent closing of the C Acquisition in accordance with the C Acquisition Purchase Agreement.

(e)            The consummation of the Convertible Financing subject to the terms of the Convertible Financing Agreements in an aggregate amount equal to the Convertible Financing Amount.

(f)            The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect, and no Legal Proceedings for that purpose shall have commenced or be threatened by the SEC.

(g)            The Company Stockholder Approval shall have been obtained.

Section 7.2      Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)            The Fundamental Representations of Parent shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of Parent set forth in Article IV hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect.

(b)            Parent, Merger Sub I and Merger Sub II shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case in all material respects.

(c)            Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 7.2(a) and Section 7.2(b).

(d)            Parent shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by Parent pursuant to Section 1.3(a), duly executed by Parent, Merger Sub I and Merger Sub II, as applicable.

(e)            The Parent A&R Charter shall have been filed with the Secretary of State of the State of Delaware and become effective, and the Parent A&R Bylaws shall have been adopted and become effective.

(f)            Parent shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 6.11, available to Parent for payment of the Company Transaction Costs and the Parent Transaction Costs at the Closing.

(g)            The funds contained in the Trust Account, together with the Convertible Financing Amount to be received substantially concurrently with the Closing, shall equal or exceed the Company’s Required Funds, and, when combined with the Company’s own cash balances as of the Closing, shall be sufficient to pay the Closing Cash Consideration (as defined in the C Acquisition Purchase Agreement) to Verizon and Hearst in accordance with the terms of the C Acquisition Purchase Agreement, in each case following (i) payment of the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions, and (ii) payment of all Company Transaction Costs and Parent Transaction Costs.

(h)            The shares of Parent Class A Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq.

(i)            No Parent Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

Section 7.3      Additional Conditions to the Obligations of Parent, Merger Sub I and Merger Sub II. The obligations of Parent, Merger Sub I and Merger Sub II to consummate and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)            The Fundamental Representations of the Company shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of the Company set forth in Article III hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

(b)            The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, in each case in all material respects.

(c)            The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).

(d)            No Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(e)            The Company shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by the Company pursuant to Section 1.3(b), duly executed by the applicable signatory or signatories specified in Section 1.3(b), if any.

Article VIII
TERMINATION

Section 8.1      Termination. This Agreement may be terminated at any time prior to the Closing:

(a)            by mutual written agreement of Parent and the Company at any time;

(b)            by either Parent or the Company if the Transactions shall not have been consummated on or before 11:59 p.m., Eastern Time, on January 24, 2022 (the “Outside Date”); provided, however, that if the SEC has not declared effective the Registration Statement on or prior to November 24, 2021, the Outside Date shall be automatically extended to February 24, 2022; provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)            by either Parent or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Merger, which Order or other action is final and nonappealable;

(d)            by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, Merger Sub I or Merger Sub II, or if any representation or warranty of Parent, Merger Sub I or Merger Sub II shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by Parent, Merger Sub I or Merger Sub II is curable by Parent, Merger Sub I or Merger Sub II prior to the Outside Date, then the Company must first provide written notice of such breach and may not terminate this Agreement under this Section 8.1(d) until the earlier of: (i) 30 days after delivery of written notice from the Company to Parent of such breach; and (ii) the Outside Date; provided, further, that each of Parent, Merger Sub I and Merger Sub II continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Parent, Merger Sub I or Merger Sub II is cured during such 30-day period);

(e)            by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach is curable by the Company prior to the Outside Date, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 8.1(e) until the earlier of: (i) 30 days after delivery of written notice from Parent to the Company of such breach; and (ii) the Outside Date; provided, further, that the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by the Company is cured during such 30-day period);

(f)            by either Parent or the Company, if, at the Special Meeting (including any adjournments thereof), the Parent Stockholder Approval shall not have been obtained;

(g)            by either Parent or the Company, if the Company Stockholder Approval shall not have been obtained by the Outside Date;

(h)            by the Company, if the Parent Stockholder Redemption results in the condition set forth in Section 7.2(g) becoming incapable of being satisfied at the Closing; or

(i)            by Parent if the Key Company Stockholders have not executed and delivered the Stockholder Support Agreement within eight (8) hours of the execution of this Agreement.

Section 8.2      Notice of Termination; Effect of Termination.

(a)            Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b)            In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 6.4 (Confidentiality; Access to Information), Section 6.7 (No Claim Against Trust Account), this Section 8.2 (Notice of Termination; Effect of Termination), Article X (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any willful and intentional breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.

Article IX
NO SURVIVAL

Section 9.1      No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 9.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against the Company with respect to intentional fraud in the making of the representations and warranties by the Company in Article III or any claim against Parent with respect to intentional fraud in the making of the representations and warranties by Parent in Article IV, as applicable.

Article X
GENERAL PROVISIONS

Section 10.1      Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, Merger Sub I or Merger Sub II, to:

890 5th Avenue Partners, Inc.

14 Elm Place, Suite 206

Rye, New York 10580

Attention: Adam Rothstein, Executive Chairman

Email:  adam@890fifthavenue.com

with a copy (which shall not constitute notice) to:

BraunHagey & Borden LLP

351 California Street

San Francisco, California 94104

Attention: Daniel J. Harris and Jason R. Sanderson

Email: harris@braunhagey.com and sanderson@braunhagey.com

if to the Company, prior to the Closing, to:

BuzzFeed, Inc.

111 E. 18th Street

13th Floor

New York, New York 10003

Attention: Chief Executive Officer; Chief Legal Officer

Email: #####@########.###; ######.######@########.###

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

902 Broadway

New York, NY 10010

Attention: Mark C. Stevens; Dawn Belt; Ethan A. Skerry; Aman Singh

Email: mstevens@fenwick.com; dbelt@fenwick.com; eskerry@fenwick.com; asingh@fenwick.com or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 10.2      Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at the “Project Bolt” online datasite hosted by Intralinks Inc. prior to and until the date of this Agreement. References to “deferred underwriting commissions” shall include any business combination marketing fees. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars (and, where applicable — e.g., related to employee compensation — shall mean the foreign equivalent based on the respective currency conversion rates). CM Partners, LLC shall not be deemed to be an Affiliate with respect to the Company or the Company Subsidiaries and shall not be deemed to be a Company Subsidiary or Group Company.

Section 10.3      Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 10.4      Entire Agreement; Third Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 6.10(a), Section 6.12 and Section 10.14 (each of which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

Section 10.5      Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Applicable Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 10.6      Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which money damages would not be an adequate remedy would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 10.7      Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 10.8      Consent to Jurisdiction; Waiver of Jury Trial.

(a)            Any proceeding based upon or arising out of or related to this Agreement, the other Transaction Agreements and the consummation of the Transactions must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware). Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of such courts, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary hereby waives, and agrees that he, she or it shall not assert, as a defense in any legal dispute that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.1. Notwithstanding the foregoing in this Section 10.8, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)            TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 10.8.

Section 10.9      Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 10.10      Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

Section 10.11      Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 10.11, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.12      Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided that, following the receipt of the Company Stockholder Approval, there shall be no amendment to this Agreement (or any of the provisions hereof) which under the DGCL or other Applicable Legal Requirements would require further approval by the stockholders of the Company in accordance with the Company Organizational Documents without such approval.

Section 10.13      Extension; Waiver. At any time prior to the Closing, Parent (on behalf of itself, Merger Sub I and Merger Sub II), on the one hand, and the Company (on behalf of itself and the Company Stockholders), on the other hand, may, to the extent not prohibited by Applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

Section 10.14      No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Applicable Legal Requirement or otherwise. Without limiting the generality of the foregoing, the Parties will not, and will not cause or permit any other Person to, hold or attempt to hold any Related Party liable for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company or any Related Party, or their respective agents or other Representatives, concerning a Group Company, this Agreement or the Transactions. The provisions of this Section 10.14 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 10.14. This Section 10.14 shall be binding on all successors and assigns of Parties.

Section 10.15      Legal Representation.

(a)            Parent hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates (including after the Closing, the Company), and each of their respective successors and assigns (all such parties, the “Parent Waiving Parties”), that Fenwick & West LLP (or any successor) may represent the Company Stockholders or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company) (collectively, the “Stockholder Group”), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of the Group Companies or other Parent Waiving Parties, and each of Parent and the Company on behalf of itself and the Parent Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Parent and the Company acknowledge that the foregoing provision applies whether or not Fenwick & West LLP provides legal services to any Group Companies after the Closing Date. Each of Parent and the Company, for itself and the Parent Waiving Parties, hereby further irrevocably acknowledges and agrees that all communications, written or oral, between any Group Company or any member of the Stockholder Group and its counsel, including Fenwick & West LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Company notwithstanding the Merger, and instead survive, remain with and are controlled by the Stockholder Group (the “Stockholder Privileged Communications”), without any waiver thereof. Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Stockholder Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge or the officers and employees of the Company), in any Legal Proceeding against or involving any of the Parties after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Stockholder Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge of the officers and employees of the Company).

(b)            The Company hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates and the Company Stockholders, and each of their respective successors and assigns (all such parties, the “Company Waiving Parties”), that BraunHagey & Borden LLP (or any successor) may represent the Sponsor, Parent or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company) (collectively, the “Parent Group”), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of the Parent Group, and the Company on behalf of itself and Company Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. The Company acknowledges that the foregoing provision applies whether or not BraunHagey & Borden LLP provides legal services to the Sponsor or Parent after the Closing Date. The Company, for itself and the Company Waiving Parties, hereby further irrevocably acknowledges and agrees that all communications, written or oral, between any of the Parent Group and its counsel, including BraunHagey & Borden LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Company notwithstanding the Merger, and instead survive, remain with and are controlled by the Sponsor and Parent (the “Parent Privileged Communications”), without any waiver thereof. Sponsor and Parent, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Parent Privileged Communications, whether located in the records or email server of Parent or otherwise (including in the knowledge or the officers and employees of Parent), in any Legal Proceeding against or involving any of the Parties after the Closing, and the Company Waiving Parties agree not to assert that any privilege has been waived as to the Parent Privileged Communications.

Section 10.16      Disclosure Letters and Exhibits. The Company Disclosure Letter and Parent Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular provision set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or Parent Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another provision in this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter and Parent Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or Parent Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement. The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to constitute an acknowledgment by the Company or Parent, as applicable, that the matter is required to be disclosed by the terms of this Agreement, nor shall such disclosure be deemed (a) an admission of any breach or violation of any Contract or Applicable Legal Requirement, (b) an admission of any liability or obligation to any third party, or (c) to establish a standard of materiality. The disclosure of any items or information that is not required by this Agreement to be so included is solely for informational purposes and the convenience of Parent, Merger Sub I and Merger Sub II or the Company, as applicable. In addition, under no circumstances shall the disclosure of any matter in this Company Disclosure Letter or Parent Disclosure Letter, where a representation or warranty of the Company or Parent, as applicable, is limited or qualified by the materiality of the matters to which the representation or warranty is given or by Company Material Adverse Effect, imply that any other undisclosed matter having a greater value or other significance is material or would have a Company Material Adverse Effect. Neither the Company nor Parent shall be prejudiced in any manner whatsoever, and no presumptions shall be created, by virtue of the disclosure of any matter in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, which otherwise is not required to be disclosed by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

890 5TH AVENUE PARTNERS, INC.

By:	/s/ Adam Rothstein
Name: Adam Rothstein
Title: Executive Chairman

BOLT MERGER SUB I, INC.

By:	/s/ Adam Rothstein
Name: Adam Rothstein
Title: Chief Executive Officer

BOLT MERGER SUB II, INC.

By:	/s/ Adam Rothstein
Name: Adam Rothstein
Title: Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BUZZFEED, INC.

By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Schedule A
DEFINED TERMS

Section 1.1.      Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“2021 EIP”	Recitals
“A&R IRA”	Recitals
“A&R Registration Rights Agreement”	Recitals
“Acquisition”	Section 3.26
“Acquisition Contract”	Section 3.26
“Additional Parent SEC Reports”	Section 4.7(a)
“Affiliate”	Schedule A, Section 1.2
“Aggregate Adjusted Company Share Amount”	Schedule A, Section 1.2
“Aggregate Share Adjustments”	Schedule A, Section 1.2
“Agreement”	Preamble
“Annual Policy Option”	Section 6.12(b)
“Antitrust Laws”	Schedule A, Section 1.2
“Applicable Legal Requirements”	Recitals
“Approvals”	Section 3.6(b)
“Audited Financial Statements”	Section 3.7(a)
“Business Day”	Schedule A, Section 1.2
“C Acquisition”	Schedule A, Section 1.2
“C Acquisition Purchase Agreement”	Schedule A, Section 1.2
“C Acquisition Transaction Documents”	Schedule A, Section 1.2
“Certificate of Merger”	Section 1.4(g)
“Certifications”	Section 4.7(a)
“Change of Control”	Schedule A, Section 1.2
“Charter Documents”	Section 3.1
“Class A Common Stock”	Schedule A, Section 1.2
“Class B Common Stock”	Schedule A, Section 1.2
“Class C Common Stock”	Schedule A, Section 1.2
“Closing”	Section 1.1
“Closing Consideration”	Section 2.8(a)
“Closing Date”	Section 1.1
“Closing Form 8-K”	Section 6.3(c)
“Closing Merger Consideration”	Schedule A, Section 1.2
“Closing Number of Securities”	Schedule A, Section 1.2
“Closing Press Release”	Section 6.3(c)
“Code”	Schedule A, Section 1.2
“Company”	Preamble
“Company Affiliate Contract”	Section 3.21
“Company Benefit Plan”	Section 3.12(a)
“Company Business Combination”	Section 6.10(a)
“Company Common Stock”	Schedule A, Section 1.2
“Company Disclosure Letter”	Article III, Preamble

“Company Incentive Plans”	Schedule A, Section 1.2
“Company IT Systems”	Schedule A, Section 1.2
“Company Material Adverse Effect”	Schedule A, Section 1.2
“Company Material Contract”	Section 3.19(a)
“Company Option”	Schedule A, Section 1.2
“Company Organizational Documents”	Schedule A, Section 1.2
“Company Restricted Stock Award”	Schedule A, Section 1.2
“Company RSU”	Schedule A, Section 1.2
“Company Stockholder”	Schedule A, Section 1.2
“Company Stockholder Approval”	Schedule A, Section 1.2
“Company Subsidiaries”	Section 3.2(a)
“Company Transaction Costs”	Schedule A, Section 1.2
“Company’s Required Funds”	Schedule A, Section 1.2
“Company Waiving Parties”	Section 10.15(b)
“Confidentiality Agreement”	Schedule A, Section 1.2
“Continental”	Section 4.14(a)
“Contract”	Schedule A, Section 1.2
“Convertible Financing Agreements”	Section 4.13
“Convertible Financing Amount”	Section 4.13
“Convertible Financing Investors”	Section 4.13
“Copyright”	Definition of Intellectual Property
“COVID-19”	Schedule A, Section 1.2
“D&O Indemnified Party”	Section 6.12(a)
“DGCL”	Recitals
“Dissenting Shares”	Section 2.14
“EAR”	Definition of Specified Business Conduct Laws
“Effective Time”	Section 2.2(a)
“Environmental Law”	Schedule A, Section 1.2
“ERISA”	Schedule A, Section 1.2
“ERISA Affiliate”	Schedule A, Section 1.2
“ESPP”	Recitals
“Exchange Act”	Schedule A, Section 1.2
“Exchange Agent”	Section 2.8(b)
“Exchange Fund”	Section 2.8(c)
“Excluded Share”	Section 2.7(d)
“Financial Statements”	Section 3.7(a)
“Fundamental Representations”	Schedule A, Section 1.2
“GAAP”	Schedule A, Section 1.2
“Governmental Entity”	Schedule A, Section 1.2
“Group Companies”	Schedule A, Section 1.2
“Group Companies’ Privacy Notices”	Section 3.18(a)
“Hazardous Material”	Schedule A, Section 1.2
“Hearst”	Schedule A, Section 1.2
“HSR Act”	Section 3.5(b)
“Indebtedness”	Schedule A, Section 1.2
“Insider”	Section 3.21

“Insurance Policies”	Section 3.20
“Intended Tax Treatment”	Recitals
“Intellectual Property”	Schedule A, Section 1.2
“Interim Financial Statements”	Section 3.7(a)
“Key Company Stockholders”	Schedule A, Section 1.2
“Knowledge”	Schedule A, Section 1.2
“Leased Real Property”	Section 3.13(b)
“Legal Proceeding”	Schedule A, Section 1.2
“Legal Requirements”	Schedule A, Section 1.2
“Licensed Intellectual Property”	Schedule A, Section 1.2
“Lien”	Schedule A, Section 1.2
“Losses”	Schedule A, Section 1.2
“Merger”	Recitals
“Merger Sub I”	Preamble
“Merger Sub II”	Preamble
“Merger Sub I Common Stock”	Section 4.3(b)
“Nasdaq”	Section 4.12
“OFAC”	Schedule A, Section 1.2
“Option Exchange Ratio”	Schedule A, Section 1.2
“Order”	Schedule A, Section 1.2
“Outside Date”	Section 8.1(b)
“Owned Intellectual Property”	Schedule A, Section 1.2
“Owned Real Property”	Section 3.13(a)
“Pandemic Measures”	Schedule A, Section 1.2
“Parent”	Preamble
“Parent A&R Bylaws”	Recitals
“Parent A&R Charter”	Recitals
“Parent Business Combination”	Section 6.10(b)
“Parent Bylaws”	Definition of Parent Organizational Documents
“Parent Cash”	Schedule A, Section 1.2
“Parent Charter”	Definition of Parent Organizational Documents
“Parent Class A Stock”	Section 4.3(a)
“Parent Class B Stock”	Schedule A, Section 1.2
“Parent Class C Stock”	Schedule A, Section 1.2
“Parent Class F Stock”	Section 4.3(a)
“Parent Disclosure Letter”	Article IV
“Parent Financing Certificate”	Section 1.2(a)
“Parent Group”	Section 10.15
“Parent Material Adverse Effect”	Schedule A, Section 1.2
“Parent Material Contracts”	Section 4.11
“Parent Option”	Section 2.13(a)
“Parent Organizational Documents”	Schedule A, Section 1.2
“Parent Privileged Communications”	Section 10.15
“Parent Recommendation”	Recitals
“Parent Restricted Stock Award”	Section 2.13(b)

“Parent SEC Reports”	Section 4.7(a)
“Parent Shares”	Section 4.3(a)
“Parent Stock Price”	Schedule A, Section 1.2
“Parent Stockholder Approval”	Section 4.4(b)
“Parent Stockholder Matters”	Section 6.1(a)(iii)
“Parent Stockholder Redemption”	Section 6.1(a)(iii)
“Parent Transaction Costs”	Schedule A, Section 1.2
“Parent Units”	Schedule A, Section 1.2
“Parent Waiving Parties”	Section 10.15
“Parent Warrants”	Section 4.3(a)
“Parent Working Capital Loans”	Schedule A, Section 1.2
“Parties”	Preamble
“Patent”	Schedule A, Section 1.2
“Permitted Lien”	Schedule A, Section 1.2
“Person”	Schedule A, Section 1.2
“Personal Information”	Schedule A, Section 1.2
“Privacy Laws”	Schedule A, Section 1.2
“Private Placement Units”	Section 4.3(a)
“Private Placement Warrants”	Section 4.3(a)
“Proxy Statement”	Schedule A, Section 1.2
“Public Warrants”	Section 4.3(a)
“Related Parties”	Schedule A, Section 1.2
“Released Claims”	Section 6.7(a)
“Remaining Per Share Amount”	Schedule A, Section 1.2
“Remedies Exception”	Section 3.4
“Representatives”	Section 6.10(a)
“Restricted Stock Award Exchange Ratio”	Schedule A, Section 1.2
“RSU Exchange Ratio”	Schedule A, Section 1.2
“SEC”	Schedule A, Section 1.2
“Securities Act”	Schedule A, Section 1.2
“Series F/G Aggregate Consideration”	Schedule A, Section 1.2
“Series F/G Aggregate Parent Shares”	Schedule A, Section 1.2
“Series F/G Per Share Amount”	Schedule A, Section 1.2
“Special Meeting”	Section 6.1(b)
“Specified Business Conduct Laws”	Schedule A, Section 1.2
“Sponsor”	Schedule A, Section 1.2
“Sponsor Support Agreement”	Schedule A, Section 1.2
“Stockholder Group”	Section 10.15(a)
“Stockholder Privileged Communications”	Section 10.15(a)
“Subsidiary”	Schedule A, Section 1.2
“Surrender Documentation”	Section 2.8(d)
“Surviving Company”	Recitals
“Surviving Entity”	Recitals
“Tail Option”	Section 6.12(b)
“Tax/Taxes”	Schedule A, Section 1.2
“Tax Return”	Schedule A, Section 1.2

“Tax Sharing Agreement”	Section 3.14(f)
“Top Customer”	Section 3.25(a)
“Top Supplier”	Section 3.25(b)
“Trade Secrets”	Definition of Intellectual Property
“Trademarks”	Definition of Intellectual Property
“Transaction Agreements”	Schedule A, Section 1.2
“Transaction Litigation”	Section 6.5(c)
“Transactions”	Schedule A, Section 1.2
“Treasury Regulations”	Schedule A, Section 1.2
“Trust Account”	Section 4.14(a)
“Trust Agreement”	Section 4.14(a)
“Trust Termination Letter”	Section 6.5(a)
“Two-Step Merger”	Recitals
“Verizon”	Schedule A, Section 1.2
“Voting Agreement”	Schedule A, Section 1.2
“Voting Agreement Parties”	Section 1.3(b)(vi)
“WARN”	Section 3.12(e)

Section 1.2.      Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“2008 Plan” shall mean the BuzzFeed, Inc. 2008 Stock Plan, as amended from time to time.

“2015 Plan” shall mean the BuzzFeed, Inc. 2015 Equity Incentive Plan, as amended from time to time.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Adjusted Company Share Amount” shall mean the sum, without duplication, of:

(a) the aggregate number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (including Company Restricted Stock Awards);

(b) the aggregate number of shares of Company Common Stock that are issuable upon the exercise of vested Company Options that are issued and outstanding immediately prior to the Effective Time, calculated on the basis of the treasury share method (for clarity, unvested Company Options will not be included in the Aggregate Adjusted Company Share Amount);

(c) the aggregate number of shares of Company Common Stock that are issuable upon the settlement of Company RSUs (regardless of whether vested) that are issued and outstanding immediately prior to the Effective Time;

(d) the aggregate number of shares of Company Common Stock that would be issuable upon the conversion all shares of Company Preferred Stock (other than the other than Series F Preferred Stock and Series G Preferred Stock) into shares of Company Common Stock pursuant to the Company Organizational Documents; and

(e) the Aggregate Share Adjustments.

“Aggregate Share Adjustments” has the meaning set forth in Schedule 1.2(A) of the Company Disclosure Letter.

“Antitrust Laws” shall mean the HSR Act and any federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition, including merger control procedures.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Legal Requirements to close.

“C Acquisition” shall mean the acquisition of CM Partners, LLC by the Company pursuant to the terms of the C Acquisition Purchase Agreement.

“C Acquisition Purchase Agreement” shall mean the definitive purchase agreement, dated as of March 27, 2021, by and among CM Partners, LLC, the Company, Verizon and Hearst.

“C Acquisition Transaction Documents” shall mean the C Acquisition Purchase Agreement and the other transaction agreements and documents referenced therein.

“Change of Control” shall mean any transaction or series of transactions the result of which is: (a) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of Parent; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of Parent or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of Parent.

“Class A Common Stock” shall mean the shares of Class A Common Stock, par value $0.001 per share, of the Company.

“Class B Common Stock” shall mean the shares of Class B Common Stock, par value $0.001 per share, of the Company.

“Class C Common Stock” shall mean the shares of Class C Common Stock, par value $0.001 per share, of the Company.

“Closing Merger Consideration” shall mean an amount equal to $1,234,500,000.00.

“Closing Number of Securities” shall mean 123,450,000 shares of Parent Class A Stock, Parent Class B Stock and Parent Class C Stock in the aggregate.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Common Stock” shall mean the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

“Company Incentive Plans” shall mean, collectively, the 2008 Plan and 2015 Plan.

“Company IT Systems” shall mean all computer systems, software, firmware, hardware, networks, interfaces, platforms, related systems, databases, websites and equipment owned, outsourced or licensed by any Group Company to process, store, maintain, backup or operate data, information and functions that are used in connection with the business of the Group Companies, but excluding, for the avoidance of doubt, any computer systems, software, firmware, hardware, networks, interfaces, platforms, related systems, databases, websites and equipment owned, outsourced or licensed by customers of any Group Company.

“Company Material Adverse Effect” shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences has, will have, or has had a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole, or the Surviving Company; provided, however, that no change, event or occurrence arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics (including COVID-19), epidemics, disease outbreaks, or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or other natural or man-made disasters, or any worsening thereof; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Entities); (iv) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement (including Pandemic Measures); (v) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; provided, however, that if a change or effect related to clauses (iv) through (vii) disproportionately adversely affects the Group Companies, taken as a whole, compared to other Persons operating in the same industry as the Group Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Option” shall mean an option to purchase shares of Class A Common Stock or Class B Common Stock granted under a Company Incentive Plan.

“Company Organizational Documents” shall mean the Seventh Amended and Restated Certificate of Incorporation of Company, dated as of December 16, 2020 (as may be amended, modified or supplemented, the “Company Charter”), the Amended and Restated Bylaws of Company as adopted on September 2, 2015 (as may be amended, modified or supplemented), and any other similar organization documents of Company (as may be amended, modified or supplemented).

“Company Restricted Stock Award” shall mean an award of restricted shares of Company Common Stock granted under a Company Incentive Plan, which includes any shares of Company Common Stock issued pursuant to early-exercised Company Options, in any case to the extent that it remains subject to vesting conditions.

“Company RSU” shall mean a restricted stock unit representing the opportunity to acquire shares of Class A Common Stock granted under a Company Incentive Plan.

“Company Stockholder” shall mean a holder of a share of Company Common Stock (excluding with respect to any Company Restricted Stock Awards) and/or Company Preferred Stock issued and outstanding as of the time of determination.

“Company Stockholder Approval” shall mean the adoption of this Agreement, the Merger and the other Transactions by Company Stockholders holding at least (a) a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class, and (b) a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock, and Series G-1 Preferred Stock, voting together as a single class on an as-converted to Class B Common Stock basis.

“Company Transaction Costs” shall mean all fees, costs and expenses of the Group Companies, in each case, incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, including: (a) all bonuses, change in control payments, retention or similar payments payable as a result of the consummation of the Transactions pursuant to arrangements (whether written or oral) entered into prior to the Closing Date whether payable before (to the extent unpaid), on or following the Closing Date (excluding any “double-trigger” payments), and the employer portion of payroll Taxes payable as a result of the foregoing amounts; (b) all severance payments, retirement payments or similar payments or success fees payable pursuant to arrangements (whether written or oral) entered into prior to the Closing Date and which are payable in connection with the consummation of the Transactions, whether payable before (to the extent unpaid), on or following the Closing Date (excluding any “double-trigger payments”), and the employer portion of payroll Taxes payable as a result of the foregoing amounts; (c) all transaction, deal, brokerage, financial advisory or any similar fees payable in connection with the consummation of the Transactions; and (d) all costs, fees and expenses related to the Tail Option and Annual Policy Option with respect to directors and officers of the Company as of the date of this Agreement; but excluding (i) any and all costs, fees and expenses incurred in connection with the preparation and filing of the Registration Statement (and any Proxy Statement filed with the SEC in connection therewith) and the review and/or approval thereof by the SEC, (ii) any and all costs, fees and expenses incurred in connection with the listing on Nasdaq of the shares of Parent Class A Stock issued in connection with the Transactions, and (iii) any transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other similar Taxes and fees (including any penalties or interest) payable in connection with the Transactions.

“Company’s Required Funds” shall mean an amount equal to the Convertible Financing Amount.

“Confidentiality Agreement” shall mean that certain Nondisclosure Agreement, dated January 19, 2021, by and between the Company and the Parent, as amended and joined from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“COVID-19” shall mean the novel coronavirus, SARS-CoV-2 or COVID-19 or any mutation of the same, including any resulting epidemics, pandemics, disease outbreaks or public health emergencies.

“Environmental Law” shall mean any and all Applicable Legal Requirements relating to pollution, Hazardous Materials, or the protection of the environment, natural resources, or human health and safety.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as a single employer under Section 414 of the Code.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Representations” shall mean: (a) in the case of the Company, the representations and warranties contained in Section 3.1 (Organization and Qualification); Section 3.2 (Company Subsidiaries); Section 3.3 (Capitalization); Section 3.4 (Due Authorization); Section 3.5(a) (No Conflict); and Section 3.16 (Brokers; Third Party Expenses); and (b) in the case of Parent, the representations and warranties contained in Section 4.1 (Organization and Qualification); Section 4.2 (Parent Subsidiaries); Section 4.3 (Capitalization); Section 4.4 (Authority Relative to this Agreement); and Section 4.10 (Business Activities).

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Governmental Entity” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries.

“Hazardous Material” shall mean any substance, material or waste that is listed, classified, defined, characterized or otherwise regulated by a Governmental Entity as a “toxic substance,” “hazardous substance,” “hazardous material” or words of similar meaning or effect, including any radioactive materials.

“Hearst” shall mean HDS II, Inc., a Delaware corporation.

“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

“Intellectual Property” shall mean all worldwide rights, title and interest in, to or under, or relating to intellectual property and intangible property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all patents and patent applications, including provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (b) all trademarks, business marks, service marks, brand names, trade dress rights, logos, corporate names, and trade names, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, intent-to-use registrations or similar reservations of marks, renewals and extensions thereof (collectively, “Trademarks”); (c) all registered and unregistered copyrights and applications for registration of copyright, including works of authorship, content and software (collectively, “Copyrights”); (d) all internet domain names; (e) trade secrets, know-how, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); (f) databases; and (g) all other intellectual property, intellectual property rights, proprietary information and proprietary rights, including use rights pertaining to any of the foregoing and the right to sue and recover damages for infringement of any of the foregoing.

“Key Company Stockholders” shall mean each of the Company Stockholders listed on Schedule B.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event of: (a) with respect to the Company, the individuals listed on Schedule 1.2(B) of the Company Disclosure Letter; and (b) with respect to Parent, Merger Sub I or Merger Sub II, the individuals listed on Schedule 1.2 of the Parent Disclosure Letter.

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Licensed Intellectual Property” shall mean all Intellectual Property licensed to any of the Group Companies.

“Lien” shall mean any mortgage, pledge, security interest, deed of trust, hypothecation, encumbrance, lien, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Losses” shall mean any and all deficiencies, judgments, settlements, losses, damages, interest, fines, penalties, Taxes, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification, compensation or reimbursement therefor).

“OFAC” shall mean the U.S. Treasury Department Office of Foreign Assets Control.

“Option Exchange Ratio” shall mean the quotient of (i) the Remaining Per Share Amount divided by (ii) the Parent Stock Price.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Owned Intellectual Property” shall mean all Intellectual Property which any of the Group Companies has (or purports to have) an ownership interest.

“Pandemic Measures” shall mean any quarantine, isolation, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Applicable Legal Requirement, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), or any other pandemic, epidemic, public health emergency or disease outbreak.

“Parent Cash” shall mean, as of the date of determination: (a) all amounts in the Trust Account; plus (b) the Convertible Financing Amount.

“Parent Class B Stock” shall mean a class of Common Stock of the Parent with rights substantially similar to the Parent Class A Stock except that certain holders of Parent Class B Stock shall be entitled to fifty (50) votes for each share of Parent Class B Stock held of record by such holder on each matter on which holders of such shares are entitled to vote as set out in the Parent A&R Charter.

“Parent Class C Stock” shall mean a class of Common Stock of the Parent with rights substantially similar to the Parent Class A Stock except that such Parent Class C Stock shall be non-voting shares as set out in the Parent A&R Charter.

“Parent Material Adverse Effect” shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences has had a materially adverse effect on the business, assets, financial condition or results of operations of Parent, Merger Sub I and Merger Sub II, taken as a whole; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Parent Material Adverse Effect has occurred: (i) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (ii) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; or (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world.

“Parent Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation of Parent, dated as of January 11, 2021 (the “Parent Charter”) and the Amended and Restated Bylaws of Parent adopted as of January 11, 2021 (the “Parent Bylaws”) any other similar organization documents of Parent, as each may be amended, modified or supplemented.

“Parent Stock Price” shall mean $10.00.

“Parent Transaction Costs” shall mean: (a) all fees, costs and expenses of Parent incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, whether paid or unpaid prior to the Closing, including any and all professional or transaction related costs, fees and expenses of legal, accounting and financial advisors, consultants, auditors, accountants and brokers, including any deferred underwriting commissions being held in the Trust Account; (b) any Indebtedness of Parent or its Subsidiaries owed to its Affiliates or stockholders; and (c) all costs, fees and expenses related to the Tail Option and Annual Policy Option with respect to directors and officers of the Parent as of the date of this Agreement; provided that Parent Transaction Costs shall not exceed $35,000,000 (including fees, costs and expenses of Parent incurred in connection with the transactions contemplated by the Convertible Financing Agreement) without the consent of the Company.

“Parent Units” shall mean equity securities of Parent each consisting of one share of Parent Class A Stock and one-third of one Public Warrant.

“Parent Working Capital Loans” shall mean any loans to the Parent made by one or more of the Sponsor, the Parent’s management team or their Affiliates on order to fund working capital deficiencies or finance transaction costs of the Parent in connection with the Merger and the other Transactions, which loans the Parent may either repay out of the Trust Account, funds held outside of the Trust Account, or up to $1,500,000 of which loans may be convertible at the Closing at the option of the lender at a price equal to the Parent Stock Price into Parent Units, which Parent Units would be identical to the Private Placement Units.

“Permitted Lien” shall mean: (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are sufficiently reserved for on the Financial Statements in accordance with GAAP; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) in the case of Intellectual Property, non-exclusive licenses granted to customers, vendors and other business partners in the ordinary course; (g) Liens incurred in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title (including gaps in the chain of title evident from the records of the relevant Governmental Entity maintaining such records), charges, rights-of-way and other Liens of record that do not materially and adversely interfere with the present use of the assets of the Group Companies, taken as a whole.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Information” shall mean, in addition to any definition for any similar term (e.g., “personally identifiable information” or “PII”) provided by Applicable Legal Requirement, all information that identifies, could be used to identify or is otherwise associated with an individual person or device, whether or not such information is associated with an identifiable individual. Personal Information may relate to any individual, including a current, prospective, or former customer, end user or employee of any Person.

“Privacy Laws” shall mean any and all Applicable Legal Requirements (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, transmission, transfer (including cross-border transfers), processing, privacy, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the California Consumer Privacy Act (CCPA), and any and all Applicable Legal Requirements relating to breach notification in connection with Personal Information.

“Proxy Statement” shall mean the proxy statement filed by Parent as part of the Registration Statement with respect to the Special Meeting for the purpose of soliciting proxies from stockholders of Parent to approve the Parent Stockholder Matters.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective Affiliates, successors and assigns.

“Remaining Per Share Amount” shall mean the quotient, rounded to the tenth decimal place, obtained by dividing (a) (x) the Closing Merger Consideration minus (y) the Series F/G Aggregate Consideration by (b) the Aggregate Adjusted Company Share Amount.

“Restricted Stock Award Exchange Ratio” shall mean the quotient of (i) the Remaining Per Share Amount divided by (ii) the Parent Stock Price.

“RSU Exchange Ratio” shall mean the quotient of (i) the Remaining Per Share Amount divided by (ii) the Parent Stock Price.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series F/G Aggregate Consideration” means $308,800,000, which is equal to the product of (a) the Series F/G Aggregate Parent Shares multiplied by (b) the Parent Stock Price.

“Series F/G Aggregate Parent Shares” means 30,880,000 shares of Parent Class A Stock.

“Series F/G Per Share Amount” shall mean the quotient, rounded to the tenth decimal place, obtained by dividing (a) the Series F/G Aggregate Parent Shares by (b) the aggregate number of shares of Series F Preferred Stock and Series G Preferred Stock outstanding as of the Effective Time.

“Specified Business Conduct Laws” shall mean: (a) the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, and other Applicable Legal Requirements relating to bribery or corruption; (b) all Applicable Legal Requirements imposing trade sanctions on any Person, including, all Applicable Legal Requirements administered by OFAC, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury or the European Union and all anti-boycott or anti-embargo laws; (c) all Applicable Legal Requirements relating to the import, export, re-export, transfer of information, data, goods, and technology, including the Export Administration Regulations (“EAR”) administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State; and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other Applicable Legal Requirements relating to money laundering.

“Sponsor” shall mean 200 Park Avenue Partners, LLC, a Delaware limited liability company.

“Sponsor Support Agreement” shall mean that certain Support Agreement, dated as of the date hereof, by and among the Sponsor, Parent and the Company, as amended or modified from time to time, in the form attached hereto as Exhibit G.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Tax” or “Taxes” shall mean: (a) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, net worth, employment, unemployment, disability, social security (or similar), escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties and additions imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract transferee liability, operation of or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required by a Governmental Entity to be filed or provided with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Transaction Agreements” shall mean this Agreement, the Stockholder Support Agreement, the A&R IRA, A&R Registration Rights Agreement, the Convertible Financing Agreements, the Confidentiality Agreement, the Parent A&R Charter, the Sponsor Support Agreement, the Voting Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Two-Step Merger and the transactions described in Section 1.4.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Verizon” shall mean Verizon CMP Holdings LLC (f/k/a Verizon Media LLC), a Delaware limited liability company.

“Voting Agreement” shall mean a Voting Agreement, in a form mutually agreed by Parent, the Company and the Voting Agreement Parties, pursuant to which each of the Voting Agreement Parties agrees to vote all shares in the capital of the Parent held by such Voting Agreement Party in favor of the following three members of the board of directors of Parent: (a) one designee of Parent; and (b) two director nominees to be designated by the mutual agreement of the Company and the Parent.

SCHEDULE B
Key Company Stockholders

Andreessen Horowitz Fund IV, L.P.

AH Parallel Fund IV, L.P.

John Johnson III

Johnson BF, LLC

Jonah Peretti

Jonah Peretti, LLC

General Atlantic BF, L.P.

Hearst Communications, Inc.

NBCUniversal Media, LLC

New Enterprise Associates 13, Limited Partnership

RRE Ventures IV, LP

RRE Leaders Fund IV

Softbank Capital Technology Fund III L.P.

Softbank Capital Technology New York Fund L.P.

EXHIBIT A
Form of Stockholder Support Agreement

A-1

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is entered into as of June 24, 2021, by and among 890 5th Avenue Partners Inc., a Delaware corporation (“Parent”), BuzzFeed, Inc., a Delaware corporation (the “Company”) and [•] (the “Shareholder”). Each of Parent, the Company and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, on June 24, 2021, Parent, Bolt Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), Bolt Merger Sub II, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub II”) and the Company, entered into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Parent (the “Surviving Entity”), and each Company Share (including the Covered Company Shares (as defined below) will be converted into the right to receive Parent Class A Stock or Parent Class B Stock, in each case, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, immediately following the Closing, the Merger Sub II will merge with and into the Surviving Entity, with Merger Sub II surviving such merger;

WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of the number and type of shares of Company Common Stock and/or Company Preferred Stock set forth on Schedule A hereto (together with (i) any other shares of capital stock of the Company that the Shareholder acquires record or beneficial ownership after the date hereof and (ii) any shares of capital stock of the Company with respect to which the Shareholder has or acquires voting power, collectively, the “Covered Company Shares”); and

WHEREAS, in consideration for the benefits to be received by the Shareholder under the terms of the Merger Agreement, the Shareholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                   Agreement to Vote.

(a)                Shareholder, solely in his, her or its capacity as a stockholder or proxy holder of the Company, irrevocably and unconditionally agrees (until the termination of this Agreement in accordance with its terms), and agrees to cause any other holder of record of any of the Shareholder’s Covered Company Shares, to validly execute and deliver to the Company in respect of all of the Shareholder’s Covered Company Shares, on or as promptly as reasonably practicable (and in any event within three (3) Business Days) following the time at which (x) the Registration Statement is declared effective under the Securities Act and (y) the Company requests such delivery, a written consent in respect of all of the Shareholder’s Covered Company Shares approving the Merger, the Merger Agreement, the other transactions contemplated thereby (including the C Acquisition) and any other matters necessary or reasonably requested by the Company to implement the foregoing. In addition, the Shareholder, in his, her or its capacity as a stockholder or proxy holder of the Company, irrevocably and unconditionally agrees (until the termination of this Agreement in accordance with its terms) that, at any other meeting of the Company Stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of Company Stockholders, such Shareholder shall, and shall cause any other holder of record of any of such Shareholder’s Covered Company Shares to:

(i)                    when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Company Shares to be counted as present thereat for the purpose of establishing a quorum;

(ii)                  vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Company Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the Merger, the Merger Agreement, the other transactions contemplated thereby (including the C Acquisition) and any other matters necessary or reasonably requested by the Company to implement the foregoing;

(iii)                in any other circumstances upon which a consent or other approval is required under the Company Organizational Documents or the Seventh Amended and Restated Voting Agreement, dated as February 16, 2021, by and among the Company, the Stockholder and the other parties thereto, as amended (the “Voting Agreement”) or otherwise sought, in each case, with respect to the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement (including the C Acquisition), vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Covered Company Shares held at such time in favor thereof; and

(iv)                 vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly cause such consent to be granted with respect to), all of such Shareholder’s Covered Company Shares against (i) any Company Business Combination (other than as contemplated by the Merger Agreement); (ii) any proposal that would result in a material change in the business, management or the board of directors of the Company (other than as contemplated by the Merger Agreement); and (iii) any proposal, action or agreement that would be reasonably expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, or the C Acquisition Purchase Agreement or the C Acquisition (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (C) result in any of the conditions set forth in Article VII of the Merger Agreement or Article VII of the C Acquisition Purchase Agreement not being fulfilled.

(b)                Without limiting any other rights or remedies of Parent, the Shareholder hereby irrevocably (subject to the last sentence of this Section 1(b)) appoints Parent or any individual designated by Parent as the Shareholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Shareholder, to attend on behalf of the Shareholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Covered Company Shares in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Covered Company Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders, in each case, in the event that the Shareholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a). The proxy granted in this Section 1(b) shall terminate immediately upon the termination of this Agreement.

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(c)                The proxy granted by the Shareholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Parent entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Shareholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Shareholder and shall revoke any and all prior proxies granted by the Shareholder with respect to the Covered Company Shares. The vote or consent of the proxyholder in accordance with Section 1(b) with respect to the matters in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Covered Company Shares and a vote or consent by the Shareholder of the Covered Company Shares (or any other Person with the power to vote the Covered Company Shares) with respect to the matters in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except those provided in Section 1(a). For the avoidance of doubt, the Shareholder may vote the Covered Company Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.

(d)                The obligations of the Shareholder specified in this Section 1 shall apply whether or not the Merger, the C Acquisition or any action described above is recommended by the board of directors of the Company or the board of directors of the Company has previously recommended the Merger or the C Acquisition but withdrawn, withheld, amended, qualified or modified, or (privately or publicly) proposed to change, withdrawn, withhold, amend, qualify or modify such recommendation; provided that nothing herein shall amend, limit or otherwise modify any obligation contained in the Merger Agreement (including Section 6.10 thereof) or the C Acquisition Purchase Agreement.

(e)                Notwithstanding anything in this Agreement to the contrary, no Shareholder makes any agreement or understanding in this Agreement in such Shareholder's or its affiliate’s capacity as (i) a party to the C Acquisition Purchase Agreement, (ii) as an equity holder of Complex Media, Inc. (each of (i) and (ii), a “C Party”), in each case, as applicable, and nothing in this Agreement: (x) will limit or affect any actions or omissions taken by any Shareholder or its affiliate in its capacity as a C Party , including in exercising rights under the C Acquisition Purchase Agreement, and no actions or omissions taken by any Shareholder or its affiliate in its capacity as a C Party shall be deemed a breach of this Agreement; or (y) will be construed to prohibit, limit, or restrict the Shareholder or its affiliate from exercising any right or remedy pursuant to the C Acquisition Purchase Agreement, including any right or remedy against the Company.

2.                   Other Covenants and Agreements.

(a)                The Shareholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, with respect to each such agreement to which the Shareholder is a party (i) each of the agreements set forth on Schedule B hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination none of the Shareholder, the Company nor any of their respective Affiliates (including, from and after the Effective Time, Parent and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing, each of the Parties hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

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(b)                The Shareholder shall be bound by and subject to (i) Section 6.4(a) and (b) (Confidentiality; Public Announcements) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, as if the Shareholder is directly party thereto; provided that, the foregoing shall bind and subject the Shareholder only to the confidentiality and non-use obligations of the Confidentiality Agreement (as defined in the Merger Agreement), and shall not bind nor subject the Shareholder to any other provisions thereof; provided further that, notwithstanding Section 6.4(b) of the Merger Agreement, the Shareholder shall be permitted to make a public announcement to the extent that such announcement is required by applicable stock exchange rule, (ii) the first sentence of Section 6.10(a) (No Solicitation) of the Merger Agreement and (iii) Section 6.7 (No Claim Against Trust Account) of the Merger Agreement to the same extent as such provisions apply to the Company, in each case, mutatis mutandis, as if the Shareholder is directly party thereto. Notwithstanding anything in this Agreement to the contrary, (x) the Shareholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 2(b) (y) the Shareholder is not making any representations or warranties with respect to the actions of any of the Company Related Parties, and (z) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach of this Section 2(b) (it being understood for the avoidance of doubt that the Shareholder shall remain responsible for any breach by it of this Section 2(b)).

(c)                The Shareholder acknowledges and agrees that Parent and the other Parent Parties are entering into the Merger Agreement in reliance upon the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, Parent and Merger Sub would not have entered into or agreed to consummate the transactions contemplated by the Merger Agreement.

(d)                The Shareholder hereby waives any rights of appraisal, including under Section 262 of the DGCL, or any other rights to dissent from the Merger that the Shareholder may have under applicable Legal Requirements.

(e)                At or prior to the Closing, the Shareholder shall duly execute and deliver to the Company and Parent the Eighth Amended and Restated Investor Rights Agreement of the Company, dated as of the date hereof, by and among the Company, the Shareholder and the other parties thereto substantially in the form attached hereto as Exhibit A.

3.                   Shareholder Representations and Warranties. The Shareholder represents and warrants to Parent as follows:

(a)                If the Shareholder is an entity, the Shareholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of formation or organization (as applicable).

(b)                The Shareholder has the requisite corporate, limited liability company or other similar power and authority (or, if the Shareholder is a natural person, the Shareholder has the legal capacity) to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. If the Shareholder is an entity, the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, legal and binding agreement of the Shareholder (assuming that this Agreement is duly authorized, executed and delivered by Parent), enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Legal Requirements affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

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(c)                No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Shareholder with respect to the Shareholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d)                None of the execution or delivery of this Agreement by the Shareholder, the performance by the Shareholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time, or both) (i) if the Shareholder is an entity, result in any breach of any provision of the Shareholder’s organizational and governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Legal Requirement to which the Shareholder or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Covered Company Shares, except, in the case of any of clause (ii) and clause (iii) above, as would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e)                The Shareholder is the record and beneficial owner of the Covered Company Shares and has valid, good and marketable title to the Covered Company Shares, free and clear of all Liens (other than transfer restrictions under applicable securities laws or the Company Stockholder Agreements or the restrictions contemplated by this Agreement). Except for the Covered Company Shares, the Shareholder does not own, beneficially or of record, any shares of capital stock of the Company. Except as otherwise expressly contemplated by the Company Organizational Documents or the Company Stockholder Agreements, the Shareholder does not have the right to acquire any shares of capital stock of the Company. The Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Covered Company Shares and, except for this Agreement, the Merger Agreement and the Company Stockholder Agreements, the Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer any of the Covered Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Covered Company Shares. As used herein, the term “Company Stockholder Agreements” means those Contracts set forth on Schedule C.

(f)                 There is no Legal Proceeding pending or, to the Shareholder’s knowledge, threatened against the Shareholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

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(g)                The Shareholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Parent Parties and (ii) it has been furnished with or given access to such documents and information about the Parent Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Transaction Agreements to which it is or will be a party and the transactions contemplated hereby and thereby.

(h)                In entering into this Agreement and the other Transaction Agreements to which it is or will be a party, the Shareholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Transaction Agreements to which it is or will be a party and no other representations or warranties of any Parent Party (including, for the avoidance of doubt, none of the representations or warranties of any Parent Party set forth in the Merger Agreement or any other Transaction Agreement) or any other Person, either express or implied, and the Shareholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Transaction Agreements to which it is or will be a party, none of the Parent Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Transaction Agreements to which it is or will be a party or the transactions contemplated hereby or thereby.1

4.                   Transfer of Covered Company Shares. Except as expressly contemplated by the Merger Agreement or with the prior written consent of Parent (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Shareholder agrees not to (a)  Transfer any of the Covered Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer the Covered Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Covered Company Shares, or (c) take any actions in furtherance of any of the matters described in the foregoing clause (a) or clause (b). Notwithstanding the foregoing, the Shareholder may Transfer its Covered Company Shares to its Affiliates with prior written notice to (but without the consent of) Parent, subject to any such Affiliate transferee signing a joinder hereto agreeing to be bound by all provisions hereof to the same extent as the Shareholder or to any Person who is, prior to such Transfer, bound by the provisions hereof to the same extent as the Shareholder. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise); provided that a “Transfer” shall be deemed not to include (i) any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest in any publicly traded securities of Shareholder or any Person holding any equity securities in Shareholder or (ii) any sale or other transfer (directly or indirectly) of the Covered Company Shares in a transaction where the fair market value of the Covered Company Shares being sold or otherwise transferred does not exceed 10% of the total value of the applicable transaction.

1 Note to Draft: For purposes of the Support Agreement to be executed by NBCUniversal Media, this Section 3(h) to also cover the Escrow Agreement by and among PNC Bank, NBCUniversal Media and Jonah Peretti.

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5.                   Termination. This Agreement shall automatically terminate, without any notice or other action by any Party upon the earlier of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms and (c) the mutual agreement of the Parties hereto. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud and (ii) the representations and warranties set forth in Section 3(g) and Section 3(h) and the covenants set forth in clauses (i) and (iii) of the first sentence of Section 2(b) shall each survive any termination of this Agreement, pursuant to Section 5(b). For purposes of this Section 5, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission committed by a Party, and requires: (A) a false or incorrect representation or warranty expressly set forth in this Agreement, (B) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (C) an intention to deceive another Party, to induce it to enter into this Agreement, (D) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (E) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

6.                   Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and beneficial owner of the Covered Company Shares, and not in such Shareholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries or in such Shareholder’s capacity as a trustee or fiduciary of any Company Equity Plan, and (b) nothing herein will be construed to limit or affect any action or inaction by such Shareholder or any representative of such Shareholder serving as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

7.                   No Recourse. Except for claims pursuant to the Merger Agreement, the C Acquisition Purchase Agreement or any other Transaction Agreement by any party thereto against any other party thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Parent Party, and (b) none of the Company or any Parent Party shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

7

8.                   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)                If to Parent, to:

890 5th Avenue Partners, Inc.

14 Elm Place, Suite 206

Rye, New York 10580

with a copy (which shall not constitute notice) to:

BraunHagey & Borden LLP

351 California Street

San Francisco, CA 94104

Attention: Daniel J. Harris; Jason R. Sanderson

Email: harris@braunhagey.com; sanderson@braunhagey.com

and

Akin Gump Strauss Hauer & Feld LLP

1 Bryant Park

New York, NY 10036

Attention: Kerry E. Berchem; Courtney S. York

Email: kberchem@akingump.com; cyork@akingump.com

(a)                If to the Company, to:

BuzzFeed, Inc.

111 East 18th Street

New York, NY 10003

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

902 Broadway

New York, NY 10010

Attention: Mark C. Stevens; Dawn Belt; Ethan A. Skerry; Aman Singh

Email: mstevens@fenwick.com; dbelt@fenwick.com; eskerry@fenwick.com; asingh@fenwick.com

(b)                If to Shareholder, to the address specified on the signature page hereto.

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

902 Broadway

New York, NY 10010

Attention: Mark C. Stevens; Dawn Belt; Ethan A. Skerry; Aman Singh

Email: mstevens@fenwick.com; dbelt@fenwick.com; eskerry@fenwick.com; asingh@fenwick.com or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

8

9.                   Entire Agreement. This Agreement, the Merger Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10.               Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder and Parent. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder without Parent’s prior written consent (to be withheld or given in its sole discretion).

11.               Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12.               Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13.               No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

14.               Miscellaneous. Sections 9.1 (No Survival), 10.2 (Interpretation), 10.3 (Counterparts), 10.5 (Severability), 10.7 (Governing Law), and 10.8 (Consent to Jurisdiction; Waiver of Jury Trial) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

9

IN WITNESS WHEREOF, the Parties have executed and delivered this Stockholder Support Agreement as of the date first above written.

890 5th Avenue Partners, Inc.

By:
Name:	Adam Rothstein
Title:	Executive Chairman

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Stockholder Support Agreement as of the date first above written.

BuzzFeed, Inc.

By:
Name:	Jonah Peretti
Title:	Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Stockholder Support Agreement as of the date first above written.

[Shareholder]

By:
Name:
Title:

Address:

Attn:
E-mail:

with a copy (which shall not constitute notice) to:

Attn:
E-mail:

[Signature Page to Stockholder Support Agreement]

SCHEDULE A

Class/Series Securities	Number of Shares
Company Series A-1 Preferred Stock	[●]
Company Series A-1 Preferred Stock	[●]
Company Series B Preferred Stock	[●]
Company Series C Preferred Stock	[●]
Company Series D Preferred Stock	[●]
Company Series E Preferred Stock	[●]
Company Series F Preferred Stock	[●]
Company Series F-1 Preferred Stock	[●]
Company Series G Preferred Stock	[●]
Company Series G-1 Preferred Stock	[●]
Class A Common Stock	[●]
Class B Common Stock	[●]

[Schedule A to Stockholder Support Agreement]

SCHEDULE B

Terminated Agreements

Seventh Amended and Restated First Refusal and Co-Sale Agreement, dated February 16, 2021.

Seventh Amended and Restated Voting Agreement, dated February 16, 2021.

[Schedule B to Stockholder Support Agreement]

SCHEDULE C

Company Stockholder Agreements

Eighth Amended and Restated Investor Rights Agreement of BuzzFeed, Inc. dated June 24, 2021.

Seventh Amended and Restated First Refusal and Co-Sale Agreement, dated February 16, 2021.

Seventh Amended and Restated Voting Agreement, dated February 16, 2021.

The Merger Agreement.

[Schedule C to Stockholder Support Agreement]

EXHIBIT A

Eighth Amended and Restated Investors’ Rights Agreement

[Schedule C to Stockholder Support Agreement]

EXHIBIT B
Form of Parent Amended and Restated Charter

B-1

890 5th Avenue Partners, INC.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

890 5th Avenue Partners, Inc., a Delaware corporation, hereby certifies as follows:

1.            The name of this corporation is “890 5th Avenue Partners, Inc.” The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 9, 2020.

2.            The Second Amended and Restated Certificate of Incorporation of this corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended and/or restated, has been duly adopted by this corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.            This Second Amended and Restated Certificate of Incorporation shall be effective at ___, Eastern Time, on the __ of ______, 2021.

IN WITNESS WHEREOF, this corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: [•], 2021	890 5TH AVENUE PARTNERS, INC.

By:
Name:
Title:

1

EXHIBIT A

890 5th Avenue Partners, INC.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of the corporation is Buzzfeed, Inc. (the “Corporation”).

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the registered office of the Corporation in the State of Delaware is 800 N. State Street, Suite 403, in the City of Dover, County of Kent, Delaware 19901, and the name of the registered agent of the Corporation in the State of Delaware at such address is Unisearch, Inc.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV: AUTHORIZED STOCK

1.            Total Authorized.

1.1            The total number of shares of all classes of stock that the Corporation has authority to issue is [ ] shares, consisting of four classes: (a) [ ] shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), (b) [ ] shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Voting Common Stock”), (c) [ ] shares of Class C Common Stock, $0.0001 par value per share (the “Class C Common Stock” and, together with the Voting Common Stock, the “Common Stock”) and (d)] [ ] shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”).

1.2            The number of authorized shares of Class A Common Stock, Class B Common Stock or Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of the Class A Common Stock, Class B Common Stock, or Class C Common Stock voting separately as a class shall be required therefor.

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2.            Preferred Stock.

2.1            The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is expressly authorized, subject to any limitations prescribed by the laws of the State of Delaware, to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for series of Preferred Stock by resolution or resolutions adopted and filed pursuant to the applicable laws of the State of Delaware, and, with respect to each series, to establish the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other special rights, if any, of each such series and any qualifications, limitations or restrictions thereof, and, subject to the rights of such series, to thereafter increase (but not above the total number of authorized shares of the Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of two-thirds of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, without a separate vote of the holders of the Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a separate vote of the holders of one or more series is required pursuant to the terms of any series of Preferred Stock; provided, however, that if two-thirds of the Whole Board (as defined below) has approved such increase or decrease of the number of authorized shares of Preferred Stock, then only the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, without a separate vote of the holders of the Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a separate vote of the holders of one or more series is required pursuant to the terms of any series of Preferred Stock, shall be required to effect such increase or decrease. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth in this Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) or in such resolution or resolutions. For purposes of this Restated Certificate, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

2.2            Subject to the terms of any series of Preferred Stock then outstanding, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, any series of Preferred Stock or any future class or series of capital stock of the Corporation.

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3.            Rights of Common Stock.

3.1            Equal Status. Except as expressly set forth in this Article IV(3), the Class A Common Stock, Class B Common Stock and Class C Common Stock shall each have the same rights and powers of, rank equally to (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably with and be identical in all respects and to all matters to each other class of Common Stock.

3.2            Voting Rights.

3.2.1            Except as otherwise expressly provided by this Restated Certificate or as required by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class and not as separate series or classes on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law or this Restated Certificate, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms or the number of shares of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock).

3.2.2            Each holder of shares of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on each matter on which such holders of such shares are entitled to vote. Each holder of shares of Class B Common Stock, as such, shall be entitled to fifty (50) votes for each share of Class B Common Stock held of record by such holder on each matter on which such holders of such shares are entitled to vote. The holders of Class C Common Stock shall have no voting rights except as required by applicable law.

3.3            Dividends and Distribution Rights. Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor. No dividend shall be declared or paid on shares of the Class A Common Stock, Class B Common Stock or Class C Common Stock unless the same dividend with the same record date and payment date shall be declared and paid on each other class of Common Stock; provided, however, that dividends payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock or rights to acquire Class A Common Stock, Class B Common Stock or Class C Common Stock may be declared and paid to the holders of Class A Common Stock, Class B Common Stock or Class C Common Stock, respectively, without the same dividend being declared and paid to the holders of each other class of Common Stock if and only if a dividend payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (as the case may be) or rights to acquire Class A Common Stock, Class B Common Stock or Class C Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class A Common Stock, Class B Common Stock or Class C Common Stock (as the case may be) shall be declared and paid to the holders of each other class of Common Stock.

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3.4            Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock, Class B Common Stock or Class C Common Stock may not be subdivided, combined or reclassified unless the shares of the other classes are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock, Class B Common Stock and Class C Common Stock on the record date for such subdivision, combination or reclassification.

3.5            Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will be entitled to receive ratably, on a per share basis, all assets of the Corporation available for distribution to its stockholders =; provided, that for the avoidance of doubt, consideration to be paid or received by a holder of Common Stock pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be assets of the Corporation available for distribution to its stockholders for the purpose of this Section 3.5.

3.6            Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock upon the merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, such distribution or payment shall be made, or other consideration shall be paid, ratably on a per share basis among the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if the only difference in the per share distribution to the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock is that any securities distributed to the holder of a share Class B Common Stock shall have fifty (50) times the voting power of any securities distributed to the holder of a share of Class A Common Stock and any securities distributed to the holder of a share Class C Common Stock shall have no voting power except as required by applicable law; provided, further, that for the avoidance of doubt, consideration to be paid or received by a holder of Common Stock in connection with any such merger or consolidation pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be consideration paid in respect, or upon conversion or exchange, of shares of Common Stock for the purpose of this Section 3.6.

ARTICLE V: CLASS B COMMON STOCK CONVERSION

1.            Optional Conversion.

1.1            Class B Common Stock. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to convert any shares of such Class B Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws or any policies of the Corporation then in effect, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall deliver a written notice to the Corporation at its principal corporate office, of such holder’s election to convert the Class B Common Stock and shall state therein the number of shares of Class B Common Stock being converted and the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of the Corporation. The Corporation shall, as soon as practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class B Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior to the close of business on the date such notice of the election to convert is received by the Corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

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1.2            Class C Common Stock. No share of Class C Common Stock shall be convertible into Class A Common Stock until February 16, 2023 (the “Class C Reference Date”). From and after the Class C Reference Date, such share of Class C Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof upon written notice to the Corporation. Before any holder of Class C Common Stock shall be entitled to convert any shares of such Class C Common Stock, such holder shall, as applicable, deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws or any policies of the Corporation then in effect, at the principal corporate office of the Corporation or of any transfer agent for the Class C Common Stock, and shall deliver a written notice to the Corporation at its principal corporate office, of such holder’s election to convert the Class C Common Stock and shall state therein the number of shares of Class C Common Stock being converted and the name or names in which shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of the Corporation. The Corporation shall, as soon as practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class C Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior to the close of business on the date such notice of the election to convert is received by the Corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

2.            Automatic Conversion. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock (the “Automatic Conversion”), upon the earliest to occur of:

(a)            the date specified by the affirmative vote or written consent holders of a majority of the shares of Class B Common Stock then outstanding; or

(b)            the date of the death of Jonah Peretti.

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The Corporation shall provide notice of the Automatic Conversion of shares of Class B Common Stock pursuant to this Section 3 to holders of record of such shares of Class B Common Stock as soon as practicable following the Automatic Conversion; provided, however, that the Corporation may satisfy such notice requirements by providing such notice prior to the Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Automatic Conversion. Upon and after an Automatic Conversion, the person registered on the Corporation’s books as the record holder of the shares of Class B Common Stock so converted immediately prior to an Automatic Conversion shall be registered on the Corporation’s books as the record holder of the shares of Class A Common Stock issued upon Automatic Conversion of such shares of Class B Common Stock without further action on the part of the record holder thereof. Immediately upon the effectiveness of the Automatic Conversion, the rights of the holders of the shares of Class B Common Stock converted pursuant to the Automatic Conversion shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.

3.            Conversion on Transfer. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Section 5(h) below), other than a Permitted Transfer (as defined in Section 5(d) below), of such share of Class B Common Stock.

4.            Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law and not in violation of or in conflict with the other provisions of this Restated Certificate, relating to the conversion of the Class B Common Stock and Class C Common Stock, as applicable, into Class A Common Stock as it may deem necessary or advisable, but only to the extent such policies and procedures (i) relate to administrative or procedural matters and (ii) do not modify or alter the rights or obligations of any stockholders of the Corporation pursuant to this Restated Certificate. If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred. If such holder does not within twenty (20) business days after the date of such request furnish evidence reasonably satisfactory to the Corporation to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

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5.            Definitions. For purposes of this Article V:

(a)            “Immediate Family” shall mean (i) with respect to any natural person, such natural person’s ancestors, spouse, issue (natural or adopted), spouses of issue, spousal equivalent, siblings (natural or adopted), any trustee of trusts principally for the benefit of any one or more of such individuals, and any entity all of the beneficial owners of which is such trust and/or such individuals, but (ii) with respect to a legal representative, means the Immediate Family of the individual for whom such legal representative was appointed, and (iii) with respect to a trustee, means the Immediate Family of the individuals who are the principal beneficiaries of the trust.

(b)            “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(c)            “Permitted Entity” shall mean with respect to a Qualified Stockholder (i) a Permitted Trust (as defined below) solely for the benefit of (A) such Qualified Stockholder, (B) one or more members of the Immediate Family of such Qualified Stockholder and/or (C) any other Permitted Entity of such Qualified Stockholder, (ii) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (A) such Qualified Stockholder, (B) one or more members of the Immediate Family of such Qualified Stockholder and/or (C) any other Permitted Entity of such Qualified Stockholder, or (iii) any general partnership, limited partnership, limited liability company, corporation or other entity that a Qualified Stockholder directly or indirectly controls, is controlled by, or is under common control with (which shall include, without limitation, any general partner, managing member, officer or director of such specified entity or any venture capital fund, investment fund or account now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, or is otherwise affiliated with such specified entity).

(d)            “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock:

(i)            by a Qualified Stockholder to (A) one or more members of the Immediate Family of such Qualified Stockholder, or (B) any Permitted Entity of such Qualified Stockholder; or

(ii)            by a Permitted Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more members of the Immediate Family of such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.

(e)            “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(f)            “Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder, (ii) a member of the Immediate Family of a Qualified Stockholder or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

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(g)            “Qualified Stockholder” shall mean (i) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation (including pursuant to the conversion of convertible securities); and/or (ii) a Permitted Transferee.

(h)            “Transfer” of a share of Class B Common Stock shall mean any sale, exchange, assignment, transfer, conveyance, encumbrance, pledge, gift, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer as a result of a death, incompetency, bankruptcy, liquidation or dissolution of a Permitted Entity, as well as, following the Corporation’s first sale of its Class A Common Stock, Class B Common Stock or Class C Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article V:

(i)            the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board or the granting of a proxy pursuant to a contractual obligation to the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;

(ii)            entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii)            entering into a voting agreement, support agreement, stockholders agreement or other similar instrument, agreement or arrangement (with or without granting a proxy) if such instrument, agreement or arrangement is (1) contemplated by the definitive agreement in respect of a merger, consolidation or other combination transaction to which the Corporation is party or (2) is primarily intended to grant voting rights or a voting proxy to the then current Chief Executive Officer of the Corporation;

(iv)            the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

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(v)            encumbrances that are limited to (A) statutory liens for taxes that are not yet due and payable; and (B) such imperfections of title and encumbrances that do not materially detract from the value of such shares; or

(vi)            entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee.

A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (x) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (y) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than, in each case, (1) a Transfer to parties that are Permitted Transferees, (2) any Transfer of a majority of the voting power of the voting securities of a Qualified Stockholder or any direct or indirect Parent of a Qualified Stockholder in a transaction where the fair market value of the Class B Common Stock beneficially held by such Qualified Stockholder does not exceed 5% of the total value of the transaction(s) in question or (3) any transfer in voting power solely as a result of the change in membership of the governing body of such Parent, including trustees, directors and similar persons.

(i)            “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

6.            Status of Converted Stock. In the event any shares of Class B Common Stock or Class C Common Stock are converted into shares of Class A Common Stock pursuant to this Article V, the shares of Class B Common Stock or Class C Common Stock so converted shall be retired and shall not be reissued by the Corporation.

7.            Effect of Conversion on Payment of Dividends. Notwithstanding anything to the contrary in Sections 1, 2 or 3 of this Article V, if the date on which any share of Class B Common Stock or Class C Common Stock is converted into Class A Common Stock pursuant to the provisions of Sections 1, 2 or 3 of this Article V after the record date for the determination of the holders of Class B Common Stock or Class C Common Stock entitled to receive any dividend to be paid to such holders, the holder of such Class B Common Stock or Class C Common Stock as of such record date will be entitled to receive such dividend on such payment date; provided, that, notwithstanding any other provision of this Restated Certificate, to the extent that any such dividend or distribution is payable in shares of Class B Common Stock or Class C Common Stock, no shares of Class B Common Stock or Class C Common Stock shall be issued in payment thereof and such dividend shall instead be paid by the issuance of such number of shares of Class A Common Stock into which such shares of Class B Common Stock or Class C Common Stock, if issued, would have been convertible on such payment date. In addition, immediately following the effectiveness of the Automatic Conversion, the Corporation shall not issue any additional shares of Class B Common Stock.

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8.            Reservation. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock or Class C Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock or Class C Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock or Class C Common Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Restated Certificate. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable shares. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

ARTICLE VI: AMENDMENT OF BYLAWS

The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, that, notwithstanding any other provision of this Restated Certificate or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate (including any certificate of designation), the affirmative vote of the holders of at least two-thirds of the voting power of all then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws; provided, further, that, in the case of any proposed adoption, amendment or repeal of any provisions of the Bylaws that is approved by the Board and submitted to the stockholders for adoption thereby, if two-thirds of the Whole Board has approved such adoption, amendment or repeal of any provisions of the Bylaws, then only the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate (including any certificate of designation)), shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE VII: MATTERS RELATING TO THE BOARD OF DIRECTORS

1.            Director Powers. Except as otherwise provided by the General Corporation Law, the Bylaws of the Corporation or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

2.            Number of Directors. Subject to the special rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.

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3.            Classified Board. Subject to the special rights of the holders of one or more series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board may assign members of the Board already in office to the Classified Board, which assignments shall become effective at the same time that the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. The number of directors in each class shall be divided as nearly equal as is practicable. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the effectiveness of this Restated Certificate, the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the effectiveness of this Restated Certificate and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the effectiveness of this Restated Certificate. At each annual meeting of stockholders following the effectiveness of this Restated Certificate, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election.

4.            Term and Removal. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Subject to the special rights of the holders of any series of Preferred Stock, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the classes of directors so as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board shall shorten the term of any director.

5.            Board Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

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6.            Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VIII: DIRECTOR LIABILITY

1.            Limitation of Liability. To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2.            Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Restated Certificate inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE IX: MATTERS RELATING TO STOCKHOLDERS

1.            No Action by Written Consent of Stockholders. Subject to the rights of any series of Preferred Stock then outstanding and except as otherwise specifically provided in this Restated Certificate, no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders of the Corporation by written consent in lieu of a meeting.

2.            Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws), the President, or the Board acting pursuant to a resolution adopted by a majority of the Whole Board and may not be called by the stockholders or any other person or persons.

3.            Advance Notice of Stockholder Nominations and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws. Business transacted at special meetings of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

ARTICLE X: CHOICE OF FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, any state or federal court located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders or any claim for aiding and abetting such alleged breach; (c) any action or proceeding asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising pursuant to any provision of the General Corporation Law, this Restated Certificate or the Bylaws (as each may be amended from time to time) or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action or proceeding to interpret, apply, enforce or determine the validity of this Restated Certificate or the Bylaws (as each may be amended from time to time); or (e) any action or proceeding asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

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Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any action or proceeding asserting a cause of action arising under the Securities Act of 1933, as amended.

ARTICLE XI: AMENDMENT OF CERTIFICATE OF INCORPORATION

1.            General. If any provision of this Restated Certificate shall be held to be invalid, illegal, or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Restated Certificate (including, without limitation, all portions of any section of this Restated Certificate containing any such provision held to be invalid, illegal, or unenforceable, which is not invalid, illegal, or unenforceable) shall remain in full force and effect. The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote (but subject to the rights of any series of Preferred Stock), but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate, the affirmative vote of the holders of at least two-thirds of the voting power of all then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Section 1 of this Article XI, Sections 1.2 and 2 of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, or Article X (the “Specified Provisions”); provided, further, that if two-thirds of the Whole Board has approved such amendment or repeal of, or adoption of any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (in addition to any other vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate, including any certificate of designation), shall be required to amend or repeal, or adopt any provision inconsistent with, the Specified Provisions.

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2.            Changes to or Inconsistent with Section 3 of Article IV. Notwithstanding any other provision of this Restated Certificate (including any certificate of designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate (including any certificate of designation), the affirmative vote of the holders of Class A Common Stock representing at least seventy-five percent (75%) of the voting power of the then-outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing at least seventy-five percent (75%) of the voting power of the then-outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3 of Article IV or this Section 2 of this Article XI.

* * * * * * * * * * *

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EXHIBIT C
Form of Parent Amended and Restated Bylaws

C-1

BUZZFEED, INC.

(a Delaware corporation)

RESTATED BYLAWS

As Adopted [●], 2021 and

As Effective [●], 2021

Buzzfeed, Inc.

(a Delaware corporation)

RESTATED BYLAWS

i

ii

Buzzfeed, inc.

(a Delaware corporation)

RESTATED BYLAWS

As Adopted [●], 2021 and

As Effective [●], 2021

Article I: STOCKHOLDERS

Section 1.1:      Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date and time as the Board of Directors (the “Board”) of Buzzfeed, Inc. (the “Corporation”) shall each year fix. Annual meetings may be held either at a place, within or without the State of Delaware as permitted by the General Corporation Law of the State of Delaware (the “DGCL”), or by means of remote communication as the Board in its sole discretion may determine. Any proper business may be transacted at the annual meeting. The Board may postpone or reschedule any previously scheduled annual meeting of stockholders.

Section 1.2:      Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Second Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). Special meetings may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

Section 1.3:      Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 7.1.1 of these Bylaws) stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting). In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 1.4:      Adjournments. Notwithstanding Section 1.5 of these Bylaws, the chairperson of the meeting shall have the power to adjourn the meeting to another time, date and place (if any), regardless of whether a quorum is present, at any time and for any reason. Any meeting of stockholders, annual or special, may be adjourned from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If a quorum is present at the original meeting, it shall also be deemed present at the adjourned meeting. To the fullest extent permitted by law, the Board may postpone or reschedule, or, in the case of a special meeting, cancel, at any time and for any reason any previously scheduled special or annual meeting of stockholders before it (or any adjournment) is to be held, regardless of whether any notice or public disclosure with respect to any such meeting (or any adjournment) has been sent or made pursuant to Section 1.3 hereof or otherwise, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 1.3 above.

Section 1.5:      Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum, including at any adjournment thereof (unless a new record date is fixed for the adjourned meeting).

Section 1.6:      Organization. Meetings of stockholders shall be presided over by (a) such person as the Board may designate, or (b) in the absence of such a person, the Chairperson of the Board, or (c) in the absence of such person, the Lead Independent Director, or, (d) in the absence of such person, the Chief Executive Officer of the Corporation, or (e) in the absence of such person, the President of the Corporation, or (f) in the absence of such person, by a Vice President of the Corporation. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7:      Voting; Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. At all meetings of stockholders at which a quorum is present, unless a different or minimum vote is required by applicable law, rule or regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each class or series, the holders of a majority of the voting power of the shares of stock of that class or series present in person or represented by proxy at the meeting voting for or against such matter).

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Section 1.8:      Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at 5:00 p.m. Eastern Time on the day next preceding the day on which notice is given, or, if notice is waived, at 5:00 p.m. Eastern Time on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board, then the record date for determining stockholders for any such purpose shall be at 5:00 p.m. Eastern Time on the day on which the Board adopts the resolution relating thereto.

Section 1.9:      List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is held at a location where stockholders may attend in person, a list of stockholders entitled to vote at the meeting shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

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Section 1.10:      Inspectors of Elections.

1.10.1            Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

1.10.2            Inspector’s Oath. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

1.10.3            Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

1.10.4            Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

1.10.5            Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies pursuant to Section 211(a)(2)b.(i) of the DGCL, or in accordance with Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.10 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

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Section 1.11:      Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) restricting the use of audio/video recording devices and cell phones; and (g) complying with any state and local laws and regulations concerning safety and security. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.12:      Notice of Stockholder Business; Nominations.

1.12.1            Annual Meeting of Stockholders.

(a)            Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.12 (the “Record Stockholder”), who is entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 1.12 in all applicable respects. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders, and such stockholder must fully comply with the notice and other procedures set forth in this Section 1.12 to make such nominations or propose business before an annual meeting.

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(b)            For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to Section 1.12.1(a) of these Bylaws:

(i)            the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12;

(ii)            such other business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for stockholder action;

(iii)            if the Proposing Person (as defined below) has provided the Corporation with a Solicitation Notice (as defined below), such Proposing Person must, in the case of a proposal other than the nomination of persons for election to the Board, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Record Stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

(iv)            if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.12, the Proposing Person proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.12.

To be timely, a Record Stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (except in the case of the Corporation’s first annual meeting following the date of these Bylaws, for which such notice shall be timely if delivered in the same time period as if such meeting were a special meeting governed by Section 1.12.3 of these Bylaws); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Record Stockholder to be timely must be so delivered (A) no earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for providing the Record Stockholder’s notice.

(c)            As to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:

(i)            the name, age, business address and residence address of such person;

(ii)            the principal occupation or employment of such nominee;

(iii)            the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined in Section 1.12.4(c));

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(iv)            the date or dates such shares were acquired and the investment intent of such acquisition;

(v)            all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;

(vi)            such person’s written consent to being named in the Corporation’s proxy statement as a nominee, to the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 1.12 and to serving as a director if elected;

(vii)            whether such person meets the independence requirements of the stock exchange upon which the Corporation’s Class A Common Stock is primarily traded;

(viii)            a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such Proposing Person or any of its respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person or any of its respective affiliates and associates were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ix)            a completed and signed questionnaire, representation and agreement required by Section 1.12.2 of these Bylaws; and

(x) details of any position of such person as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation or significant supplier or customer of the Corporation, within the three (3) years preceding the submission of the notice.

(d)            As to any business other than the nomination of a director or directors that the Record Stockholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:

(i)            a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Proposing Person, including any anticipated benefit to any Proposing Person therefrom; and

(ii)            a reasonably detailed description of all agreements, arrangements and understandings between or among any such Proposing Person and any of its respective affiliates or associates, on the one hand, and any other person or persons, on the other hand, (including their names) in connection with the proposal of such business by such Proposing Person.

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(e)            As to each Proposing Person giving the notice, such Record Stockholder’s notice shall set forth:

(i)            the current name and address of such Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger, if different;

(ii)            the class or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;

(iii)            whether and the extent to which any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation) or any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees) is held directly or indirectly by or for the benefit of such Proposing Person, including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation (any of the foregoing, a “Short Interest”);

(iv)            any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(v)            any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any Competitor (as defined below) (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

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(vi)            any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held by such Proposing Person and/or any of its respective affiliates or associates;

(vii)            any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any Competitor, on the other hand;

(viii)            all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Person and/or any of its respective affiliates or associates;

(ix)            any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;

(x)            such Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 1.12;

(xi)            a complete written description of any agreement, arrangement or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert (as defined in Section 1.12.4(c)) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates and any other person Acting in Concert with any of the foregoing persons;

(xii)            a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(xiii)            a representation whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being a “Solicitation Notice”); and

(xiv)            any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation.

The disclosures to be made pursuant to the foregoing clauses (ii), (iii), (iv) and (vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

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(f)            A stockholder providing written notice required by this Section 1.12 shall update such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting and (ii) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment or postponement thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting and, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

(g)            Notwithstanding anything in Section 1.12 or any other provision of these Bylaws to the contrary, any person who has been determined by a majority of the Whole Board to have violated Section 2.11 of these Bylaws or a Board Confidentiality Policy (as defined below) while serving as a director of the Corporation in the preceding five (5) years shall be ineligible to be nominated or be qualified to serve as a member of the Board, absent a prior waiver for such nomination or qualification approved by two-thirds of the Whole Board.

1.12.2            Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, the person proposed to be nominated must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten days of receiving such request) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made and a signed representation and agreement (in the form available from the Secretary upon written request) that such person: (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed therein, (c) if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation, (d) if elected as a director of the Corporation, will comply with all corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the Corporation publicly disclosed from time to time, (e) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies, (f) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director and (g) intends to serve as a director for the full term for which such individual is to stand for election.

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1.12.3            Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in this Section 1.12 in all applicable respects. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.12.1(b) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than the one hundred and twentieth (120th) day prior to such special meeting and (ii) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for providing such notice.

1.12.4            General.

(a)            Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at a meeting of stockholders and serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder (as defined below)) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b)            Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.12 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of the Corporation’s Common Stock or Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

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(c)            For purposes of these Bylaws the following definitions shall apply:

(A)            a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

(B)            “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

(C)            “Associated Person” shall mean with respect to any subject stockholder or other person (including any proposed nominee) (1) any person directly or indirectly controlling, controlled by or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or other person, (3) any associate of such stockholder or other person, and (4) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;

(D)            “Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation;

(E)            “Competitor” shall mean any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates;

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(F)            “Proposing Person” shall mean (1) the Record Stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a stockholder meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made, and (3) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made;

(G)            “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(H)            to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary of the Corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.

Article II: BOARD OF DIRECTORS

Section 2.1:      Number; Qualifications. The total number of directors constituting the Whole Board shall be fixed from time to time in the manner set forth in the Certificate of Incorporation and the term “Whole Board” shall have the meaning specified in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

Section 2.2:      Election; Resignation; Removal; Vacancies. Election of directors need not be by written ballot. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at a later time or upon the happening of an event. Subject to the special rights of holders of any series of the Corporation’s Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.

Section 2.3:      Regular Meetings. Regular meetings of the Board may be held at such places, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.

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Section 2.4:      Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director or a majority of the members of the Board then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.5:      Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 2.6:      Quorum; Vote Required for Action. At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 2.7:      Organization. Meetings of the Board shall be presided over by (a) the Chairperson of the Board, or (b) in the absence of such person, the Lead Independent Director, or (c) in such person’s absence, by the Chief Executive Officer, or (d) in such person’s absence, by a chairperson chosen by the Board at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8:      Unanimous Action by Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9:      Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 2.10:      Compensation of Directors. Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.

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Section 2.11:      Confidentiality. Each director shall maintain the confidentiality of, and shall not share with any third party person or entity (including third parties that originally sponsored, nominated or designated such director (the “Sponsoring Party”)), any non-public information learned in their capacities as directors, including communications among Board members in their capacities as directors. The Board may adopt a board confidentiality policy further implementing and interpreting this Section 2.11 (a “Board Confidentiality Policy”). Other than as provided in the first section of this Section 2.11, all directors are required to comply with this Section 2.11 and any Board Confidentiality Policy unless such director or the Sponsoring Party for such director has entered into a specific written agreement with the Corporation, in either case as approved by the Board, providing otherwise with respect to such confidential information.

Section 2.12:      Emergency Bylaw In the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, and a quorum of the Board or a standing committee of the Board cannot readily be convened for action, then (i) any director or officer of the Corporation may call a meeting of the Board by any feasible means and (ii) two directors in attendance at a meeting shall constitute a quorum for the transaction of business, provided that at least one of the directors who is in attendance has been determined to be an independent director under the standards then used by the board for determining independence. Such directors in attendance may further take action to appoint one or more of the director or directors in attendance or other directors to membership on any standing or temporary committees of the Board as they shall deem advisable. The Board may by resolution designate one or more of the officers of the Corporation to serve as directors of the Corporation for the period and under the terms described in such resolution. The Board may by resolution designate one or more directors or officers of the Corporation who shall determine the commencement and termination of the period of any such emergency, disaster or catastrophe. No officer, director, or employee acting in accordance with this Section 2.12 shall be liable except for willful misconduct.

Article III:COMMITTEES

Section 3.1:      Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

Section 3.2:      Committee Rules. Each committee shall keep records of its proceedings and make such reports as the Board may from time to time request. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to any such subcommittee any or all of the powers and authority of the committee.

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Article IV: OFFICERS; CHAIRPERSON; LEAD INDEPENDENT DIRECTOR

Section 4.1:      Generally. The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board or the President), a President, a Secretary and a Treasurer and may consist of such other officers, including, without limitation, a Chief Financial Officer, and one or more Vice Presidents, as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office at the pleasure of the Board or until such officer’s earlier resignation, death, disqualification or removal. Any number of offices may be held by the same person. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board and the Board may, in its discretion, leave unfilled, for such period as it may determine, any offices.

Section 4.2:      Chief Executive Officer. Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:

(a)            to act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;

(b)            subject to Section 1.6 of these Bylaws, to preside at all meetings of the stockholders;

(c)            subject to Section 1.2 of these Bylaws, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and

(d)            to affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation (if any); and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

Section 4.3:      Chairperson of the Board. Subject to the provisions of Section 2.7 of these Bylaws, the Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe. The Chairperson of the Board may or may not be an officer of the Corporation.

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Section 4.4:      Lead Independent Director. The Board may, in its discretion, elect a lead independent director from among its members that are Independent Directors (as defined below) (such director, the “Lead Independent Director”). The Lead Independent Director shall preside at all meetings at which the Chairperson of the Board is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the exchange upon which the Corporation’s Class A Common Stock is primarily traded.

Section 4.5:      President. The person holding the office of Chief Executive Officer shall be the President of the Corporation unless the Board shall have designated one individual as the President and a different individual as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.

Section 4.6:      Chief Financial Officer. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 4.7:      Treasurer. The person holding the office of Treasurer shall be the Chief Financial Officer of the Corporation unless the Board shall have designated another officer as the Chief Financial Officer of the Corporation. The Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 4.8:      Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or that are delegated to him or her by the Board or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer or President in the event of the Chief Executive Officer’s or President’s absence or disability.

Section 4.9:      Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.

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Section 4.10:      Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer of the Corporation to any other officers or agents of the Corporation, notwithstanding any provision hereof.

Section 4.11:      Removal. Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

Article V: STOCK

Section 5.1:      Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be uncertificated shares; provided, however, that the resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by any two authorized officers of the Corporation (it being understood that each of the Chairperson of the Board, the Vice-Chairperson of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 5.2:      Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3:      Other Regulations. Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish.

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Article VI: INDEMNIFICATION

Section 6.1:      Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution (including but not limited to giving testimony or responding to a subpoena) and including any appeal of any of the foregoing (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, costs, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefits of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing or Section 6.2, subject to Section 6.5 of this Article VI, the Corporation shall not be required to indemnify or advance expenses incurred by any Indemnitee seeking indemnity in connection with a Proceeding initiated by such Indemnitee or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such a Proceeding unless such Proceeding was authorized by the Board or such indemnification is authorized by an agreement approved by the Board.

Section 6.2:      Advancement of Expenses. Notwithstanding any other provision of these Bylaws, the Corporation shall pay all reasonable expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that if the DGCL then so requires, the advancement of such expenses (i.e., payment of such expenses as incurred or otherwise in advance of the final disposition of the Proceeding) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined by a court of competent jurisdiction in a final judgment not subject to appeal that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise. Any advances of expenses or undertakings to repay pursuant to this Section 6.2 shall be unsecured, interest free and without regard to Indemnitee’s ability to pay.

Section 6.3:      Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

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Section 6.4:      Indemnification Contracts. The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.

Section 6.5:      Right of Indemnitee to Bring Suit.

6.5.1            Right to Bring Suit. If a claim under Section 6.1 or 6.2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee also shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct which makes it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the Indemnitee for the amount claimed.

6.5.2            Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of or the providing of advancement to the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

6.5.3            Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the Corporation.

Section 6.6:      Nature of Rights. The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 6.7:      Amendment or Repeal. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

Section 6.8:      Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

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Article VII:NOTICES

Section 7.1:      Notice.

7.1.1            Form and Delivery. Except as otherwise specifically required in these Bylaws or by applicable law, all notices required to be given pursuant to these Bylaws may in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by overnight express courier, electronic mail or other form of electronic transmission. Whenever, by applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any stockholder, such notice may be given in writing directed to such stockholder’s mailing address or by electronic transmission directed to such stockholder’s electronic mail address, as applicable, as it appears on the records of the Corporation or by such other form of electronic transmission consented to by the stockholder. A notice to a stockholder shall be deemed given as follows: (a) if mailed, when the notice is deposited in the United States mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address, (c) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL, and (d) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, (i) if by facsimile transmission, when directed to a number at which such stockholder has consented to receive notice, (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iii) if by any other form of electronic transmission, when directed to such stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic transmission by giving written notice or by electronic transmission of such revocation to the Corporation. A notice may not be given by an electronic transmission from and after the time that (x) the Corporation is unable to deliver by such electronic transmission two consecutive notices and (y) such inability becomes known to the Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. Any notice given by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

7.1.2            Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2:      Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

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Article VIII: INTERESTED DIRECTORS

Section 8.1:      Interested Directors. No contract or transaction between the Corporation and one or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are members of the board of directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders.

Section 8.2:      Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes a contract or transaction described in Section 8.1.

Article IX: MISCELLANEOUS

Section 9.1:      Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 9.2:      Seal. The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.

Section 9.3:      Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any other information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases), electronic or otherwise, provided that the records so kept can be converted into clearly legible paper form within a reasonable time and otherwise comply with the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

Section 9.4:      Reliance Upon Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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Section 9.5:      Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 9.6:      Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 9.7:      Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used (unless otherwise specified herein), the day of the doing of the act shall be excluded, and the day of the event shall be included.

Article X: AMENDMENT

Notwithstanding any other provision of these Bylaws, any alteration, amendment or repeal of these Bylaws, and any adoption of new Bylaws, shall require the approval of the Board or the stockholders of the Corporation as expressly provided in the Certificate of Incorporation.

Article XI: EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

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CERTIFICATION OF RESTATED BYLAWS

OF

Buzzfeed, Inc.

a Delaware Corporation

I, [•], certify that I am Secretary of Buzzfeed, Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and complete copy of the Restated Bylaws of the Corporation in effect as of the date of this certificate.

Dated: [•], 2021

[•], Secretary

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EXHIBIT D
Form of 2021 EIP

D-1

890 5th AVENUE PARTNERS, INC.

2021 EQUITY INCENTIVE PLAN

(Adopted [●], 2021)

1.             PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 29.

2.             SHARES SUBJECT TO THE PLAN.

2.1.             Number of Shares Available. Subject to Sections 2.6 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board is [●] ([●]) Shares plus (a) any reserved shares not issued or subject to outstanding grants under Buzzfeed, Inc.’s 2015 Equity Incentive Plan (the “2015 Plan”) on the Effective Date and (b) any Shares to be issued in substitution of outstanding Buzzfeed, Inc. awards pursuant to Section 22.2 hereof at the consummation of the Business Combination. Shares issued by the Company in settlement of Awards may be authorized and unissued Shares, Shares held in the Company’s treasury, Shares purchased on the open market or by private purchase or a combination of the foregoing.

2.2.             Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash or other property rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the Exercise Price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or issuance in connection with subsequent Awards under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall include Shares subject to Awards that are substituted pursuant to Section 22.2 hereof at the consummation of the Business Combination but shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 22.2 hereof following the consummation of the Business Combination.

2.3.             Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.             Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1 of each of 2022 through 2031, by the lesser of (a) five percent (5%) of the total number of shares of all classes of the Company’s common stock issued and outstanding on the immediately preceding December 31 (rounded down to the nearest whole share), or (b) such lesser number of shares determined by the Board.

2.5.             ISO Limitation. Subject, to Section 2.6, no more than [●] ([●]) Shares shall be issued pursuant to the exercise of ISOs.

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2.6.             Adjustment of Shares. If the number or class of outstanding Shares are changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), spin-off, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards, and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities or other laws; provided that fractions of a Share will not be issued. If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3.             ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and provided further that Awards may not be granted to any Employees, Consultants, Directors and Non-Employee Directors who are providing services only to Parent unless (i) the Shares underlying the Awards are treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from, or otherwise comply with Section 409A. Nothing in this Plan creates an entitlement or right of any Employee, Consultant, Director or Non-Employee Director to any Award unless and until such Award is granted as provided in the Plan.

4.             ADMINISTRATION.

4.1.             Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan and applicable law, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)                construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)                prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)                select persons to receive Awards;

(d)                determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest (which may be based on performance criteria) and be exercised or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)                determine the number of Shares or other consideration subject to Awards;

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(f)                 determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)                determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h)                grant waivers of Plan or Award conditions;

(i)                 determine the vesting, exercisability and payment provisions of Awards;

(j)                 correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)                determine whether an Award has been earned or has vested;

(l)                 determine the terms and conditions of any, and to institute any Exchange Program;

(m)              reduce or modify any criteria with respect to Performance Factors;

(n)                adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or inequitable results ;

(o)                adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p)                make all determinations, including findings of fact, necessary or appropriate to resolve any disputes regarding the Plan or Awards;

(q)                make all other determinations necessary or advisable for the administration of this Plan; and

(r)                 delegate any of the foregoing to a subcommittee or to one or more officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2.             Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3.             Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

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4.4.             Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5.             Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other persons eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices, if necessary); and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals; provided, however, that no action taken under this Section 4.5 shall increase the share limitations contained in Section 2.1 or Section 2.5 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.             OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions. Subject to Plan Section 3, the Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.             Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. The Company shall have no liability to any Participant or any other Person if any Option designated as an ISO fails to qualify as an ISO at any time. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria. All Options will be granted pursuant to an Award Agreement.

5.2.             Date of Grant. The date of grant of an Option will be the date on which the Committee authorized the grant of the Option, or a future date specified in the authorization. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.             Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”), will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

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5.4.             Exercise Price. The Exercise Price of each Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the ISO on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.             Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through an authorized third-party administrator) and (b) full payment for the Shares with respect to which the Option is exercised together with applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for any dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.             Termination of Service. If a Participant’s Service terminates for any reason other than for Cause or because of the Participant’s death, Disability, or retirement, then the Participant may exercise his or her Options only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates no later than three (3) months after the date the Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee as set forth in an Award Agreement or otherwise, with any exercise of an ISO beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options, except as required by applicable law.

(a)                Death. If a Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date the Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee as set forth in an Award Agreement or otherwise), but in any event no later than the expiration date of the Options, except as required by applicable law.

(b)                Disability. If a Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date the Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee as set forth in an Award Agreement or otherwise, with any exercise of an ISO beyond (a) three (3) months after the date the Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date the Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

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(c)                Cause. If a Participant’s Service is terminated for Cause, then the Participant’s Options (whether vested or unvested) shall immediately expire on the Participant’s date of termination of Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Service could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Service), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, the Award Agreement or other applicable agreement between the Participant and the Company or any Parent or Subsidiary, Cause shall have the meaning set forth in the Plan.

5.7.             Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8.             Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date of grant of such Incentive Stock Option or within one (1) year after the issuance of Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

5.9.             Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless for the purpose of complying with applicable laws and regulations. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 19 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.

5.10.          No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.

6.             RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions applicable to the Shares, vesting conditions, and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1.             Restricted Stock Purchase Agreement. All Restricted Stock Awards will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer to purchase such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2.             Purchase Price. The Purchase Price for Shares issued pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted and, if permitted by law, no cash consideration will be required in connection with the payment for the Purchase Price if the Committee provides that payment shall be in the form of services rendered. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan, the Award Agreement and any procedures established by the Company.

6.3.             Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4.             Termination of Service. Except as may be set forth in any Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).

7.             STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, Director or Non-Employee Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.             Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the restrictions to which the Stock Bonus Award is subject, including the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors, if any, to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

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7.2.             Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.             Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).

8.             STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, Director or Non-Employee Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be granted pursuant to an Award Agreement.

8.1.             Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be exercised and settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares subject to the SAR on the date of grant. A SAR may be subject to satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.             Date of Grant. The date of grant of an SAR will be the date on which the Committee authorized the grant of the SAR, or a future date specified in the authorization. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the SAR.

8.3.             Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 of the Plan also will apply to SARs.

8.4.             Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

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8.5.             Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).

9.             RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, Director or Non-Employee Director covering a number of Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). No Purchase Price shall apply to an RSU settled in Shares. All RSUs shall be made pursuant to an Award Agreement.

9.1.             Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be vested and settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be subject to satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2.             Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3.             Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).

9.4.             Dividend Equivalent Payments.  The Committee may permit Participants holding RSUs to receive dividend equivalent payments on outstanding RSUs if and when dividends are paid to stockholders on Shares. In the discretion of the Committee, such dividend equivalent payments may be paid in cash or Shares and will be subject to the same vesting or performance requirements as the RSUs.  If the Committee permits dividend equivalent payments to be made on RSUs, the terms and conditions for such dividend equivalent payments will be set forth in the RSU Agreement.

10.          PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property or any combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement that cites Section 10 of the Plan.

10.1.          Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units and cash-settled Performance Awards as set forth in Sections 10.1(a), 10.1(b) and 10.1(c) below.

(a)                Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.

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(b)                Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.

(c)                Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards, designate the Participants to whom cash-settled Performance Awards are to be awarded and determine the terms and conditions of each such Award.

The amount to be paid under any Performance Award may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10.2.          Terms of Performance Awards. Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3.          Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).

11.          CASH AWARDS. A Cash Award (“Cash Award”) is an award not otherwise described in the Plan that is denominated in, or payable to an eligible Participant solely in, cash, as deemed by the Committee to be consistent with the purposes of the Plan. Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 11 may be granted with value and payment contingent upon the achievement of Performance Factors. All Cash Awards shall be made pursuant to an Award Agreement.

12.           PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares acquired pursuant to this Plan may be made in cash or cash equivalents or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)                by surrender of Shares held by the Participant that are clear of all liens, claims, encumbrances, pledges or security interests that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Award will be exercised or settled; provided that such shares have been held and vested for at least six (6) months (or such other period of time as established from time to time by the Committee to avoid adverse accounting treatment);

(b)                by a “net exercise” method by which the Company withholds from the delivery of the number Shares that otherwise would have been delivered by the Company on exercise of an Option the number of Shares having an aggregate Fair Market Value equal to the aggregate Exercise Price due on Option exercise;

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(c)                by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(d)                by any combination of the foregoing; or

(e)                by any other method of payment as is permitted by applicable law.

The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, that such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

13.           GRANTS to Non-Employee directors. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 13 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan with an aggregate grant date fair value that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $750,000 value (described below) in a calendar year, increased to $1,000,000 in the calendar year of his or her initial services as a Non-Employee Director. Grant date fair value for purposes of Awards to Non-Employee Directors under the Plan will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Company’s regular valuation methodology for determining the grant date fair value of such Options or SARs for reporting purposes and (b) for all other Awards, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 13. All Awards to Non-Employee Directors shall be made pursuant to an Award Agreement.

13.1.          Eligibility. Awards pursuant to this Section 13 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 13.

13.2.          Vesting, Exercisability and Settlement. Except as set forth in Section 22, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price for such Awards granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.3.          Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Committee. Such Awards will be issued under the Plan. An election under this Section 13.3 will be filed with the Company on the form prescribed by the Company.

14.          WITHHOLDING TAXES.

14.1.          Withholding Generally. Prior to any relevant taxable or tax withholding events in connection with the Awards under this Plan, the Company or the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant, may require the Participant to pay or make adequate arrangements satisfactory to the Company with respect to any or all applicable U.S. federal, state, local, and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in this Plan and legally applicable to the Participant (collectively, “Tax-Related Obligations”) prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Obligations. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld.

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14.2.          Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, may, in its sole discretion and pursuant to such procedures as it may specify from time to time, require or permit a Participant to satisfy withholding obligations for such Tax-Related Obligations, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Obligations to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the Tax-Related Obligations to be withheld, or (d) withholding from proceeds of the sale of Shares issued pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company, provided that, in all instances, the satisfaction of the Tax-Related Obligations will not result in any adverse accounting consequence to the Company, as the Committee may determine in its sole discretion. The Company may withhold or account for these Tax-Related Obligations by considering applicable statutory withholding rates or other applicable withholding rates, including maximum rates for the applicable tax jurisdiction to the extent consistent with applicable laws. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

15.           TRANSFERABILITY.

15.1.          Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 16.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and any such sale, pledge, assignment, hypothecation, transfer or disposition shall be void and unenforceable against the Company. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate and such transfer will be for no consideration. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

16.           PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

16.1.          Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain or receive such Dividend Equivalent Rights with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares. Notwithstanding the foregoing, in no event shall Dividend Equivalent Rights be paid with respect to Options or SARs.

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16.2.          Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

17.          CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

18.          ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all written or electronic certificate(s) representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificate(s). Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

19.          REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards; provided, however, that any such repricing of an Option or SAR will only be done to the extent that it can be done without triggering adverse tax consequences pursuant to Code Section 409A.

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20.           SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver written or electronic certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign, national or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

21.           NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

22.          CORPORATE TRANSACTIONS.

22.1.          Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a)                The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b)                The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the Exercise Price and the number and nature of shares issuable upon exercise of any such Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

(c)                The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the Exercise Price and the number and nature of shares issuable upon exercise of any such Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).

(d)                The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

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(e)                The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 22.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)                 The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring entity. In addition, in the event such successor or acquiring entity (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will, if exercisable, be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction and treatment may vary from Award to Award and/or from Participant to Participant.

22.2.          Assumption/Substitution of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be deducted from the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year. At the consummation of the Business Combination, the Company shall substitute all Buzzfeed, Inc. equity awards under the 2015 Plan and the Buzzfeed, Inc. 2008 Stock Plan with Awards under this Plan.

22.3.          Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

23.          ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

24.          TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

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25.           AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan shall affect any then-outstanding Award unless expressly provided by the Committee; in any event, no termination or amendment of the Plan or any outstanding Award may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation, securities exchange listing requirement, or rule.

26.           NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

27.          INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

28.          All Awards Subject to Company Clawback or Recoupment Policy. All Awards shall, subject to applicable law, be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or the Committee or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards. Further, unless otherwise determined by the Committee, to the extent that a Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of an Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculation or other administrative error), the Participant shall promptly, upon notice from the Company of the overpayment, be required to repay to the Company any such excess amount.

29.           DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

“Award” means any award under the Plan, including any Option, Performance Award, Restricted Stock, Stock Bonus, Stock Appreciation Right, or Restricted Stock Unit.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

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“Board” means the Board of Directors of the Company.

“Business Combination” means the business combination effected pursuant to the Business Combination Agreement.

“Business Combination Agreement” means the Agreement and Plan of Merger, by and among Buzzfeed, Inc, the Company and certain other parties thereto, as it may be amended from time to time.

“Cause” means Participant’s (a) willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy or code of conduct; (b) commission of, or plea of guilty or no contest to, a felony or other crime involving dishonesty or moral turpitude or commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct or breach of fiduciary duty that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (d) misappropriation of a business opportunity of the Company; (e) provision of material aid to a competitor of the Company; or (f) willful breach of any of his or her obligations under any written agreement or covenant with the Company, including with respect to any restrictive covenants. The determination as to whether a Participant’s Service is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 21 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes this definition provided in the Plan.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means 890 5th Avenue Partners, Inc. or any successor corporation.

“Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events:

(a)                any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction;

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(b)                the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)                the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

(d)                any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the capital stock of the Company) or

(e)                a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time. Notwithstanding the foregoing, the foregoing definition of “Corporate Transaction” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically references this definition.

“Director” means a member of the Board.

“Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends for each Share represented by an Award held by such Participant.

“Effective Date” shall mean the closing date of the Business Combination, subject to approval of the Plan by the Company’s stockholders.

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“Employee” means any person, including officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. For the avoidance of doubt, neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company and the definition of “Employee” herein shall not include Non-Employee Directors.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the Exercise Price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a)                if the Shares are publicly traded and are then listed or admitted to trading on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading (or, if no Shares were traded on such date, on the last preceding date on which there was a sale of a Share on the exchange);

(b)                if is the Shares are publicly traded but are neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices for the Shares on the last preceding date on which there was a sale of a Share on the exchange; or

(c)                if none of the foregoing is applicable, by the Board or the Committee in good faith in a manner intended to satisfy the requirements of Code Section 409A or Code Section 422, if applicable.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Exchange Act.

“IRS” means the United States Internal Revenue Service.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.

“Nonqualified Stock Option” means an Option that by its terms is designated as such or that otherwise does not qualify as an Incentive Stock Option.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 13.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means an award covering cash, Shares or other property granted pursuant to Section 10 or Section 11 of the Plan.

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“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)                profit before tax;

(b)                billings;

(c)                revenue;

(d)                net revenue;

(e)                earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation, and amortization);

(f)                 operating income;

(g)                operating margin;

(h)                operating profit;

(i)                 controllable operating profit or net operating profit;

(j)                 net profit;

(k)                gross margin;

(l)                 operating expenses or operating expenses as a percentage of revenue;

(m)              net income;

(n)                earnings per share;

(o)                total stockholder return;

(p)                market share;

(q)                return on assets or net assets;

(r)                 the Company’s stock price;

(s)                 growth in stockholder value relative to a pre-determined index;

(t)                 return on equity;

(u)                return on invested capital;

(v)                cash flow (including free cash flow or operating cash flows);

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(w)              cash conversion cycle;

(x)                economic value added;

(y)                individual confidential business objectives;

(z)                contract awards or backlog;

(aa)             overhead or other expense reduction;

(bb)            credit rating;

(cc)             strategic plan development and implementation;

(dd)            succession plan development and implementation;

(ee)             improvement in workforce diversity;

(ff)               customer indicators and/or satisfaction;

(gg)            new product invention or innovation;

(hh)            attainment of research and development milestones;

(ii)               improvements in productivity;

(jj)               bookings;

(kk)            attainment of objective operating goals and employee metrics;

(ll)               sales;

(mm)        expenses;

(nn)            balance of cash, cash equivalents, and marketable securities;

(oo)            completion of an identified special project;

(pp)            completion of a joint venture or other corporate transaction;

(qq)            employee satisfaction and/or retention;

(rr)               research and development expenses;

(ss)              working capital targets and changes in working capital; and

(tt)               any other metric that is capable of measurement as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as, but not limited to, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

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“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

“Performance Share” means an Award granted pursuant to Section 10 of the Plan, consisting of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

“Performance Unit” means an Award granted pursuant to Section 10 of the Plan, consisting of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

“Plan” means this 890 5th Avenue Partners, Inc. 2021 Equity Incentive Plan, as it may be amended from time to time.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 13 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an unfunded and unsecured promise, subject to certain restrictions, to deliver Shares (which may consist of Restricted Stock), cash, other securities or other property, granted pursuant to Section 9 or Section 13 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of any leave of absence approved by the Company. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from such leave, he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status between an Employee, Consultant, Director or Non-Employee Director shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

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“Shares” means shares of the Class A common stock of the Company and the common stock of any successor entity and any stock or other securities into which such Class A common stock may be converted or into which it may be exchanged.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

30.           CODE SECTION 409A. This Plan and Awards granted hereunder are intended to comply with Section 409A of the Code and the Treasury Regulations and guidance promulgated thereunder (collectively, “Section 409A”) to the extent subject thereto, or otherwise be exempt from Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding the foregoing, the Company does not guarantee that any payment under the Plan, any Award or Award Agreement hereunder complies with or is exempt from Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless required by applicable law. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of an additional tax under Section 409A. Notwithstanding anything to the contrary in the Plan or any Award Agreement, if any provision in the Plan or an Award Agreement would result in the imposition of an additional tax under Section 409A, that Plan or Award Agreement provision or Award shall be reformed, to the extent permissible under Section 409A, to avoid the imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award. In no event may any Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan or any Award Agreement hereunder which constitutes a “deferral of compensation” within the meaning of Section 409A. With respect to any Award that constitutes a “deferral of compensation” within the meaning of Section 409A, references in the Plan or any Award Agreement to “termination of service,” “termination of employment” and “termination of the Participant’s Service” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A. For purposes of Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan or any Award Agreement granted pursuant hereto during the six-month period immediately following the Participant’s termination of Service (the “Deferred Amounts”) shall instead be paid on the first payroll date after the earlier of (i) the six-month anniversary of the Participant’s “separation from service” (as defined in Section 409A) or (ii) the Participant’s death (such date, the “Section 409A Payment Date”), with any portion of the Deferred Amounts that would otherwise be payable prior to the Section 409A Payment Date aggregated and paid in a lump sum without interest on the Section 409A Payment Date. Notwithstanding the foregoing, none of the Company, or any Parent or Subsidiary, the Committee or any of their respective executives, members, partners, directors, officers or affiliates shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and, by accepting an Award granted hereunder, the Participant acknowledges and agrees that none of the Company, the Committee or any of their respective affiliates will have any liability to the Participant for any such tax or penalty. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan and Award (including taxes and penalties under Section 409A.

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EXHIBIT E
Form of Employee Stock Purchase Plan

E-1

890 5TH AVENUE PARTNERS INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1.                   Purpose. 890 5th Avenue Partners, Inc. adopted the Plan effective as of the Effective Date. The purpose of this Plan is to provide eligible Employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company, to enhance such Employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.                   Establishment of Plan. The Company proposes to grant options to purchase Shares to eligible Employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan (other than the Non-Section 423 Component) to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed, although the Company makes no undertaking or representation to maintain such qualification. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, with regard to offers of options to purchase Shares under the Plan to Employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options under a Non-Section 423 Component that is not intended to meet Section 423 requirements, provided, to the extent necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.

Subject to Section 14, a total of [●] ([●]) Shares are reserved for issuance under this Plan. In addition, on each January 1 of each of 2022 through 2031, the aggregate number of Shares reserved for issuance under the Plan shall be increased automatically by the number of shares equal to one percent (1%) of the total number of shares of all classes of Company common stock issued and outstanding on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year. Subject to Section 14, and notwithstanding anything herein to the contrary, no more than [●] ([●]) Shares may be issued over the term of this Plan. The number of Shares initially reserved for issuance under this Plan and the maximum number of Shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14. Any or all such Shares may be granted under the Section 423 Component. The Shares may be newly issued Shares, treasury Shares or Shares acquired on the open market.

3.                   ADMINISTRATION. The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all eligible Employees and Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine whether Participating Corporations shall participate in the Section 423 Component or Non-Section 423 Component and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible Employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, and the provisions of the Plan will separately apply to each such separate offering even if the dates of the applicable Offering Periods of each such offering are identical. To the extent permitted by Section 423 of the Code, the terms of each separate offering under the Plan need not be identical, provided that the rights and privileges established with respect to a particular offering are applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted options under that particular offering. The Committee may establish rules to govern the terms of the Plan and the offering that will apply to Participants who transfer employment between the Company and Participating Corporations or between Participating Corporations, in accordance with requirements under Section 423 of the Code to the extent applicable.

4.                   ELIGIBILITY. Any Employee is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of Employees may be excluded from coverage under the Plan by the Committee (other than where such exclusion is prohibited by applicable law):

(a)             Employees who do not meet eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code);

(b)             Employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(c)             Employees who have been employed for less than two (2) years;

(d)             Employees who are customarily employed for twenty (20) or less hours per week;

(e)             Employees who are customarily employed for five (5) months or less in a calendar year;

(f)              (i) Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code), or (ii) any Employees who are “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;

(g)             Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such Employee’s participation is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code; and

(h)             individuals who provide services to the Company or any of its Participating Corporations who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(i)                 No Employee who, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan. Notwithstanding the foregoing, the rules of Section 424(d) of the Code shall apply in determining share ownership and the extent to which shares held under outstanding equity awards are to be treated as owned by the Employee.

5.                   OFFERING PERIODS.

(a)                Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period shall consist of one or more Purchase Periods during which Contributions made by Participants are accumulated and Plan options shall be exercised in accordance with the Plan.

6.                   PARTICIPATION IN THIS PLAN.

(a)                An eligible Employee, determined in accordance with Section 4, may participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.

(b)                An eligible Employee may elect to participate in this Plan and become a Participant by submitting an enrollment agreement prior to the commencement of the Offering Period (on such date as the Committee may determine) to which such agreement relates.

(c)                Once an eligible Employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period at the same contribution level unless the Participant changes the contribution level, withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period in accordance with the Plan. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan. A Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

7.                   GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of Shares determined, subject to Plan limitations, by a fraction, the numerator of which is the amount accumulated in such Participant’s Contribution account during such Purchase Period and the denominator of which is the applicable Purchase Price (rounded down to the nearest whole Share); provided, however, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of Shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of Shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8.                   PURCHASE PRICE. The Purchase Price per Share at which a Share will be sold in any Offering Period shall be eighty-five percent (85%) (or a higher percentage designated by the Committee) of the lesser of:

(a)                The Fair Market Value on the Offering Date; or

(b)                The Fair Market Value on the Purchase Date; provided, that the Purchase Price will in no event less be than the par value of a Share.

9.                   PAYMENT OF PURCHASE PRICE; CONTRIBUTION CHANGES; SHARE ISSUANCES.

(a)                The Purchase Price shall be accumulated by regular payroll deductions made during each Purchase Period, unless the Committee determines that contributions may be made in another form (including but not limited to with respect to categories of Participants outside the United States that Contributions may be made in another form due to local legal requirements). The Contributions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean base salary or regular hourly wages; however, the Committee shall have discretion to adopt a definition of Compensation from time to time of all cash compensation reported on the Participant's Form W-2 or corresponding local country tax return, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, pay during leaves of absence, and draws against commissions (or in foreign jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent deductions) shall be treated as if the Participant did not make such election. Contributions shall commence on the first payday following the beginning of any Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching Shares without the payment of any purchase price.

(b)                A Participant may decrease the rate of Contributions during an Offering Period, or if permitted by the Committee, a Purchase Period, by filing with the Company or a third party designated by the Company a new authorization for Contributions, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of Contributions may be made once during an Offering Period or more frequently under rules determined by the Committee. A Participant may increase or decrease the rate of Contributions for any subsequent Offering Period by filing with the Company or a third party designated by the Company a new authorization for Contributions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c)                A Participant may reduce his or her Contribution percentage to zero during an Offering Period by filing with the Company or a third party designated by the Company a request for cessation of Contributions. Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request and no further Contributions will be made for the duration of the Offering Period. Contributions credited to the Participant’s account prior to the effective date of the request shall be used to purchase Shares in accordance with Subsection (e) below. A reduction of the Contribution percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d)                All Contributions made for a Participant are credited to his or her book account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such Contributions. No interest accrues on the Contributions, except to the extent required due to local legal requirements. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions, except to the extent necessary to comply with local legal requirements outside the United States.

(e)                On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all Contributions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole Shares reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Common Stock shall be carried forward without interest into the next Purchase Period; however, the Committee may from time to time provide that such amounts shall be refunded without interest (except to the extent necessary to comply with local legal requirements outside the United States). In the event that this Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any Employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.

(f)                 As promptly as practicable after the Purchase Date, the Company shall issue Shares for the Participant’s benefit representing the Shares purchased upon exercise of his or her option.

(g)                During a Participant’s lifetime, his or her option to purchase Shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares have been issued.

(h)                To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company and the Participating Corporation employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of Shares by a Participant. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

10.                 LIMITATIONS ON SHARES TO BE PURCHASED.

(a)                Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:

(i)                 In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary).

(ii)               In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A)  $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary) in the current calendar year and in the immediately preceding calendar year.

For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her Contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible Employee), provided that when the Company automatically resumes such Contributions, the Company must apply the rate in effect immediately prior to such suspension.

(b)                In no event shall a Participant be permitted to purchase more than 2,500 Shares on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.

(c)                If the number of Shares to be purchased on a Purchase Date by all Participants exceeds the number of Shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of Shares to be purchased under a Participant’s option to each Participant affected.

(d)                Any Contributions accumulated in a Participant’s account which are not used to purchase Shares due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11.               WITHDRAWAL.

(a)                Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)                Upon withdrawal from this Plan, the accumulated Contributions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for Contributions in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c)                To the extent applicable, if the Fair Market Value on the Offering Date of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the Offering Date of any subsequent Offering Period, the Company will, if determined by the Committee, automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a Participant’s account prior to the Offering Date of such subsequent Offering Period will be applied to the purchase of Shares on the Purchase Date immediately prior to the Offering Date of such subsequent Offering Period, if any.

12.               TERMINATION OF EMPLOYMENT. If Participant’s employment terminates for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible Employee of the Company or of a Participating Corporation, the Participant will immediately cease participation in this Plan (except as required due to local legal requirements outside the United States). In such event, accumulated Contributions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13.               RETURN OF CONTRIBUTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated Contributions credited to such Participant’s account. No interest shall accrue on the Contributions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14.               CAPITAL CHANGES. If the number or class of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of Shares covered by each option under the Plan which has not yet been exercised, and the numerical limits of Section 2 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.

15.               NONASSIGNABILITY. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.               USE OF PARTICIPANT FUNDS AND REPORTS; STOCKHOLDER RIGHTS. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant Contributions (except to the extent required due to local legal requirements outside the United States). Until Shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under local law. Each Participant shall receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total Contributions accumulated, the number of Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be. Until the Shares are issued, a Participant will have no right to vote or receive dividends and no other stockholder rights will exist with respect to the Shares.

17.               NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.               NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Participating Corporation or restrict the right of the Company or any Participating Corporation to terminate such Employee’s employment.

19.               EQUAL RIGHTS AND PRIVILEGES. Notwithstanding anything herein to the contrary, all eligible Employees granted an option under the Section 423 Component of this Plan shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Code Section 423 or any successor provision, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Code Section 423 (unless such provision applies exclusively to options granted that are not intended to comply with Section 423 requirements). This Section 19 shall take precedence over all other provisions in this Plan.

20.               NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.               TERM; STOCKHOLDER APPROVAL. This Plan shall be approved by the stockholders of the Company, in a manner that complies with Treasury Regulation Section 1.423-2(c), within twelve (12) months before or after the date this Plan is adopted by the Board. Subject to the foregoing, the Plan will become effective on the Effective Date. No purchase of Shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such Shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than six (6) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such Shares and Participants in such Offering Period shall be refunded their Contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the Shares reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date.

22.               DESIGNATION OF BENEFICIARY.

(a)                If authorized by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

(b)                If authorized by the Company, such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. If no such beneficiary has been designated (to the knowledge of the Company), then, in the event of the death of a Participant the Company, in its discretion, may deliver such cash to the Participant’s estate or legal heirs, or if no such estate or legal heirs are known to the Company, then to the Participant’s spouse or, if no estate, legal heir, or spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.               CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless (i) the requirements of Section 9(h) have been satisfied and (ii) the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.

24.               APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.               AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. Unless otherwise required by applicable law, if the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Shares on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase Shares, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during an Offering Period or Purchase Period, as applicable, establish the exchange ratio applicable to amounts contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts contributed from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number, or change the type, of Shares that may be issued under this Plan; or (b) change the Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury Regulation Section 1.423-2(c)(4). In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of Compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period, including an Offering Period underway at the time of the Committee’s action, by setting a new Purchase Date; (iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and (v) reducing the maximum number of Shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26.               CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.

27.               CODE SECTION 409A; TAX QUALIFICATION.

(a)                Options granted under the Plan generally are exempt from the application of Section 409A of the Code and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be exempt from Section 409A. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Shares subject to an option be delivered within the short-term deferral period, and any ambiguities shall be construed and interpreted in accordance with that intent. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, none of the Company, or any Parent or Subsidiary, the Committee or any of their respective executives, members, partners, directors, officers or affiliates shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and, by becoming a Plan Participant, the Participant acknowledges and agrees that none of the Company, the Committee or any of their respective affiliates will have any liability to the Participant for any such tax or penalty.

(b)                Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

28.               DEFINITIONS.

“Affiliate” means any entity, other than a Subsidiary or Parent, (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

“Board” means the Board of Directors of the Company.

“Business Combination” means the business combination effected pursuant to the Business Combination Agreement.

“Business Combination Agreement” means the means the Agreement and Plan of Merger, by and among Buzzfeed, Inc., the Company and certain other parties thereto, as it may be amended from time to time.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto.

“Committee” shall mean the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” shall mean 890 5th Avenue Partners, Inc. or any successor corporation.

“Contributions” means payroll deductions taken from a Participant's Compensation and used to purchase Shares under the Plan and, to the extent payroll deductions are not permitted by applicable laws (as determined by the Committee in its sole discretion) contributions by other means, provided, however, that allowing such other contributions does not jeopardize the qualification of the Plan as an “employee stock purchase plan” under Code Section 423.

“Corporate Transaction” means

(a)             any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction;

(b)             the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)             the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

(d)             any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the capital stock of the Company) or

(e)             a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

“Effective Date” means the closing date of the Business Combination.

“Employee” means any person who renders services to the Company or a Parent or Subsidiary of the Company that is a Participating Corporation, or solely for purposes of the Non-Section 423 Component, an Affiliate of the Company that is a Participating Corporation, as an employee pursuant to an employment relationship with such employer. For purposes of the Plan with respect to any Section 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved the Company or a Participating Corporation that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). With respect to any Section 423 Component, where the period of leave exceeds three (3) months, and the individual’s right to reemployment is not provided by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period. The Committee shall have discretion to determine whether the employment relationship shall continue intact with respect to any leaves of absence with respect to any non-Section 423 Component, except as otherwise required by applicable laws.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(a)             if the Shares are publicly traded and are then listed or admitted to trading on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading (or, if no Shares were traded on such date, on the last preceding date on which there was a sale of a Share on the exchange);

(b)             if the Shares are publicly traded but are neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices for the Shares on the last preceding date on which there was a sale of a Share on the exchange; or

(c)             if none of the foregoing is applicable, by the Board or the Committee in good faith in a manner intended to satisfy the requirements of Code Section 409A or Code Section 422, if applicable.

“Non-Section 423 Component” means the part of the Plan which is not intended to meet the requirements set forth in Section 423 of the Code.

“Notice Period” means within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such Shares were purchased.

“Offering Date” means the first business day of each Offering Period.

“Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

“Parent” shall have the same meaning as “parent corporation” in Code Section 424(e).

“Participant” means an eligible Employee who meets the eligibility requirements set forth in Section 4 and who elects to participate in this Plan pursuant to Section 6(b).

“Participating Corporation” means any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan. For purposes of the Section 423 Component, only the Parent and Subsidiaries may be Participating Corporations, provided, however, that at any given time a Parent or Subsidiary that is a Participating Corporation under the Section 423 Component shall not be a Participating Corporation under the Non-Section 423 Component. The Committee may provide that any Participating Corporation shall only be eligible to participate in the Non-Section 423 Component.

“Plan” means this 890 5th Avenue Partners, Inc. 2021 Employee Stock Purchase Plan, as may be amended from time to time.

“Purchase Date” means the last business day of each Purchase Period.

“Purchase Period” means a period during which Contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

“Purchase Price” means the price at which Participants may purchase Shares under the Plan, as determined pursuant to Section 8.

“Section 423 Component” means the part of the Plan, which excludes the Non-Section 423 Component, pursuant to which options to purchase Shares under the Plan that satisfy the requirements for “employee stock purchase plans” set forth in Section 423 of the Code may be granted to eligible employees.

“Shares” means shares of the Class A common stock of the Company and the common stock of any successor entity and any stock or other securities into which such common stock may be converted or into which it may be exchanged.

“Subsidiary” shall have the same meaning as “subsidiary corporation” in Code Section 424(f).

EXHIBIT F
Form of Amended and Restated Registration Rights Agreement

F-1

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2021, is made and entered into by and among BuzzFeed, Inc. (f/k/a 890 5th Avenue Partners, Inc.), a Delaware corporation (the “Company”), 200 Park Avenue Partners, LLC, a Delaware limited liability company (the “Sponsor”), PA 2 Co-Investment LLC, a Delaware limited liability company (“Cowen Investments”), and Craig-Hallum Capital Group LLC and certain of its affiliates (“Craig-Hallum” and together with the Sponsor and Cowen Investments, the “Founders”) and the undersigned parties listed under Holder on the signature page hereto (including the outside directors of the Company, the “Outside Directors”; each such party, together with the Founders, members of the Founders and any Person deemed a “Holder” who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders,” and each as set forth on Exhibit A hereto).

RECITALS

WHEREAS, on January 11, 2021, the Company, the Founders and the other holders party thereto (each such party, together with the Sponsor, the “Existing Holders”) entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Founders and the Existing Holders certain registration rights with respect to certain securities of the Company held by the Existing Holders;

WHEREAS, the Founders and Outside Directors own an aggregate of 7,187,500 shares of the Company’s Class F common stock, par value $0.0001 per share (the “Founder Shares”) as of the date hereof;

WHEREAS, the Founder Shares are convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at any time at the option of the holder thereof or automatically at the time of the initial Business Combination (as defined below), in each case on a one-for-one basis, subject to adjustment, on the terms and conditions provided in the Company’s amended and restated certificate of incorporation, as may be amended from time to time;

WHEREAS, the Sponsor, Cowen Investments and Craig-Hallum purchased an aggregate of 775,000 units (the “Private Placement Units”), with each such unit consisting of one share of the Company’s Common Stock and one-third of one redeemable warrant (each whole warrant, “Private Placement Warrant”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering, each Private Placement Warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.50 per share;

WHEREAS, in order to fund working capital deficiencies or to finance the Company’s transaction costs in connection with an initial Business Combination, the Sponsor has loaned or agreed to loan to the Company funds as the Company may require, of which up to $1,500,000 of such loans may be convertible into units (“Working Capital Units”) at a price of $10.00 per unit;

WHEREAS, pursuant to Section 5.8 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Existing Holders of a majority in interest of the “Registrable Securities” (as such term was defined in the Existing Registration Rights Agreement) at the time in question;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of June 24, 2021 (the “Merger Agreement”), by and among the Company, Bolt Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), Bolt Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub II”), BuzzFeed, Inc, a Delaware corporation (“BuzzFeed”), Merger Sub I will merge with and into BuzzFeed on or about the date hereof, with BuzzFeed surviving the merger as a wholly owned subsidiary of the Company (the “Surviving Entity”) (the “Merger”), and immediately following the Closing, Merger Sub II will merge with and into the Surviving Entity, with Merger Sub II surviving such merger ;

WHEREAS, after the closing of the Merger, the Holders will own shares of Common Stock and warrants to purchase Common Stock at an exercise price of $11.50 per share, subject to adjustment; and

WHEREAS, the Company and the Existing Holders desire to amend and restate the Existing Registration Rights Agreement, in order to provide the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. Capitalized terms used but not otherwise defined in this Section 1.1 or elsewhere in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any specified Person, (a) such Person’s principal or any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person or such Person’s principal including without limitation any general partner, managing partner, managing member, officer or director of such Person or such Person’s principal, (b) any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person or such Person’s principal, or (c) an Affiliated Fund. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person.

“Affiliated Fund” means a fund, account or entity (including, without limitation, any mutual fund, pension fund, pooled investment vehicle) managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, or advised by the same investment advisor registered under the Investment Advisers Act of 1940, as amended.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall mean any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, involving the Company.

“BuzzFeed” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

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“Cowen Investments” shall have the meaning given in the Preamble.

“Craig-Hallum” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Effectiveness Deadline” shall have the meaning given in subsection 2.3.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Holder” shall have the meaning given in the Recitals hereto.

“Existing Holder Demand Registration” shall have the meaning given in subsection 2.1.1.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-1 Shelf” shall have the meaning given in subsection 2.3.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.3.1.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issuable upon conversion thereof.

“Founders” shall have the meaning given in the Preamble.

“Holders” shall have the meaning given in the Preamble.

“Insider Letter” shall mean that certain letter agreement, dated as of January 11, 2021, by and among the Company, the Founders, the Outside Directors and each of the Company’s officers and other directors.

“Investors” shall have the meaning given in the Recitals hereto.

“Lock-Up Period” shall mean, (i) with respect to the Founder Shares, the period ending on the earliest of (a) the one-year anniversary of the Closing Date, (b) the date that the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, and (c) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the Closing Date that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property and (ii) with respect to any Registrable Securities held by the Holders that are not Founder Shares, the period ending on the date that is 180 days following the Closing Date.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger” shall have the meaning given in the Recitals hereto.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Merger Sub I” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

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“New Holders” shall mean the Holders excluding any (a) Existing Holders and (b) Permitted Transferees of the Existing Holders.

“Note Subscription Agreements” means those certain subscription agreements, each dated June 24, 2021, entered into by and among the Company and the Persons identified therein as “Subscribers.”

“Outside Directors” shall have the meaning given in the Preamble.

“Permitted Transferees” shall mean an Affiliate of a Holder or a Person to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-Up Period under the Insider Letter and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Piggyback Registration Rights Holders” shall have the meaning given in subsection 2.2.1.

“Private Placement Units” shall have the meaning given in the Recitals hereto.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Common Stock issued or issuable upon the conversion of any Founder Shares, (b) the Private Placement Units (including the Private Placement Warrants and Common Stock included therein and any shares of the Common Stock issued or issuable upon the exercise of any Private Placement Warrant), (c) any outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (d) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder (including the Working Capital Units, which include any shares of Common Stock included in such Working Capital Units, any warrants included in such Working Capital Units and any shares of Common Stock issued or issuable upon the exercise of the warrants included in such Working Capital Units), (e) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization and (f) any shares of Common Stock released pursuant to the terms of that certain Escrow Agreement by and among PNC Bank N.A., NBCUniversal Media, LLC and Jonah Peretti dated as of [●], 2021; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates or book entry for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

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“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, excluding Selling Expenses, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel (the “Selling Holder Counsel”) selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration or the Holder initiating an Underwritten Shelf Takedown.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 3.2.

“Shelf” shall have the meaning given in Section 2.3.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.3.3.

“Shelf Threshold” shall have the meaning given in subsection 2.3.3.

“Sponsor” shall have the meaning given in the Preamble.

“Working Capital Units” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

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“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.3.

ARTICLE II
REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, and provided the Company does not have an effective Registration Statement pursuant to Section 2.3 outstanding covering the Registrable Securities, (a) the Existing Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Existing Holders, (b) the New Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the New Holders or (c) any Holder meeting the Shelf Threshold (as defined below) (the “Demanding Holders”), in each case may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within twenty (20) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) business days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall file, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, a Form S-3 Shelf or, if Form S-3 is not then available to the Company, a Form S-1 Shelf covering all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration and shall use reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable after filing. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.1.1 with respect to any or all of the Registrable Securities; provided, however, that (i) this limitation shall not apply to any Demand Registration initiated by Cowen Investments and Craig-Hallum, which shall be governed by Section 3.6; (ii) that in no event shall the Existing Holders be entitled to fewer than one (1) Demand Registration (such registration an “Existing Holder Demand Registration”); (iii) a Registration shall not be counted for such purposes unless a Form S-1 Shelf or any similar long-form registration statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Shelf Registration have been sold, in accordance with Section 3.1 of this Agreement; and (iv) an Underwritten Shelf Takedown shall not count as a Demand Registration.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

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2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if the Demanding Holders meeting the Shelf Threshold so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company, subject only to the reasonable approval of the Demanding Holders initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration, including pursuant to an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (A) if the Underwritten Offering is pursuant to an Existing Holder Demand Registration, then (i) first, the Registrable Securities that the Existing Holders have requested be included in such Underwritten Registration that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause, the Registrable Securities of the Requesting Holders exercising their rights to register their Registrable Securities pursuant to Section 2.1 hereof (pro rata based on the respective number of Registrable Securities that each Requesting Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Requesting Holders together have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities; and (B) in all other instances (i) first, Pro Rata among the Demanding Holders and Requesting Holders exercising their rights to register their Registrable Securities pursuant to Section 2.1 hereof based on the number of Registrable Securities that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. Cowen Investments and Craig-Hallum (in the case of a Registration under subsection 2.1.1 demanded by Cowen Investments and Craig-Hallum), a majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least five (5) business days prior to the time of pricing of the applicable offering). Notwithstanding anything to the contrary in this Agreement, (i) the Company may effect any Underwritten Registration pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering and (ii) the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5; provided that if the Company pays such expenses related to a Demand Registration initiated by Cowen Investments and Craig-Hallum, such registration shall count as a Demand Registration for purposes of Section 3.6.

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2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a rights offering or an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than four (4) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) business days after receipt of such written notice (such Registration a “Piggyback Registration”, and each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Piggyback Registration, the “Piggyback Registration Rights Holders”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Piggyback Registration Rights Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Piggyback Registration Rights Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The notice periods set forth in this subsection 2.2.1 shall not apply to an Underwritten Shelf Takedown conducted in accordance with subsection 2.3.3. The Company shall have the right to terminate or withdraw any Registration Statement initiated by it under this subsection 2.2.1 before the effective date of such Registration, whether or not any Piggyback Registration Rights Holder has elected to include Registrable Securities in such Registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 3.6.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Piggyback Registration Rights Holders participating in the Piggyback Registration in writing that the dollar amount or number of Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Piggyback Registration Rights Holders hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggyback Registration Rights Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

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(b) If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggyback Registration Rights Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Piggyback Registration Rights Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least five (5) business days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.2.5 Joinder of Piggyback Registration Rights Holders. If so indicated on its signature page hereto, a Holder may be designated solely as a Piggyback Registration Rights Holder hereunder, in which case such Piggyback Registration Rights Holder agrees that it shall be fully bound by, and subject to, all of the applicable terms, conditions, representations and warranties and other provisions of this Registration Rights Agreement as a “Piggyback Registration Rights Holder” under this Section 2.2, with all attendant rights, benefits, duties, restrictions and obligations thereunder, and shall be fully bound by, and subject to, all of the applicable terms, conditions, representations and warranties and other provisions of this Registration Rights Agreement as a “Holder” for purposes of Article III, Article IV and Article V hereto, with all attendant rights, benefits, duties, restrictions and obligations thereunder. For the avoidance of doubt, any Piggyback Registration Rights Holder designated solely as such shall not be a “Holder” for any other purpose hereunder.

2.3 Shelf Registrations.

2.3.1 Initial Registration. The Company shall, as promptly as reasonably practicable, but in no event later than sixty (60) calendar days after the consummation of the transactions contemplated by the Merger Agreement, use its reasonable best efforts to file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders (and certain other outstanding equity securities of the Company) from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.3.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable after the initial filing thereof, but in no event later than one hundred and twenty (120) business days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred and eighty (180) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall be a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) or, if Form S-3 is not then available to the Company, on Form S-1 (a “Form S-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.3.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested prior to effectiveness by, the Holders, including the registration of the distribution to its shareholders, partners, members or other affiliates. The Company agrees to provide in a Registration Statement (and in any prospectus or prospectus supplement forming a part of such Registration Statement) that all assignees, successors or transferees under this Agreement shall, by virtue of such assignment, be deemed to be selling stockholders under the Registration Statement (or any such prospectus or prospectus supplement) with respect to such Registrable Securities. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this subsection 2.3.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. When effective, a Registration Statement filed pursuant to this subsection 2.3.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

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2.3.2 Form S-3 Shelf. If the Company files a Form S-3 Shelf and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its reasonable best efforts to file a Form S-1 Shelf as promptly as reasonably practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as reasonably practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.3.3 Shelf Takedown. At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.3.1 or 2.3.2, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement (a “Underwritten Shelf Takedown”), provided, that such Holder(s) (a) reasonably expect aggregate gross proceeds in excess of $35,000,000 from such Underwritten Shelf Takedown or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Underwritten Shelf Takedown but in no event less than $10,000,000 in aggregate gross proceeds (the “Shelf Threshold”). All requests for an Underwritten Shelf Takedown shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within five (5) business days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to reductions consistent with the Pro Rata calculations in subsection 2.2.4, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the initiating Holders and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Underwritten Shelf Takedown contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling stockholders as are customary in underwritten offerings of securities.

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2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board or Executive Chairman stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any 12-month period. Notwithstanding anything to the contrary contained in this Agreement, no Registration shall be effected or permitted and no Registration Statement shall become effective, with respect to any Registrable Securities held by any Holder, until after the expiration of the applicable Lock-Up Period.

2.5 Required Holder Information. At least ten (10) business days prior to the first anticipated filing date of a Registration Statement pursuant to this Article II, the Company shall use reasonable best efforts to notify each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the fifth business day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.

ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for a period of up to ninety (90) days or, if earlier, until all Registrable Securities covered by such Registration Statement have been sold; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an Underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such ninety (90) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

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3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least two (2) business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (other than by way of a document incorporated by reference) furnish a copy thereof to each seller of such Registrable Securities or its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

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3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriters, the placement agent or sales agent, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriters, placement agent or sales agent may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to such Underwriters, placement agent or sales agent;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $35,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company; provided, however, that (a) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Demanding Holders (in which case the Demanding Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), and (b) if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company not known (and not reasonably available upon request from the Company or otherwise) to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses. It is acknowledged by the Holders that the Holders shall bear all Selling Expenses, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of Selling Holder Counsel.

3.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days in any 12-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentences, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

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3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any customary legal opinions, to the extent such exemption is available to Holders at such time. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Limitations on Registration Rights. Notwithstanding anything herein to the contrary, (i) Cowen Investments and Craig-Hallum may not exercise their rights under Sections 2.1 and 2.2 hereunder after five (5) and seven (7) years, respectively, from the effective date of the Company’s registration statement on Form S-1, and (ii) Cowen Investments and Craig-Hallum may not exercise their rights under Section 2.1 more than one (1) time.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company agrees to indemnify, to the extent permitted by law, each such Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder. Notwithstanding the foregoing, the indemnity agreement contained in this Subsection 4.1.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) and any other Holders of Registrable Securities participating in the Registration, against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

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4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party’s ability to defend such action) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability except in the case of fraud or willful misconduct by such Holder. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by Pro Rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

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ARTICLE V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: BuzzFeed, Inc, Attention: Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041 Attn: Dawn Belt, email: dbelt@fenwick.com, if to the Sponsor, to: 14 Elm Place, Suite 206, Rye, New York 10580, Attention: Adam Rothstein, with copy to: BraunHagey & Borden LLP, 351 California Street, 10th Floor, San Francisco, CA 94104, Attention: Daniel J. Harris, Esq. and Jason R. Sanderson, Esq., email: harris@braunhagey.com and sanderson@braunhagey.com, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective ten (10) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries; Additional Holders.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of the applicable Lock-Up Period no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement and other applicable agreements.

5.2.3 Following the expiration of the applicable Lock-Up Period a Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to any transferee of Registrable Securities that (a) is a Permitted Transferee or (b) after such transfer, holds at least 10% of the outstanding shares of the Company.

5.2.4 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.5 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.6 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.2.7 Any holder of Working Capital Units that is not a Holder hereunder shall become party to this Agreement as a “Holder” by written agreement of the holder, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

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5.4 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. This Agreement will amend and restate the Existing Registration Rights Agreement to read as set forth herein, when it has been duly executed by parties having the right to so amend and restate the Existing Registration Rights Agreement.

5.6 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION, AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.7 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Sponsor in the negotiation, administration, performance or enforcement hereof.

5.8 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected; provided, further, that no consent of any Piggyback Registration Rights Holder shall be required with respect to any such waiver, amendment or modification, except with respect to any waiver, amendment or modification that adversely affects such Piggyback Registration Rights Holder, solely in its capacity as a holder of Registrable Securities, in a manner that is materially different from the other Holders (in such capacity). No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Notwithstanding the foregoing, additional Holders may become party to this Agreement in accordance with Section 5.2 without the consent of the other parties hereto. Hereto. Any amendment, termination, or waiver effected in accordance with this Section 5.8 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver.

5.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.10 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

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5.11 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.12 Other Registration Rights. The Company represents and warrants that, no Person, other than (i) a Holder of Registrable Securities and (ii) a holder of securities of the Company that are registrable pursuant to the Note Subscription Agreements, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, the Company represents and warrants that, except with respect to the Note Subscription Agreements, (1) this Agreement supersedes the Existing Registration Rights Agreement and any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail and (2) the registration rights provisions in the Eighth Amended and Restated Investors’ Rights Agreement, dated June 24, 2021, between BuzzFeed and certain of its stockholders have been terminated. Notwithstanding the foregoing, the Company and the Holders hereby acknowledge that the Company has granted resale registration rights to certain holders of Company securities in the Note Subscription Agreements, and that nothing herein shall restrict the ability of the Company to fulfill its resale registration obligations under the Note Subscription Agreements.

5.13 Term. This Agreement shall terminate upon the earlier of (i) the sixth anniversary of the date of this Agreement, (ii) the date as of which no Registrable Securities remain outstanding, and (iii) as to any Holder, such earlier time after the Initial Offering at which such Holder can sell all shares held by it in any three (3)-month period without registration in compliance with Rule 144 under the Securities Act. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.14 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

BUZZFEED, Inc.

By:
Name:	Jonah Peretti
Title:	Chief Executive Officer

HOLDERS:

200 Park Avenue Partners, LLC

By:
Name:	Adam Rothstein
Title:	Manager

PA 2 CO-Investment llc

By:
Name:
Title:

Craig-Hallum Capital Group LLC

By:
Name:
Title:

John Lipman

Linda Yaccarino

Scott Flanders

David Bank

Kelli Turner

Jon Jashni, Trustee of The Jashni Family Trust dated 11/19/09

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDER:

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

EXHIBIT A

HOLDERS

200 Park Avenue Partners, LLC

PA 2 Co-Investment LLC

Craig-Hallum Capital Group LLC

Linda Yaccarino

Scott Flanders

David Bank

Kelli Turner

Jon Jashni, Trustee of The Jashni Family Trust dated 11/19/09

EXHIBIT G
Form of Sponsor Support Agreement

G-1

June 24, 2021

890 5th Avenue Partners, Inc.

14 Elm Place, Suite 206

Rye, NY 10580

BuzzFeed, Inc.

200 5th Avenue, 8th Floor

New York, NY 10010

Attention: Chief Executive Officer; Chief Legal Officer

Email: #####@########.###; ######.######@########.###

Re:	Sponsor Support Agreement

Ladies and Gentlemen:

This letter agreement (this “Sponsor Support Agreement”) is being delivered to 890 5th Avenue Partners, Inc., a Delaware corporation (“Parent”), and BuzzFeed, Inc., a Delaware corporation (the “Company”), by 200 Park Avenue Partners, LLC, a Delaware limited liability company (the “Sponsor”), in accordance with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, the Company and the other parties thereto (the “Merger Agreement”) and the transactions contemplated pursuant or relating thereto (the “Business Combination”). Each of the undersigned individuals is a member of Parent’s board of directors (the “Parent Board”) or management team (each, an “Insider” and collectively, the “Insiders”). Certain capitalized terms used herein are defined in Section 9 hereof. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Merger Agreement. The Company, the Sponsor, each Insider and Parent shall individually be referred to herein as a “Party” and, collectively, the “Parties.”

Unless the context of this Sponsor Support Agreement otherwise requires, (i) the words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Sponsor Support Agreement as a whole and not to any particular section or subsection of this Sponsor Support Agreement, (ii) reference to a particular section of this Sponsor Support Agreement will include all subsections thereof, (iii) the definitions of the terms used herein shall apply equally to the singular and plural forms of the terms defined, (iv) whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (v) when a reference is made in this Sponsor Support Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Sponsor Support Agreement unless otherwise specified, (vi) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (vii) the word “or” shall be disjunctive but not exclusive.

In order to induce the Company and Parent to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and each Insider hereby agrees with Parent and, at all times prior to any valid termination of the Merger Agreement, the Company as follows:

1)	The Sponsor and each Insider irrevocably agrees, severally and not jointly, that, at any meeting of the shareholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, it, he or she shall:

a)	vote all Parent Shares owned by it, him or her (all such shares, the “Covered Shares”) in favor of the Business Combination and each other proposal related to the Business Combination included on the agenda for the special meeting of stockholders relating to the Business Combination, including the Parent Stockholder Matters;

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b)	when such meeting of stockholders is held, appear at such meeting or otherwise cause such Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

c)	vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Covered Shares against any Parent Business Combination or any proposal with respect to any action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Mergers or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent, Merger Sub I or Merger Sub II under the Merger Agreement or the Subscription Agreements or any other documentation related thereto or result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled, result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor or the Insiders contained in this Sponsor Support Agreement or change in any manner the dividend policy or capitalization of, including the voting rights of, any class of equity securities or result in a change in the business, management or Board of Directors of Parent;

d)	not redeem, or seek to redeem, any Covered Shares owned by it, him or her in connection with such stockholder approval or otherwise; and

e)	take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Legal Requirements to consummate the Merger and the other transactions contemplated by the Merger Agreement and on the terms and subject to the conditions set forth therein.

Sponsor and each Insider hereby agrees to be bound by and subject to Sections 6.4(a) and (b) (Confidentiality) and Section 6.10 (No Solicitation) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, in each case, mutatis mutandis, as if Sponsor or such Insider were directly a party thereto.

Sponsor and each Insider hereby consents to the conversion of its shares of Parent Class F Stock into shares of Parent Class A Stock on a one-for-one basis after giving effect to the automatic conversion on the closing of the initial Business Combination (as defined in the Parent Charter) of Parent Class F Stock to Parent Class A Stock under the Parent Charter, as contemplated by the Merger Agreement.

The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Parent Board or the Parent Board has changed, withdrawn, withheld, amended, qualified or modified, or (privately or publicly) proposed to change, withdraw, withhold, amend, qualify or modify the Parent Recommendation; provided that nothing herein shall amend, limit or otherwise modify any obligation contained in the Merger Agreement (including Section 6.10 thereof). For the avoidance of doubt, nothing contained herein requires the Sponsor or any Insider to convert, exercise or change any options, warrants or convertible securities under any Parent Working Capital Loans (as defined in the Merger Agreement) in order to obtain any underlying Parent Shares.

2)	The Sponsor and each Insider hereby agrees and acknowledges that Parent and the Company, would be irreparably damaged in the event that any of the provisions of this Sponsor Support Agreement were not performed in accordance with their specific terms or were otherwise breached by the Sponsor or such Insider and that money damages would not be an adequate remedy. It is accordingly agreed that each non-breaching Party shall be entitled to enforce specifically the terms and provisions of this Sponsor Support Agreement in any court of the United States or any state having jurisdiction and obtain immediate injunctive relief to prevent breaches of this Sponsor Support Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. The Sponsor and each Insider hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Sponsor or such Insider. The Sponsor and each Insider hereby further acknowledges that the existence of any other remedy contemplated by this Sponsor Support Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. The Sponsor and each Insider hereby further agrees that in the event of any action by any other Party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

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3)	Transfers

a)	While this Sponsor Support Agreement is in force, no Sponsor or Insider, as applicable, shall Transfer any Parent Units, Parent Shares, Private Placement Warrants (or Parent Shares issued or issuable upon the exercise of Private Placement Warrants), Parent Working Capital Loans (or Parent Units issued or issuable upon the conversion of such Parent Working Capital Loans) or other equity securities (or interests convertible into equity securities) of Parent.

b)	Notwithstanding the provisions set forth in Section 3(a), Transfers of the Parent Units, Parent Shares, Private Placement Warrants (or Parent Shares issued or issuable upon the exercise of Private Placement Warrants), Parent Working Capital Loans (or Parent Units issued or issuable upon the conversion of such Parent Working Capital Loans) or other equity securities (or interests convertible into equity securities) of Parent and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this Section 3(b)), are permitted (i) to Parent’s officers or directors, any immediate family member of any of Parent’s officers or directors or any affiliate of the Sponsor or to any member(s) of the Sponsor or any of their Affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual or (iv) with respect to Parent Shares held by the Sponsor, to one of the Company’s advisors; provided, however, that in the case of clauses (i) through (iv), these permitted transferees must, before any such Transfer is effected, enter into a written agreement with Parent and the Company agreeing to be bound by this Sponsor Support Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

4)	Sponsor and each Insider hereby agrees that, while this Sponsor Support Agreement is in force, Sponsor and each Insider shall not enter into, amend, supplement or otherwise modify any Contract between or among Sponsor or such Insider, anyone related by blood, marriage or adoption to Sponsor or such Insider or any Affiliate of such Person (other than Parent and its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand.

5)	Solely in connection with and only for the purpose of the Merger and other Transactions, Sponsor and each Insider hereby irrevocably and unconditionally waives and agrees not to assert, claim or perfect any rights to adjustment or other anti-dilution protection with respect to the rate that the Parent Shares held by him, her or it converts into Parent Class A Stock pursuant to Section 4.3 of the Parent Charter or any other anti-dilution protections or other adjustment or similar protection that arise in connection with the issuance of equity securities of Parent.

6)	The Sponsor and each Insider hereby represents and covenants, severally and not jointly, that the Sponsor and such Insider has not entered into, and, while this Sponsor Support Agreement is in force, shall not enter into, any Contract that could restrict, limit or interfere with the performance of Sponsor’s or such Insider’s obligations hereunder.

7)	No Insider makes any agreement or understanding in this Sponsor Support Agreement in his or her capacity as a director or officer of Parent (if such Insider holds such office). Nothing in this Sponsor Support Agreement shall affect or otherwise modify the rights and obligations of any Insider in his or her capacity as a director or officer of Parent.

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8)	The Sponsor and certain Insiders are currently, and as of the Closing will be, the owners (beneficially or of record) of all of the outstanding shares of Parent Class F Stock (and the shares of Parent Class A Stock issuable upon conversion of such shares at the Closing), the Private Placement Warrants (or shares of Parent Class A Stock issued or issuable upon the exercise of such Private Placement Warrants) and Parent Working Capital Loans (or Parent Units issued or issuable upon the conversion of such Parent Working Capital Loans). The Sponsor and Insiders’ ownership of equity securities of Parent as of the date hereof is set forth on Schedule A hereto. As of the date of this Sponsor Support Agreement neither Sponsor nor any Insider nor any of their respective Affiliates (i) owns, beneficially or of record, any equity securities of Parent except as set forth on Schedule A or (ii) has made any loans, or otherwise provided any funding, to Parent except as set forth on Schedule A.

9)	As used herein, (a) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act; and (b) “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or interest in, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

10)	This Sponsor Support Agreement and the other agreements referenced herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written or oral, among the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, with respect to the Sponsor and each Insider. This Sponsor Support Agreement may not be changed, amended, modified or waived, except by a written instrument executed by Parent and the other Parties affected by such change, amendment, modification or waiver, it being acknowledged and agreed that the Company’s execution of such an instrument will not be required after any valid termination of the Merger Agreement.

11)	No Party may assign, directly or indirectly, including by operation of law, either this Sponsor Support Agreement or any of its rights, interests or obligations hereunder, other than in conjunction with transfers expressly permitted by Section 3 (and subject to the terms thereof), without the prior written approval of Parent and the Company. Any purported assignment in violation of this Section 11 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. Subject to the first sentence of this Section 11, this Sponsor Support Agreement shall be binding on and inure to the benefit of the Sponsor, each Insider, Parent and the Company and their respective successors, heirs and permitted assigns and transferees.

12)	This Sponsor Support Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Sponsor Support Agreement or the transactions contemplated hereby may only be brought against, the Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. All covenants, conditions, stipulations, promises and agreements contained in this Sponsor Support Agreement shall be for the sole and exclusive benefit of the Parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees and are not intended to confer upon any other Person other than the Parties any rights or remedies.

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13)	This Sponsor Support Agreement may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

14)	In the event that any term, provision, covenant or restriction of this Sponsor Support Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Applicable Legal Requirement: (a) such provision will be fully severable; (b) this Sponsor Support Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Sponsor Support Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Sponsor Support Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

15)	This Sponsor Support Agreement, and any action, suit, dispute, controversy or claim arising out of this Sponsor Support Agreement, or the validity, interpretation, breach or termination of this Sponsor Support Agreement, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof. Any proceeding based upon or arising out of or related to this Sponsor Support Agreement and the consummation of the Business Combination must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware). Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of such courts, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party hereby waives, and agrees that he, she or it shall not assert, as a defense in any legal dispute that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, in accordance with Section 16. Notwithstanding the foregoing in this Section 15, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE ARISING OUT OF OR RELATING TO THIS SPONSOR SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR SUPPORT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 15.

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16)	Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.1 of the Merger Agreement to the applicable Party at its principal place of business.

17)	This Sponsor Support Agreement shall terminate upon the earlier to occur of (i) the consummation of the Closing, (ii) the valid termination of the Merger Agreement in accordance with its terms, or (iii) the date agreed to by mutual written agreement of each of the Parties hereto as the Expiration Date under the terms of this Sponsor Support Agreement (any such date under clauses (i) through (iii) being referred to herein as the “Expiration Date”). In the event of a valid termination of the Merger Agreement in accordance with its terms, this Sponsor Support Agreement shall automatically terminate and be of no further force and effect. No such termination shall relieve the Sponsor, each Insider, Parent or the Company from any liability resulting from a breach of this Sponsor Support Agreement occurring prior to such termination.

18)	The Sponsor and each Insider hereby represents and warrants (severally and not jointly as to itself, himself or herself only) to Parent and the Company as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and such Party has all necessary power and authority to execute, deliver and perform this Sponsor Support Agreement and consummate the transactions contemplated hereby; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Sponsor Support Agreement and to perform his or her obligations hereunder; (iii) this Sponsor Support Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other Parties to this Sponsor Support Agreement, this Sponsor Support Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies); (iv) the execution and delivery of this Sponsor Support Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s shares of Parent Class F Stock, Private Placement Warrants or Parent Working Capital Loans, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of his, her or its obligations under this Sponsor Support Agreement; (v) there are no actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Support Agreement; (vi) except for any applicable fees described in the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission in connection with the Merger Agreement or this Sponsor Support Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which Parent, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) such Person has had the opportunity to read the Merger Agreement and this Sponsor Support Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (ix) such Person has good title to all Parent Shares, Parent Warrants and Parent Working Capital Loans identified on Schedule A, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Parent Shares, Parent Warrants or Parent Working Capital Loans (other than transfer restrictions under the Securities Act)) affecting any such Parent Shares, Parent Warrants or Parent Working Capital Loans, other than pursuant to (A) this Sponsor Support Agreement, (B) the Parent Charter, (C) the Merger Agreement, or (D) the Registration Rights Agreement, dated as of January 11, 2021, by and among Parent, Sponsor and certain securityholders; and (x) the Parent Shares, Parent Warrants and Parent Working Capital Loans identified on Schedule A are the only Parent Shares, Parent Warrants and Parent Working Capital Loans or equity securities of Parent owned of record or Beneficially Owned by the Sponsor and the Insiders as of the date hereof, and none of such Parent Shares, Parent Warrants or Parent Working Capital Loans is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Parent Shares or Parent Warrants, except as provided in this Sponsor Support Agreement.

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19)	If, and as often as, (a) there are any changes in Parent, Parent Shares or Parent Warrants, or any other equity securities of Parent by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other similar means that result in Sponsor acquiring new Parent Shares, Parent Warrants or any other equity securities of Parent, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Parent Shares or Parent Warrants or other equity securities of Parent after the date of this Sponsor Support Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any Parent Shares or other equity securities of Parent after the date of this Sponsor Support Agreement (such Parent Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then, in each case, such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Sponsor Support Agreement to the same extent as if they constituted Parent Shares or Parent Warrants owned by Sponsor as of the date hereof. Nothing in this Section 19 shall limit, restrict or modify any liability or other obligation of Parent under the Merger Agreement.

20)	Each of the Parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another Party hereto.

[signature page follows]

Sincerely,

200 PARK AVENUE PARTNERS, LLC

By:  ____________________________
Name: Adam Rothstein
Title: Manager

INSIDERS

____________________________
Adam Rothstein

____________________________
Emiliano Calemzuk

____________________________
Linda Yaccarino

____________________________
Kelli Turner

____________________________
David Bank

____________________________
Scott Flanders

____________________________
Jon Jashni, Trustee of The Jashni Family Trust dated 11/19/09

____________________________
Michael Del Nin

Acknowledged and Agreed:

890 5TH AVENUE PARTNERS, INC.

By:
Name: Adam Rothstein
Title: Executive Chairman

Acknowledged and Agreed:

BUZZFEED, INC.

By:
Name: Jonah Peretti
Title: Chief Executive Officer

Schedule A

Sponsor Ownership of Parent Securities and Parent Working Capital Loans

Sponsor	Parent Shares	Parent Warrants	Amount of Parent Working Capital Loans
200 Park Avenue Partners, LLC	6,195,040 shares of Class F Common Stock 657,500 shares of Class A Common Stock (underlying Private Placement Units)	219,166 and 2/3 Warrants (underlying Private Placement Units)	$0

Insider Ownership of Parent Securities and Parent Working Capital Loans

Insider	Parent Shares	Parent Warrants	Amount of Parent Working Capital Loans
Adam Rothstein	*	*	$0
Emiliano Calemzuk	0	0	$0
Linda Yaccarino	20,000 shares of Class F Common Stock	0	$0
Kelli Turner	25,000 shares of Class F Common Stock	0	$0
David Bank	20,000 shares of Class F Common Stock	0	$0
Scott Flanders	20,000 shares of Class F Common Stock		$0
Jon Jashni, Trustee of The Jashni Family Trust dated 11/19/09	20,000 shares of Class F Common Stock		$0
Michael Del Nin	0	0	$0

*6,852,540 shares of Common Stock.  Represents 657,500 shares underlying Private Placement Units (each Private Placement Unit also contains 1/3 of a warrant) and 6,195,040 shares of Class F Common Stock held of record by the Sponsor. The Sponsor is controlled by Mr. Rothstein, as manager, and therefore Mr. Rothstein has voting and dispositive power over such shares and the shares of Class F Common Stock held by the Sponsor and may be deemed to beneficially own such shares of Class F Common Stock. In addition, certain of the other Insiders are members of our Sponsor.